SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NAVIDEA BIOPHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:
Not applicable

(2)	Aggregate number of securities to which transaction applies:
Not applicable

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
Not applicable

(3)	Proposed maximum aggregate value of transaction:
$100,100,000

(4)	Total fee paid:
$11,601.59

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SPECIAL MEETING OF STOCKHOLDERS

January _____, 2017

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of Navidea Biopharmaceuticals, Inc., which will be held at 9:00 a.m., Eastern Standard Time, on February ___, 2017, at the Hilton Garden Inn, 70 Challenger Road, Ridgefield Park, NJ 07660, 201-641-2024. The matters on the meeting agenda are described in the Notice of Special Meeting of Stockholders and proxy statement which accompany this letter.

We hope you will be able to attend the meeting, but regardless of your plans, we ask that you please complete, sign, and date the enclosed proxy card and return it in the envelope provided, or follow the instructions on the proxy card to vote online or by telephone, so that your shares will be represented at the meeting.

Very truly yours,

/s/ Michael M. Goldberg, M.D.

Michael M. Goldberg, M.D.
President and Chief Executive Officer

NAVIDEA BIOPHARMACEUTICALS, INC.

5600 Blazer Parkway, Suite 200

Dublin, Ohio 43017

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of

NAVIDEA BIOPHARMACEUTICALS, INC.:

A Special Meeting of the Stockholders of Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company” or “Navidea”), will be held at the Hilton Garden Inn, 70 Challenger Road, Ridgefield Park, NJ 07660, 201-641-2024, on February ____, 2017, at 9:00 a.m., Eastern Standard Time, for the following purposes:

1.	To authorize the sale (the “Asset Sale”) by Navidea of its assets used in connection with Navidea’s Lymphoseek® business in North America, as defined in and pursuant to the Asset Purchase Agreement, dated as of November 23, 2016, by and between Navidea and Cardinal Health 414, LLC, as more fully described in the enclosed proxy statement;

2.	To adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Asset Sale if there are insufficient votes to approve the Asset Sale; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on January 23, 2017, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder at the Special Meeting and for a period of 10 days before the Special Meeting at the executive offices of the Company.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on February ____, 2017: The proxy statement is available at www.proxyvote.com.

Whether or not you plan to attend the Special Meeting, please complete, sign, and date the enclosed proxy card and return it in the envelope provided, or follow the instructions on the proxy card to take advantage of the opportunity to vote your proxy online or by telephone.

By Order of the Board of Directors

/s/ Michael M. Goldberg, M.D.

Michael M. Goldberg, M.D.
President and Chief Executive Officer

Dublin, Ohio

January _____, 2017

PROXY STATEMENT FOR

SPECIAL MEETING OF STOCKHOLDERS

Appendices

Appendix A – Asset Purchase Agreement	A-1
Appendix B – Report of the Independent Auditors	B-1

NAVIDEA BIOPHARMACEUTICALS, INC.

5600 Blazer Parkway, Suite 200

Dublin, Ohio 43017

SPECIAL MEETING OF STOCKHOLDERS

FEBRUARY _____, 2017

PROXY STATEMENT

Dated January _____, 2017

INTRODUCTION

This proxy statement is being furnished to the holders of common stock, $0.001 par value per share (“Common Stock”), of Navidea Biopharmaceuticals, Inc., a Delaware corporation, in connection with the solicitation of proxies for use at a Special Meeting of Stockholders to be held at 9:00 a.m., Eastern Standard Time, on February ______, 2017, at the Hilton Garden Inn, 70 Challenger Road, Ridgefield Park, NJ 07660, 201-641-2024, and at any adjournment of that meeting. This proxy statement is first being mailed to stockholders on or about January __, 2017.

In this proxy statement the terms “Navidea,” “Company,” “we,” “our,” “ours,” and “us” refer to Navidea Biopharmaceuticals, Inc. and its subsidiaries. The term “Asset Purchase Agreement” refers to the Asset Purchase Agreement, dated as of November 23, 2016, by and between the Company and Cardinal Health 414, LLC, as it may be amended, restated, modified or superseded from time to time in accordance with its terms. The terms “Lymphoseek” and the “Product” refer to the Company’s radioactive diagnostic agent marketed under the Lymphoseek® trademark for current approved indications by the FDA and similar indications approved by the FDA in the future. The Company develops, manufactures and commercializes a product used for (1) lymphatic mapping, (2) lymph node biopsy, and (3) the diagnosis of metastatic spread to lymph nodes for the staging of cancer (the “Business”), including the Product. The term “Asset Sale” refers to the proposed sale of the assets of the Company used, held for use or intended to be used in connection with the operation of the Business in Canada, Mexico and the United States (including their respective territories and possessions) (the “Territory”), as contemplated by the Asset Purchase Agreement. The term “Cardinal Health 414” refers to Cardinal Health 414, LLC, a wholly-owned subsidiary of Cardinal Health, Inc. (“Cardinal Health”), an Ohio corporation with common stock listed on the New York Stock Exchange under the symbol “CAH.” Each of Navidea and Cardinal Health 414 are sometimes referred to in this proxy statement as a party, or collectively as the parties.

SUMMARY

This summary highlights selected information contained in this proxy statement and does not contain all of the information that may be important to you. We urge you to read carefully this proxy statement in its entirety, as well as the appendices. For your convenience, we have included cross references to direct you to a more complete description of the topics described in this summary. Additional, important information is also contained in the documents incorporated by reference into this proxy statement; see the section entitled “Where You Can Find More Information; Incorporation by Reference.”

The Asset Sale (page 19)

•	On November 23, 2016, the members of our Board of Directors adopted and unanimously approved the Asset Sale pursuant to the Asset Purchase Agreement, a copy of which is included as Appendix A to this proxy statement. Please read it carefully. Pursuant to the terms of the Asset Purchase Agreement, among other things:

•	we agreed to sell all of our assets used, held for use, or intended to be used in operating the Business in the Territory (giving effect to the license-back described below and excluding certain assets specifically retained by the Company), such assets consisting primarily of, without limitation, (i) intellectual property used in or reasonably necessary for the conduct of the Business, (ii) inventory of, and certain customer, distribution, and product manufacturing agreements related to, the Business, (iii) all product registrations related to the Product, including the new drug application approved by the U.S. Food and Drug Administration (“FDA”) for the Product and all regulatory submissions in the United States that have been made with respect to the Product and all Health Canada regulatory submissions and, in each case, all files and records related thereto, (iv) all related clinical trials and clinical trial authorizations and all files and records related thereto; and (v) all right, title and interest in and to the Product (collectively, the “Acquired Assets”).

•	in exchange for the Acquired Assets, Cardinal Health 414 agreed to: (i) make a cash payment to us at closing of $80,000,000 (reduced by an aggregate of approximately $65.0 million of indebtedness to be repaid to Capital Royalty Partners II, L.P. (“CRG”) and Platinum-Montaur Life Sciences LLC and its affiliates (“Platinum”) on behalf of the Company, the amount by which, if any, transferred Product inventory is less than $6 million, and estimated transaction costs of $600,000); (ii) assume certain liabilities of the Company associated with the Product as specified in the Asset Purchase Agreement; and (iii) make periodic earnout payments (to consist of contingent payments and milestone payments which, if paid, will be treated as additional purchase price) to us based on the “Net Sales” derived from the purchased Product, subject, in each case, to Cardinal Health 414’s right to off-set. In no event shall the sum of all earnout payments, as further described below, exceed an aggregate of $230 million. “Net Sales” is defined as gross amounts invoiced to third parties for the Product sold or leased in the Territory for current approved indications by the FDA and similar indications approved by the FDA in the future by Cardinal Health 414, its licensees, sublicensees and affiliates, or in any combination thereof (other than the Company and its sublicensees and affiliates), less the sum of the following actual and customary deductions where applicable and separately listed: cash, trade, or quantity discounts or rebates (as allowed under applicable law); sales tax, use tax, tariff, import/export duties or other excise taxes imposed on particular sales (except for value-added and income taxes imposed on the sales of Product in foreign countries); credits to customers because of rejections or returns, or transfers of Product without charge for charitable, promotional, non-clinical, clinical research or regulatory purposes. For purposes of calculating Net Sales, transfers to Cardinal Health 414’s licensees, sublicensees or affiliates (other than the Company and its sublicensees and affiliates) of Product without an invoice for (i) end use (but not resale) by such licensee, sublicensee or affiliate shall be treated as sales by Cardinal Health 414 at Cardinal Health 414’s list price for the Product or (ii) resale by such licensee, sublicensee or affiliate shall be treated as sales at the list price of such sublicensee or affiliate.

•	during the period commencing on the date of closing of the Asset Sale and ending on the earlier of (i) June 30, 2026 or (ii) such time as $160,000,000 in contingent payments have been earned by the Company (the “Contingent Payment Period”), Cardinal Health 414 will pay to the Company contingent payments in an amount equal to eight percent of the Net Sales for each measuring year, or each fiscal year ending June 30th through and including June 30, 2026; provided that the first measuring year shall be from the closing of the Asset Sale through and including June 30, 2017. In the case of contingent payments to be made with respect to the first three measuring years during the Contingent Payment Period, Cardinal Health 414 will make such payments on a quarterly basis (equal to the greater of (a) eight percent of Net Sales during the applicable fiscal quarter, or (b) $1,675,000) to the Company within 30 days following the end of each fiscal quarter during the applicable measuring year. Notwithstanding the foregoing, with respect to the first measuring year, the minimum contingent payment will be pro rated based on a fraction, the numerator of which equals the number of days elapsed between the closing of the Asset Sale through and including June 30, 2017 and the denominator of which equals 365, and, to the extent such pro ration results in the Company receiving less than the minimum contingent payment for such first measuring period, Cardinal Health 414 will pay the Company a “catch-up contingent payment” in an amount equal to the difference between what the Company received and the minimum contingent payment for such first measuring period within 30 days following the end of the second fiscal quarter of the fourth measuring year. Notwithstanding the foregoing, if the contingent payment in any of the first three measuring years would be less than $6.7 million (as pro rated for the first measuring year) based upon the calculation of Net Sales, then the contingent payment to the Company for the applicable measuring year will be deemed to be $6.7 million (as pro rated for the first measuring year) (each such contingent payment during the first three measuring years and the catch up contingent payment, collectively being the “guaranteed payments”), subject to Cardinal Health 414’s right to off-set the difference between $6.7 million and the amount that would have otherwise been payable in the absence of this minimum threshold against any future earnout payments that are not guaranteed. In no event will the sum of all contingent payments exceed $160,000,000 (of which $20,100,000 are guaranteed payments), subject, in each case, to Cardinal Health 414’s right to off-set.

•	during the Contingent Payment Period, subject to Cardinal Health 414’s right to off-set, Cardinal Health 414 will pay to the Company the following additional milestone payments upon the achievement by or on behalf of Cardinal Health 414 of the following milestone events:

o	$10,000,000, payable after the first fiscal year ending June 30th in which annual Net Sales exceed $100,000,000;
o	$15,000,000, payable after the first fiscal year ending June 30th in which annual Net Sales exceed $200,000,000;
o	$20,000,000, payable after the first fiscal year ending June 30th in which annual Net Sales exceed $300,000,000;
o	$25,000,000, payable after the first fiscal year ending June 30th in which annual Net Sales exceed $400,000,000.

In no event will the aggregate of all such milestone payments exceed $70,000,000, provided, however, that more than one milestone payment can be earned in the same fiscal year.

•	As part of the Asset Sale, the parties have agreed that simultaneous with the closing, subject to certain conditions, Cardinal Health 414 will enter into a license-back agreement, a “License Back,” with the Company pursuant to which Cardinal Health 414 will grant to the Company a sublicensable (subject to conditions) and royalty-free license to use certain intellectual property rights included in the Acquired Assets and owned by Cardinal Health 414 as of the closing of the Asset Sale to the extent necessary for the Company to (i) on an exclusive basis, subject to certain conditions, develop, manufacture, market, sell and distribute new pharmaceutical and other products that are not Competing Products (as defined below), and (ii) on a non-exclusive basis, develop, manufacture, market, sell and distribute the Product throughout the world other than in the Territory. As used in the License-Back, a “Competing Product” is any pharmaceutical or other product that: (i) accumulates in lymphatic tissue or tumor-draining lymph nodes for the purpose of (a) lymphatic mapping or (b) identifying the existence, location or staging of cancer in a body; (ii) provides for or facilitates any test or procedure that is reasonably substitutable for any test or procedure provided for or facilitated by the Product; or (iii) is marketed for unapproved uses that allow such product to compete with the Product. Subject to the Company’s compliance with certain restrictions in the License-Back, the License-Back also restricts Cardinal Health 414 from using the intellectual property rights included in the Acquired Assets to develop, manufacture, market, sell or distribute any product other than the Product or other product that (a) accumulates in lymphatic tissue or tumor-draining lymph nodes for the purpose of (1) lymphatic mapping or (2) identifying the existence, location or staging of cancer in a body, or (b) provides for or facilitates any test or procedure that is reasonably substitutable for any test or procedure provided for or facilitated by the Product. Pursuant to the License-Back and subject to rights under existing agreements, Cardinal Health 414 will be provided with a right of first offer to market, sell and/or market any new products developed from the intellectual property rights licensed by Cardinal Health 414 to the Company by the License-Back.

•	Also as part of the Asset Sale, the Company shall grant to Cardinal Health 414 a five (5) year warrant to purchase up to 10 million shares of the Company’s Common Stock at an exercise price of $1.50 per share, which warrant is subject to anti-dilution and other customary terms and conditions.

•	If all necessary approvals have been obtained or waived, including stockholder approval and any third party consents to the Asset Sale, we expect to complete the Asset Sale shortly after this Special Meeting scheduled for February ______, 2017.

Parties to the Asset Sale (page 19)

•	Navidea Biopharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on our Manocept™ platform to help identify the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making, targeted treatment and, ultimately, patient care. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of the Product (technetium Tc 99m tilmanocept), the first product developed and commercialized by Navidea based on the platform. After consummation of the Asset Sale, Navidea intends to distribute the Product in Europe, where the Product received European approval in imaging and intraoperative detection of sentinel lymph nodes in patients with melanoma, breast cancer or localized squamous cell carcinoma of the oral cavity. Navidea also intends to continue developing its remaining candidates using the Manocept platform.

•	Cardinal Health, 414, LLC is a wholly-owned subsidiary of Cardinal Health, a global integrated healthcare services and products company providing customized solutions for hospital systems, pharmacies, ambulatory surgery centers, clinical laboratories and physician offices worldwide. Cardinal Health 414 is the exclusive distributor of the Product in the United States.

Reasons for the Asset Sale (page 24)

•	In arriving at its determination that the Asset Sale is advisable to, and in the best interests of, the Company and our stockholders, our Board of Directors considered various factors, including without limitation, the need to pay off or refinance the Company’s outstanding debt obligations to CRG, as discussed below. For the material factors considered by our Board of Directors in reaching its decision to adopt and approve the Asset Sale and the Asset Purchase Agreement, see “The Asset Sale—Reasons for the Asset Sale,” beginning on page 24.

Risk Factors (page 15)

•	In evaluating the Asset Sale and Asset Purchase Agreement, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 15 of this proxy statement.

Interests of Our Directors and Executive Officers in the Asset Sale (page 27)

•	In considering the recommendation of our Board of Directors to vote for the proposal to adopt and approve the Asset Sale, you should be aware that some of our directors and executive officers may have personal interests in the Asset Sale that are, or may be, different from, or in addition to, your interests. See “Interests of Our Directors and Executive Officers in the Asset Sale,” beginning on page 27.

•	Dr. Michael Goldberg, our President and Chief Executive Officer, previously managed a portfolio of funds for Platinum from May 2007 until December 2013. Dr. Goldberg was not a member of the management of any of the Platinum entities; rather he solely had control over the trading activities of a portfolio of health care investments from funds allocated to him from the Platinum funds. Dr. Goldberg was responsible for all investments made by Platinum in the Company and for the trading in the Company’s securities up until he joined the Company’s Board of Directors in November 2013, at which time he relinquished all control over the trading of the Company’s securities held by all of the Platinum entities. On December 13, 2013, Dr. Goldberg formally separated from Platinum and had no further role in managing their health care portfolio. As part of his separation from Platinum, Dr. Goldberg entered into a settlement agreement, dated March 28, 2014, and amended on June 11, 2015, with Platinum Partners Value Arbitrage Fund pursuant to which Dr. Goldberg was entitled to receive a beneficial ownership interest in 15% (1) of all securities held by Platinum at the time of his separation from Platinum which included, without limitation, warrants to purchase the Company’s common stock, and (2) of the drawn amounts from the Platinum debt facility. Dr. Goldberg and Platinum are presently in the process of effectuating the transfer of ownership in such securities to Dr. Goldberg. In furtherance of the foregoing, on October 17, 2016, Platinum transferred warrants to acquire an aggregate of 5,411,850 shares of our common stock to Dr. Goldberg. The Company has received notice that Dr. Goldberg intends to exercise such warrants prior to the record date. The Company has been advised that a portion of its outstanding debt to Platinum, as evidenced by a third amended and restated promissory note, is intended to be transferred to Dr. Goldberg upon consummation of the Asset Sale. That part of the Platinum debt not transferred to Dr. Goldberg will be paid-off by us using proceeds of the Asset Sale as the Asset Purchase Agreement requires that, at closing, all indebtedness of the Company be paid in full out of the initial closing cash payment, which includes debts payable to CRG, Platinum and Dr. Goldberg. The Company discussed obtaining a waiver of such requirement with respect to any Platinum debt transferred to Dr. Goldberg. Cardinal Health 414 has orally agreed to waive such requirement provided there is no security interest in the assets being transferred to Cardinal Health 414. Dr. Goldberg has agreed to not require repayment by the Company of any debt transferred to him and has agreed to release any financial covenants and securitization requirements. As of December 31, 2016, the outstanding portion of Platinum’s debt intended to be transferred to Dr. Goldberg was $1,423,173.35, which accrues interest at an annual rate of 14.125%, compounded monthly. In accordance with the terms of a Section 16(b) Settlement Agreement, Platinum agreed to forgive interest owed on the credit facility in an amount equal to 6%, effective July 1, 2016, making the effective annual interest rate 8.125% as of December 31, 2016.

Post-Closing Business and Proceeds from the Asset Sale (page 27)

•	If the Asset Sale is approved by our stockholders and the other conditions to the closing of the Asset Sale are satisfied or waived, Cardinal Health 414 will acquire the Acquired Assets. We will retain all of our other assets and maintain a license to sell the Product outside of the Territory pursuant to the License-Back as a means to grow our revenues following the Asset Sale. We will also retain all debts and liabilities of the Company not assumed by Cardinal Health 414 pursuant to the Asset Purchase Agreement.

•	We intend to use the initial cash proceeds payable at closing of the Asset Sale to pay off our debt to CRG and Platinum in the aggregate amount of approximately $65.0 million and for transaction costs associated with the Asset Sale. Any proceeds remaining, together with guaranteed payments of $20.1 million payable to us during the three years following closing, may be used, at the discretion of our Board of Directors, to fund future business activities and for general working capital purposes.

•	If the Asset Sale is not approved by the holders of a majority of our outstanding shares of Common Stock, then Cardinal Health 414 or Navidea may terminate the Asset Purchase Agreement and, among other things, we will not be able to repay our debt to CRG or Platinum. In such instance, our Board of Directors and management will be required to reassess our options in light of our long-term strategic goals. Our Board of Directors and management will also need to focus on our ability to generate sufficient cash flow to sustain our operations and obtain alternative financing to pay off or refinance the CRG debt and the Platinum debt, which financing alternatives have, to date, been unsuccessful or not on terms as favorable to our stockholders as the Asset Sale.

Recommendation of Our Board of Directors (page 28)

•	After careful consideration, our Board of Directors unanimously determined the Asset Sale to be advisable and in the best interests of the Company and our stockholders, and unanimously recommends to our stockholders that the Asset Sale be adopted and approved by our stockholders.

Other Agreements and Transactions Related to the Asset Sale (page 28)

•	In addition to the Asset Purchase Agreement, we intend to enter into a number of related agreements with Cardinal Health 414, including, without limitation, the License-Back and a transition services agreement pursuant to which we shall provide certain transitional, administrative and support services to Cardinal Health 414 on a short-term basis.

•	Under the Asset Purchase Agreement, we are required to amend and restate our license agreement with The Regents of the University of California (San Diego) (“UCSD”) pursuant to which UCSD grants a license to us to exploit certain intellectual property rights owned by UCSD and Cardinal Health 414 will separately enter into a license agreement with UCSD pursuant to which UCSD will grant a license to Cardinal Health 414 to exploit certain intellectual property rights owned by UCSD for Cardinal Health 414 to sell the Product in North America.

•	The Company shall grant to UCSD a five (5)-year warrant to purchase up to 1 million shares of the Company’s Common Stock at an exercise price of $1.50 per share, which warrant is subject to anti-dilution and other customary terms and conditions.

Appraisal Rights (page 29)

•	You will not experience any change in your rights as a stockholder as a result of the Asset Sale. Delaware law, our certificate of incorporation, and our bylaws do not provide for appraisal or other similar rights for dissenting stockholders in connection with the Asset Sale, and we are not independently providing stockholders with any such right. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with the Asset Sale.

Material U.S. Federal, State and Local Income Tax Consequences (page 29)

•	The Asset Sale will not result in any material U.S. federal, state or local income tax consequences to our stockholders. The transaction will be a taxable event to us for U.S. federal, state and local income tax purposes, but we anticipate that a portion of the taxable gain for U.S. federal, state and local income tax purposes resulting from the Asset Sale will be offset by net operating losses and tax credits. For a complete description of the material tax consequences of the Asset Sale to Navidea, you are urged to read the discussion under the section entitled “Material U.S. Federal, State and Local Income Tax Consequences,” beginning on page 29 and to consult your tax advisor as to the United States federal income tax consequences of the Asset Sale, as well as the effects of state, local and foreign tax laws.

Regulatory Matters (page 29)

•	We do not believe that the Asset Sale is subject to the reporting and waiting requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Cardinal Health 414 is subject to the terms of the Final Order and Stipulated Permanent Injunction entered by the U.S. District Court for the Southern District of New York on April 23, 2015 in Federal Trade Commission v. Cardinal Health, Inc. (Civ. No. 15-CV-3031(ER)) (the “FTC Order”), and a condition to Cardinal Health 414’s obligation to close the Asset Sale is that the waiting period (and any extension thereof) under such order will have expired or will have been terminated or otherwise determined to be inapplicable.

•	Except as set forth above, we are not aware of any other material regulatory consents that are required in connection with the Asset Sale.

Covenants and Agreements (page 35)

•	The parties have agreed to certain covenants, including, without limitation, covenants requiring that:

•	the Company preserve the present business operations, organization and goodwill of the Business and preserve present relationships with customers, suppliers and employees of the Business until the closing of the Asset Sale;

•	the Company continue to operate its Business generally in the ordinary course until the closing of the Asset Sale;

•	the Company not initiate, solicit, facilitate, or encourage alternative acquisition proposals involving the Acquired Assets or the sale of the Company as a whole, or provide information or engage in discussions with third parties in connection with any such acquisition proposal; and

•	from and after the closing date of the Asset Sale, the Company shall cease to make use of the name “Lymphoseek” and certain of our similar trade names and trademarks.

Covenant Not to Compete or Disclose (page 36)

•	Under the Asset Purchase Agreement, we have also agreed, subject to certain exceptions, that for five years following the closing of the Asset Sale, the Company will not, either directly or indirectly, engage in any business that competes with the Business (including marketing any products for unapproved uses that allow such products to compete with the Product) in the Territory.

•	Pursuant to the License-Back, and subject to the Company’s compliance with certain restrictions in the License-Back, Cardinal Health 414 will not use the intellectual property rights included in the Acquired Assets to develop, manufacture, market, sell or distribute any product other than the Product or any other product that (a) accumulates in lymphatic tissue or tumor-draining lymph nodes for the purpose of (i) lymphatic mapping or (ii) identifying the existence, location or staging of cancer in a body, or (b) provides for or facilitates any test or procedure that is reasonably substitutable for any test or procedure provided for or facilitated by the Product.

•	Under the Asset Purchase Agreement, each of Cardinal Health 414 and Navidea covenant to use its good faith, commercially reasonable efforts to ensure that all labeling with respect to the products manufactured by or for the benefit of such party, for a period of five years following the closing of the Asset Sale, shall not suggest that users thereof may use such products in any manner (such as promoting “off-label” use) that would violate the restrictions of such party set forth in the Asset Purchase Agreement (with respect to Navidea) or the License-Back Agreement (with respect to Cardinal Health 414).

Supply and Distribution Agreement (page 36)

•	The Supply and Distribution Agreement, dated November 15, 2007 (as amended, the “Supply and Distribution Agreement”), between Cardinal Health 414 and the Company will be terminated as of the closing of the Asset Sale and that the provisions thereof shall be of no further force or effect from and after the closing of the Asset Sale (other than any indemnification, notification or data sharing obligations which shall survive the termination).

Conditions to Completion of the Asset Sale (page 37)

•	Before we can complete the Asset Sale, a number of conditions must be satisfied or waived by the appropriate party. These include, among other things:

•	the receipt of our stockholders’ approval;

•	all filings with governmental authorities, if any, shall have been made and any necessary authorizations, consents or approvals required from such authorities shall have been obtained;

•	If any notification is required by the Hart-Scott Rodino Act, the waiting period (and any extension thereof) under such act shall have expired or will have been terminated;

•	the absence of any valid order, statute, rule, regulation, executive order, stay, decree, judgment or injunction which prohibits or prevents the consummation of the Asset Sale; and

•	The amended and restated license agreement between UCSD and the Company, and the license agreement between UCSD and Cardinal Health 414, shall each have been executed by the respective parties.

•	In addition, the obligations of Cardinal Health 414 to complete the Asset Sale are subject to the satisfaction by us or waiver by Cardinal Health 414 of conditions, including the following:

•	Our fundamental representations and warranties set forth in the Asset Purchase Agreement shall be true and correct in all material respects as of the date of execution of the Asset Purchase Agreement and as of the closing date, and all other representations and warranties set forth therein shall be true and correct (without regard to any qualifications therein as to materiality or material adverse effect) as of the date of execution of the Asset Purchase Agreement and as of the Closing Date as though such representations and warranties were made as of the Closing Date (or as of the specific date referred to for any representation or warranty which specifically refers to an earlier date), except in each case for breaches or inaccuracies of such representations or warranties that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect;

•	We shall have performed and complied in all material respects with all agreements contained in the Asset Purchase Agreement required to be performed or complied with prior to the closing of the Asset Sale;

•	After the date of the Asset Purchase Agreement no Material Adverse Effect (as defined below under “Asset Purchase Agreement – Representations and Warranties”) shall have occurred; and

•	All investigations relating to the Field Alert Report submitted by Cardinal Health 414 to the FDA on March 31, 2016 will have been completed and closed, and any flawed assay method that may be the root cause for the failure that led to the Field Alert Report will have been addressed to the satisfaction of Cardinal Health 414.

•	Finally, our obligations to complete the Asset Sale are subject to the satisfaction by Cardinal Health 414 or waiver by us of certain conditions, including the following:

•	Cardinal Health 414’s fundamental representations and warranties set forth in the Asset Purchase Agreement shall be true and correct in all material respects as of the date of execution of the Asset Purchase Agreement and as of the closing date, and all other representations and warranties set forth therein shall be true and correct (without regard to any qualifications therein as to materiality or material adverse effect) as of the date of execution of the Asset Purchase Agreement and as of the Closing Date as though such representations and warranties were made as of the Closing Date (or as of the specific date referred to for any representation or warranty which specifically refers to an earlier date), except in each case for breaches or inaccuracies of such representations or warranties that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of Cardinal Health 414 to perform its obligations under the Asset Purchase Agreement or to consummate the transactions contemplated by such agreement; and

•	Cardinal Health 414 shall have performed and complied in all material respects with all agreements contained in the Asset Purchase Agreement required to be performed or complied with at or prior to the closing of the Asset Sale.

Termination (page 38)

•	Under certain circumstances, the Asset Purchase Agreement may be terminated and the Asset Sale may be abandoned at any time prior to the closing, whether before or after approval of the Asset Sale by our stockholders. If the Asset Purchase Agreement is terminated, we may be responsible for payment of termination fees and/or reasonable out-of-pocket expenses, and/or be required to extend the term of the Supply and Distribution Agreement with Cardinal Health 414 for an additional three-year period, as described below and in the section entitled “Asset Purchase Agreement – Termination Fees and Expenses.”

Termination Fees; Expenses (pages 38-39)

•	If the Company terminates the Asset Purchase Agreement at any time prior to obtaining stockholder approval because the Company enters into another acquisition agreement providing for the implementation of transactions contemplated by a superior proposal, as defined in the Asset Purchase Agreement, or Cardinal Health 414 terminates the Asset Purchase Agreement as a result of (i) the Company’s board adversely changing its favorable recommendation that the Company’s stockholders approve the Asset Sale, (ii) the Company failing to reconfirm its favorable recommendation of the Asset Sale in certain instances upon request by Cardinal Health 414, (iii) the Company or its Board of Directors making certain public disclosure with respect to any acquisition proposal other than the Asset Sale, or (iv) the Company breaching in any material respect any of its exclusivity obligations under the Asset Purchase Agreement, then the Company will be required to pay a termination fee of $3,000,000 to Cardinal Health 414 and reimburse Cardinal Health 414 for its reasonable out-of-pocket expenses, actually documented and incurred or payable by or on behalf of Cardinal Health 414 in connection with or in anticipation of the Asset Sale and the agreements related thereto, including all attorney’s fees, financial advisor’s fees, accountants’ fees and filing fees not to exceed $2,000,000 in the aggregate; provided, however, that if Cardinal Health 414 elects to extend the Supply and Distribution Agreement pursuant to the terms of the Asset Purchase Agreement, the termination fee will not be paid and Cardinal Health 414 will only be eligible to receive a reimbursement of expenses.

•	In the event that the Asset Purchase Agreement is terminated pursuant to the termination provisions of the Asset Purchase Agreement and within twelve months after such termination, the Company accepts a written offer for, or otherwise enters into an agreement or consummates one or more transactions that, directly or indirectly, result in a sale, license or other transfer of the Business, the Product or all or substantially all of the Company or its assets to a third party, then the Supply and Distribution Agreement shall, subject to the applicable requirements of the FTC Order, be extended under the existing terms for a period of three years from its then-existing expiration date; provided, however, that if the parties are unable to extend the Supply and Distribution Agreement under the FTC Order due to the action of any governmental authority or for any other reason, Cardinal Health 414 will be eligible to be paid the termination fee of $3,000,000.

•	If the Asset Purchase Agreement is terminated by (i) Cardinal Health 414 (so long as Cardinal Health 414 is not then in material breach of the Asset Purchase Agreement) if a breach of the Asset Purchase Agreement by the Company results in or would result in certain conditions of the Asset Purchase Agreement not being satisfied and such breach cannot be cured or, if curable, remains uncured for a period of 30 days after the Company has received written notice from Cardinal Health 414 of the occurrence of such breach (of, if earlier, the date of termination), and such conditions have not been waived by Cardinal Health 414, or (ii) either party if the Asset Sale is not approved by the stockholders, then the Company will reimburse Cardinal Health 414 for its reasonable out-of-pocket expenses, actually documented and incurred or payable by or on behalf of Cardinal Health 414 in connection with or in anticipation of the Asset Sale and the agreements related thereto, including all attorney’s fees, financial advisor’s fees, accountants’ fees and filing fees not to exceed $2,000,000 in the aggregate. In addition, if prior to such termination there exists another proposal for the acquisition, merger, consolidation or other business combination involving the Product or the Company, and within twelve months after such termination the Company or its subsidiaries accepts a written offer for, or otherwise enters into an agreement to consummate or consummates, such other acquisition, merger, consolidation or other business combination involving the Product or the Company, then upon the signing of a definitive agreement related to any such transaction, or, if no such agreement is signed, then upon consummation of any such transaction, the Company will pay to Cardinal Health 414 a $3,000,000 termination fee unless Cardinal Health 414 elects to extend the Supply and Distribution Agreement in accordance with the Asset Purchase Agreement and such term is actually so extended.

QUESTIONS AND ANSWERS ABOUT THE ASSET SALE

The following questions and answers briefly address some commonly asked questions about the Asset Sale and the Asset Purchase Agreement. These questions and answers may not address all questions that may be important to you as a stockholder. You should still carefully read this entire proxy statement, including each of the appendices and the documents referred to or incorporated by reference in this proxy statement because the information in this section does not provide all the information that may be important to you as a stockholder of the Company with respect to the proposals.

The Asset Sale

Q:	What is the proposed transaction?

A:	The Asset Purchase Agreement provides for the sale of our assets used, held for use, or intended to be used in operating the Business in the Territory (giving effect to the license-back described below and excluding certain assets specifically retained by the Company), such assets consisting primarily of, without limitations (i) intellectual property used in or reasonably necessary for the conduct of the Business, (ii) inventory of, and certain customer, distribution, and product manufacturing agreements related to, our Product, (iii) the new drug application approved by the U.S. Food and Drug Administration for the Product and all files and records related thereto; and (iv) all right, title and interest in and to the Product, for: (i) a cash payment of $80,000,000 (reduced by an aggregate of approximately $65.0 million of indebtedness to be repaid to CRG and Platinum on behalf of the Company, the amount by which, if any, transferred Product inventory is less than $6 million, and estimated transaction costs of $600,000); (ii) the agreement of Cardinal Health 414 to assume certain liabilities of the Company associated with the Product as specified in the Asset Purchase Agreement; and (iii) periodic earnout payments (to consist of contingent payments and milestone payments) to us based on the annual “Net Sales” derived from the purchased Product, subject to Cardinal Health 414’s right to off-set. As part of the Asset Sale, subject to certain conditions, Cardinal Health 414 will enter into a license-back agreement with the Company pursuant to which Cardinal Health 414 will grant to us a sublicensable (subject to conditions) and royalty-free license to use certain intellectual property rights included in the Acquired Assets and owned by Cardinal Health 414 as of the closing of the Asset Sale to the extent necessary for the Company to (i) on an exclusive basis, subject to certain conditions, develop, manufacture, market, sell and distribute new pharmaceutical and other products that are not Competing Products, and (ii) on a non-exclusive basis, develop, manufacture, market, sell and distribute the Product throughout the world other than in the Territory. As used in the License-Back, a Competing Product is any pharmaceutical or other product that: (i) accumulates in lymphatic tissue or tumor-draining lymph nodes for the purpose of (a) lymphatic mapping or (b) identifying the existence, location or staging of cancer in a body; (ii) provides for or facilitates any test or procedure that is reasonably substitutable for any test or procedure provided for or facilitated by the Product; or (iii) is marketed for unapproved uses that allow such product to compete with the Product. Subject to the Company’s compliance with certain restrictions in the License-Back, the License-Back also restricts Cardinal Health 414 from using the intellectual property rights included in the Acquired Assets to develop, manufacture, market, sell or distribute any product other than the Product or other product that (a) accumulates in lymphatic tissue or tumor-draining lymph nodes for the purpose of (1) lymphatic mapping or (2) identifying the existence, location or staging of cancer in a body, or (b) provides for or facilitates any test or procedure that is reasonably substitutable for any test or procedure provided for or facilitated by the Product. Pursuant to the License-Back, Cardinal Health 414 will be provided with a right of first offer to market, sell and/or market any new products developed from the intellectual property rights licensed by Cardinal Health 414 to the Company by the License-Back. Also as part of the Asset Sale, the Company shall grant to Cardinal Health 414 a five (5)-year warrant to purchase up to 10 million shares of the Company’s common stock, par value $.001 per share, at an exercise price of $1.50 per share.

Q:	Why are we asking for a stockholder vote?

A:	Stockholder approval of the Asset Sale is a condition to the closing of the Asset Sale under the terms of the Asset Purchase Agreement we negotiated with Cardinal Health 414.

Q:	What is the purpose of the proposed transaction?

A:	The Company and its subsidiary Macrophage Therapeutics, Inc. (“Macrophage”), as guarantor, are parties to a loan agreement with CRG and other lenders (the “CRG Loan Agreement”) pursuant to which there is an aggregate amount of approximately $55.4 million outstanding owed to CRG. During April 2016, the Company received several notices from CRG which claimed that certain events of default had occurred under the CRG Loan Agreement and, as such, interest on the Company’s debt to CRG would begin to accrue at a default rate at 18% per annum until paid. On May 31, 2016, CRG declared all of the Company’s obligations under the CRG Loan Agreement and all other loan documents to be immediately due and payable. The Company disputes the amount claimed to be due and believes that CRG does not have the right to accelerate the loan. Furthermore, the Company believes that CRG’s actions to accelerate the loan constitute a material breach of the CRG Loan Agreement and therefore, the Company is no longer subject to certain provisions of such agreement. This matter is currently being litigated in Harris County Court, Texas.

In addition, the Company’s loan agreement with Platinum (the “Platinum Loan Agreement”), pursuant to which there is an aggregate amount of approximately $9.6 million outstanding, carries standard non-financial covenants typical for commercial loan agreements, many of which are similar to those contained in the CRG Loan Agreement, that impose significant requirements on the Company. The Company’s ability to comply with these provisions may be affected by changes in our business condition or results of our operations, or other events beyond our control. The breach of any of these covenants would result in a default under the Platinum Loan Agreement, permitting Platinum to terminate our ability to obtain additional draws under the Platinum Loan Agreement and accelerate the maturity of the debt, subject to the limitations of a subordination agreement with CRG. Such actions by Platinum could materially adversely affect our operations, results of operations and financial condition, including causing us to substantially curtail our product development activities.

As a result of the foregoing, the Company believes the best course of action is to pay off its debt to CRG and Platinum and that the Asset Sale will provide the Company with the cash proceeds needed to do so. In addition, the Asset Purchase Agreement requires that, at closing, all indebtedness of the Company be paid in full out of the initial closing cash payment, which includes debts payable to CRG and Platinum. The Platinum Loan Agreement also prohibits us from selling the Business without either obtaining Platinum’s consent or repaying the outstanding Platinum debt in full. Furthermore, in connection with the Asset Sale, the $20.1 million of guaranteed payments (subject to Cardinal Health 414’s right to off-set from such payments any indemnification obligations of the Company) paid to us during the first three years following the closing of the Asset Sale will provide the Company with needed financial liquidity and flexibility, and provide the Company with the opportunity to continue to operate its Remaining Businesses, as defined below, while pursuing other initiatives intended to increase stockholder value.

Q:	What are the estimated net cash proceeds from the Asset Sale?

A:	We currently estimate the net cash proceeds from the Asset Sale to be approximately $15 million after the payment of $55.4 million principal, accrued interest and fees to CRG, $9.6 million principal to Platinum, and estimated transaction costs of $600,000. This estimate assumes that the Asset Sale is completed by January 10, 2017, and does not include the potential additional $230 million in earnout payments (inclusive of contingent and milestone payments) available pursuant to the terms of the Asset Purchase Agreement, of which $20.1 million is guaranteed to be paid. The actual amount of net cash proceeds from the Asset Sale may vary from this estimate. In addition, this estimate does not include, and the actual amount of cash proceeds from the Asset Sale will be reduced by, among other things, continuing benefit costs for departing employees.

Q:	How does Navidea plan to use the net cash proceeds from the Asset Sale?

A:	We currently anticipate that we will use the majority of the initial net cash proceeds from the Asset Sale to pay off our indebtedness owed to Platinum (as necessitated by the Platinum Loan Agreement) and CRG. We anticipate that the balance from such proceeds, along with $20.1 million of guaranteed payments and any contingent payments under the Asset Purchase Agreement, will be used for working capital and general corporate purposes and to continue to invest in (i) Macrophage, our majority-owned subsidiary that was formed specifically to further explore immune-therapeutic applications for the Manocept platform; (ii) advancing our technology for the early diagnosis and disease monitoring for Cardiovascular diseases or “CVD,” rheumatoid arthritis or “RA,” along with other macrophage involved diseases; and (iii) the development, manufacture, and commercialization of the Product outside the Territory (hereinafter referred to collectively as the “Remaining Businesses”). We may also use proceeds from the Asset Sale for future acquisitions complementary to our Remaining Businesses; however, at this time no specific acquisition targets have been identified. If we have adequate working capital and establish adequate cash reserves without using all of our cash, and if we are unable to identify suitable acquisition targets that are appropriately valued, we will consider alternate uses of any excess cash in order to enhance stockholder value.

Q:	When will the Asset Sale be consummated?

A:	In the event the stockholders approve the Asset Sale and the Asset Purchase Agreement, we expect that the Asset Sale will close promptly following our Special Meeting. However, the consummation of the Asset Sale is contingent upon a number of closing conditions, including: (i) the absence of a material adverse effect on the Acquired Assets subject to the Asset Sale, the liabilities to be assumed by the Buyer, or the financial condition or results of operations attributed to the Product; (ii) the representations and warranties of the parties being true and correct at closing except as would not reasonably be expected to have a material adverse effect; (iii) there being no material breaches of the terms of the Asset Purchase Agreement; (iv) the absence of any litigation or other legal requirement prohibiting the consummation of the Asset Sale; (v) the receipt of certain third party consents; and (vi) certain other customary closing conditions.

Q:	Will Navidea continue to be publicly traded following the Asset Sale? Will its NYSE MKT ticker symbol change?

A:	The Company will continue to be a publicly traded company whether or not the Asset Sale closes so long as we continue to meet the requirements for continued listing under the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) and the NYSE MKT. There can be no assurances in this regard. As long as we continue to trade publicly, we do not intend to change our NYSE MKT ticker symbol, and will remain “NAVB” whether or not the Asset Sale closes.

Q:	What vote of our stockholders is required to adopt and approve the Asset Sale?

A:	For us to complete the Asset Sale, stockholders holding at least a majority of the shares of our outstanding Common Stock at the close of business on the record date (January 23, 2017) must vote “FOR” the proposal adopting and approving the Asset Sale.

Q:	What will happen if the Asset Sale is not approved by our stockholders?

A:	If the Asset Sale is not approved by our stockholders, we will not complete the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement. In that event, we will be unable to pay our existing debt to CRG and Platinum or to continue to operate the Company as we have been doing. Our Board of Directors will continue to evaluate strategic alternatives, but any such strategic alternatives previously identified have been unsuccessful and, in any event, have not been on terms as favorable to our stockholders as the Asset Sale. In addition, under the Asset Purchase Agreement, we would also be required to reimburse Cardinal Health 414 an amount equal to reasonable out-of-pocket expenses, actually documented and incurred or payable by or on behalf of Cardinal Health 414 in connection with or in anticipation of the Asset Sale and the agreements related thereto, including all attorney’s fees, financial advisor’s fees, accountants’ fees and filing fees up to a maximum amount of $2,000,000 in the aggregate. Moreover, if, prior to such termination, there exists another proposal for the acquisition, merger, consolidation or other business combination involving the Product or the Company, and within twelve months after such termination the Company or its subsidiaries accepts a written offer for, or otherwise enters into an agreement to consummate or consummates, such other acquisition, merger, consolidation or other business combination involving the Product or the Company, then upon signing of a definitive agreement relating to such transaction, or, if no such agreement is signed, then upon consummation of any such transaction, the Company will pay to Cardinal Health 414 a termination fee of $3,000,000 unless Cardinal Health 414 elects to extend the term of the Supply and Distribution Agreement and such term is actually so extended.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	All expenses in connection with this solicitation of proxies will be paid by us. Proxies will be solicited principally by mail, but directors, officers and certain other individuals authorized by us may personally solicit proxies.

Q:	Who can help answer any other questions I might have?

A:	If you have additional questions about the Asset Sale or need assistance in submitting your proxy or voting your shares of our Common Stock, please contact Laurel Hill Advisory Group, 2 Robbins Lane, Suite 201, Jericho, NY 11753, our proxy solicitor. Banks and brokers may call (516) 933-3100; all others may call toll-free at (888) 742-1305. You can also refer to the section of this proxy statement entitled, “Where You Can Find More Information; Incorporation by Reference.”

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you to in this proxy statement, contain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including, among others, under the headings “Summary Term Sheet,” “Questions and Answers About the Asset Sale,” “Asset Sale,” “The Asset Purchase Agreement,” “Proposal No 1 – The Asset Sale and the Asset Purchase Agreement,” and in statements containing the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar words or expressions. Forward-looking statements also include the following: (1) statements containing projections of revenues, operating expenses, income (or loss), earnings (or loss) per share, capital expenditures, dividends, capital structure, and other financial items; (2) statements concerning the plans and objectives of the Company’s management for future operations, including plans or objectives relating to its products or services; (3) statements of future economic performance; (4) statements of the assumptions underlying or relating to any statement described in (1), (2), or (3); and (5) statements regarding the timing or completion of the Asset Sale. Actual results could differ materially from those predicted by these forward-looking statements.

You should be aware that forward-looking statements involve known and unknown risks and uncertainties as well as assumptions, among other things, about us and regulatory, clinical, economic and market factors, among others. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to publicly update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future developments or otherwise.

Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by forward-looking statements. You should not place undue reliance on any forward-looking statements contained herein, which speak only as of the date of this proxy statement, or, in the case of documents referred to in this proxy statement, as of the respective dates of such documents. These and other factors are discussed in our current filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and our subsequent SEC filings. In addition to other factors and matters contained in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the failure to satisfy any of the conditions to complete the Asset Sale, including the receipt of the required stockholder approval;
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement;
•	the outcome of any legal proceedings instituted against us and others in connection with the CRG Loan Agreement or proposed Asset Sale;
•	the failure of the Asset Sale to close for any other reason;
•	the amount of the costs, fees, expenses and charges relating to the Asset Sale;
•	business uncertainty and contractual restrictions prior to the Asset Sale close;
•	the failure of Cardinal Health 414 to maximize Net Sales of the Product in the Territory after the Asset Sale closing, and our earnout payments;
•	competition generally and the increasingly competitive nature of our industry;
•	stock price and interest rate volatility; and
•	failure to operate our business successfully.

The foregoing list and the risks reflected in this proxy statement should not be construed to be exhaustive. Actual results or matters related to the Asset Sale could differ materially from the forward-looking statements contained in this proxy statement as a result of the timing of the completion of the Asset Sale or the impact of the Asset Sale on our results of operations, financial condition, cash flows, capital resources, profitability, cash requirements, management resources and liquidity. In view of these uncertainties, you should not place undue reliance on any forward-looking statements, which are based on our current expectations.

RISK FACTORS

You should consider carefully the risk factors described below and those risk factors generally associated with our business contained in our Annual Report on Form 10-K for the year ended December 31, 2015, and our subsequent SEC filings, along with other information provided to you in this proxy statement, in deciding how to vote on the proposal to approve the Asset Sale pursuant to the terms of the Asset Purchase Agreement. See “Where You Can Find More Information; Incorporation by Reference.”

The risk factors described below are not the only ones facing the Company. Additional considerations not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risk factors actually occur, our business, financial condition or results of operations could be materially adversely affected, the market price of our Common Stock may decline, and you may lose all or part of your investment.

If the Asset Sale is not completed or is delayed if the conditions to closing are not satisfied or waived, our business may be harmed.

The Asset Sale may not be completed or may be delayed because the conditions to closing, including approval of the Asset Sale by our stockholders and the absence of a material adverse effect before the closing, may not be satisfied or waived. If the Asset Sale is not completed for either of these reasons or any other reason, we will not have sufficient cash on hand to repay our outstanding indebtedness to CRG or Platinum because we intend to utilize a substantial portion of the initial cash proceeds from the Asset Sale for this purpose. As a result, CRG could foreclose on their security interest in substantially all our assets and Platinum could terminate our ability to obtain additional draws under the Platinum Loan Agreement and accelerate the maturity of the debt, subject to the limitations of the Company’s subordination agreement with CRG. As a result, the Company would not likely be able to continue as a going concern. In addition, if the Asset Sale is not completed, the Company will not be paid guaranteed payments of $20.1 million during the first three years following the closing of the Asset Sale as provided in the Asset Purchase Agreement, which payments are needed to provide the Company with financial liquidity and flexibility, and the opportunity to continue to operate its Remaining Businesses while pursuing other initiatives intended to increase stockholder value.

In addition, if we fail to complete the Asset Sale, we may have difficulty recouping the costs incurred in connection with negotiating the Asset Sale, our relationships with our customers, suppliers and employees may be damaged, and our business may be harmed. As a result of our announcement of the Asset Sale, third parties may be unwilling to enter into material agreements with respect to our Product. New or existing customers and business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers and business partners may perceive that such new relationships are likely to be more stable. Employees working in areas of our business related to the Product may become concerned about the future of the business and lose focus or seek other employment. If we fail to complete the Asset Sale, the failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations, and financial condition. If we fail to complete the Asset Sale, we will also retain the Product. The resultant potential for loss or disaffection of employees or customers could have a material, negative impact on the value of the Product.

Furthermore, if the Asset Sale is not consummated, our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction, and we will have incurred significant third party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

Failure to complete the Asset Sale may cause the market price for our Common Stock to decline.

If our stockholders fail to approve the Asset Sale, or if the Asset Sale is not completed for any other reason, the market price of our Common Stock may decline due to various potential consequences, including:

•	we will not be able to repay $55.4 million of debt to CRG and $9.6 million of debt to Platinum;

•	we may not be able to sell the Product or Business to another party on terms as favorable to us as the terms of the Asset Purchase Agreement;

•	the failure to complete the Asset Sale may create substantial doubt as to our ability to effectively implement our current business strategies or continue as a going concern;

•	our costs related to the Asset Sale, such as legal and accounting fees, must be paid even if the Asset Sale is not completed; and

•	we will be obligated to reimburse Cardinal Health 414 for up to $2 million of expenses relating to the Asset Sale.

If the Asset Sale is not completed, we may explore other potential transactions, but the alternatives may be less favorable to us, and there can be no assurance that we will be able to complete an alternative transaction.

If the Asset Sale is not completed, we may explore other potential transactions, including a sale to another party on such terms as the Board of Directors may approve. The terms of an alternative transaction may be less favorable to us than the terms of the Asset Sale and there can be no assurance that we will be able to reach agreement with or complete an alternative transaction with another party.

The amount of net proceeds that we will receive from the Asset Sale is subject to uncertainties.

Pursuant to the Asset Purchase Agreement, the amount that we receive from the Buyer is subject to the possibility of reduction by virtue of a purchase price adjustment described below under “The Asset Purchase Agreement—General.” The amount of net proceeds is subject to further reduction after the closing if the Buyer successfully asserts claims for indemnification pursuant to the indemnification provisions of the Asset Purchase Agreement. See “The Asset Purchase Agreement—Indemnification.” In addition, the amounts paid to CRG and Platinum are subject to final negotiation of payoff amounts, including interest accrued through the closing date. Furthermore, we may have unforeseen liabilities and expenses that must be satisfied from the after-tax net proceeds of the Asset Sale, leaving less to fund our remaining operations.

Pursuant to the Asset Purchase Agreement, the Company has the potential to be paid up to an aggregate of $230 million in earnout payments after the $80 million at closing of the Asset Sale, including $20.1 million of guaranteed payments. Earnout payments are calculated based on Net Sales that are entirely within the control of Cardinal Health 414. There can be no assurances that after the closing of the Asset Sale, Cardinal Health 414 will focus on Product sales or that Cardinal Health 414 will not decide to reduce or terminate the Product line. Accordingly, we cannot determine with any certainty the amount of earnout payments (other than guaranteed payments) which the Company will be paid.

Stockholders are not guaranteed any of the proceeds from the Asset Sale.

The purchase price for the Asset Sale will be paid directly to our Company. You should not vote in favor of the Asset Sale based upon the assumption that you will receive any portion of the net proceeds from the Asset Sale.

Management could allocate, spend or invest the net proceeds from the Asset Sale in ways with which our stockholders may not agree.

Our management could allocate, spend or invest the proceeds from the sale of the Business to Cardinal Health 414 in ways with which our stockholders may not agree. The investment of these proceeds may not yield a favorable return.

If the Asset Sale is completed, we will be a relatively small public company.

Once the Asset Sale is completed, we will remain a publicly traded company and will continue to be subject to SEC and NYSE MKT rules and regulations, including the Sarbanes-Oxley Act of 2002. While all public companies face the costs and burdens associated with being publicly traded, given the size of our company, the costs and burden of being a public company will be a significant portion of our annual revenues.

If the Asset Sale is completed, we will have no FDA approved products.

Once the Asset Sale is completed, we will not own any FDA approved products and will be reliant on developing new revenue producing products. There can be no assurances we will develop such products.

We will be unable to compete with Cardinal Health 414 for a period of five years after the date of the closing of the Asset Sale.

The Asset Purchase Agreement provides that for a period of five years after the date of the closing of the Asset Sale, we will be prohibited from activities with respect to North America that involve (i) developing, manufacturing, marketing, selling or distributing any product that accumulates in lymphatic tissue or tumor-draining lymph nodes for the purpose (a) of lymphatic mapping or (b) identifying the existence, location or staging of cancer in a body; (ii) developing, manufacturing, marketing, selling or distributing any product that provides for or facilitates any test or procedure that is reasonably substitutable for any test or procedure provided for or facilitated by the Product; or (iii) marketing any products for unapproved uses that allow such products to compete with the Product. These restrictions may prevent us from pursuing business opportunities that would be attractive to us or our stockholders.

The Asset Purchase Agreement will expose us to contingent liabilities that could have a material adverse effect on our financial condition.

We have agreed to indemnify Cardinal Health 414 for breaches of any representation, warranty, or covenant made by us in the Asset Purchase Agreement and the other related agreements, for losses arising out of or in connection with excluded assets or excluded liabilities, the Acquired Assets and for certain other matters. Significant indemnification claims by Cardinal Health 414 could have a material adverse effect on our financial condition. We will not be obligated to indemnify Cardinal Health 414 for the breach of the non-fundamental representations or warranties made by us under the Asset Purchase Agreement until the aggregate amount of claims for indemnification exceeds $400,000. In the event that claims for indemnification for breach of such representations and warranties made by us under the Asset Purchase Agreement exceed this threshold, we will be obligated to indemnify the Buyer for any excess damages or loss resulting from such breach up to 15.0% of the purchase price (including the cash payment at closing and all earnout payments received). Claims for indemnification for breaches of covenants made by us under the Asset Purchase Agreement, breaches of representations and warranties classified as fundamental representations and indemnification claims based upon excluded assets or liabilities will not be subject to the deductible or aggregate liability cap described above.

The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale.

The Asset Purchase Agreement contains provisions that make it more difficult for us to sell our Business to any party other than Cardinal Health 414. These provisions include the prohibition on our ability to solicit competing proposals and the requirement that we pay a termination fee of $3,000,000 and reimburse Cardinal Health 414 for its reasonable out-of-pocket expenses up to $2,000,000 in the aggregate, if the Asset Purchase Agreement is terminated in specified circumstances. See “The Asset Purchase Agreement—Termination” and “The Asset Purchase Agreement—No Negotiation or Solicitation of Competing Transaction.” These provisions could discourage a third party that might have an interest in acquiring all of or a significant part of Navidea or the Business from considering or proposing an alternative transaction, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by Cardinal Health 414.

We may be exposed to litigation related to the Asset Sale from the holders of our common stock.

Transactions such as the Asset Sale are often subject to lawsuits by stockholders. Because the holders of our common stock may believe the consideration paid by Cardinal Health 414 for the Acquired Assets is inadequate, it is possible that they may sue us or our Board of Directors. Such lawsuits could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

THE SPECIAL MEETING

Date, Time and Place of Special Meeting. A Special Meeting of the Stockholders of Navidea Biopharmaceuticals, Inc. will be held at the Hilton Garden Inn, 70 Challenger Road, Ridgefield Park, NJ 07660, 201-641-2024, on February _____, 2017, at 9:00 a.m., Eastern Standard Time.

Solicitation. This proxy statement is being mailed to the stockholders of Navidea Biopharmaceuticals, Inc., a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at a Special Meeting of Stockholders to be held on February ____, 2017, and any adjournment thereof. All expenses in connection with this solicitation of proxies will be paid by Navidea. Proxies will be solicited principally by mail, but directors, officers and certain other individuals authorized by us may personally solicit proxies. Navidea will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners.

Company Address. The mailing address of our principal executive offices is 5600 Blazer Parkway, Suite 200, Dublin, Ohio 43017.

Voting Rights. Stockholders of record at the close of business on January 23, 2017, the record date, are entitled to notice of and to vote at the Special Meeting. As of that date, there were __________ shares of Common Stock outstanding. Each holder of Common Stock of record on the record date, is entitled to one vote per share held with respect to all matters which may be brought before the Special Meeting. For directions on how to vote, please refer to the proxy card provided.

Authorization. The shares represented by the accompanying proxy will be voted as directed if the proxy is properly completed, signed, and received by us. The proxy will be voted at the discretion of the persons acting under the proxy to transact such other business as may properly come before the Special Meeting and any adjournment thereof. If you are a holder of record and you sign, date, and send in your proxy but do not indicate how you want to vote, your proxy will be voted “For” each of the proposals to be voted on at the Special Meeting.

Revocation. Any stockholder returning the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to the Company, by duly executing and delivering to the Company a proxy card bearing a later date, or by voting in person at the Special Meeting. Please note, however, if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Special Meeting, you must obtain from the record holder a proxy issued in your name.

Tabulation. Under Section 216 of the Delaware General Corporation Law (DGCL) and our bylaws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock is necessary to constitute a quorum for the transaction of business at the Special Meeting. Shares represented by signed proxies that are returned to the Company will be counted toward the quorum even though they are marked as “Abstain” or “Against” on one or more, or all matters, or they are not marked at all. Brokers, banks, or other nominees who hold their customers’ shares in street name, may, under the applicable rules of the exchanges and other self-regulatory organizations of which such brokers, banks, or other nominees are members, sign and submit proxies for such shares and may vote such shares on routine matters. Neither of the proposals are considered a routine matter under such rules. Brokers, banks, or other nominees may not vote on matters considered non-routine without specific instructions from the customer who owns the shares. Proxies signed and submitted by brokers, banks, or other nominees that have not been voted on certain matters are referred to as broker non-votes. Such proxies count toward the establishment of a quorum. We encourage you to provide voting instructions to any broker, bank or other nominee that holds your shares by carefully following the instructions provided in the proxy card from such entity.

Under Section 271 of the DGCL, the proposal to approve the Asset Sale pursuant to the terms of the Asset Purchase Agreement requires the affirmative vote of the holders of a majority of our Common Stock outstanding as of the record date. Failures to vote, abstentions and broker “non-votes” will have the same effect as votes “Against” the Asset Sale proposal.

If submitted to our stockholders at the Special Meeting, the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the Asset Sale, requires the affirmative vote of a majority of the shares of our Common Stock represented in person or by proxy at the Special Meeting. Neither broker non-votes nor abstentions are included in the tabulation of the voting results and, therefore, they do not have the effect of votes “Against” such proposal.

Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you cast your vote if you want it to count. If you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote, no votes will be cast on your behalf for any of the proposals to be considered at the Special Meeting.

THE ASSET SALE

The following is a description of the material aspects of the Asset Sale, including background information relating to the proposed terms of the Asset Purchase Agreement. While we believe that the following description covers the material terms of the Asset Sale, the Asset Purchase Agreement, and other arrangements between Cardinal Health 414 and us, the description may not contain all of the information that is important to you. You should carefully read this proxy statement and the other documents to which we refer, including the Asset Purchase Agreement, for a complete understanding of the terms of the Asset Sale.

Parties to the Asset Sale

Navidea Biopharmaceuticals, Inc.

Navidea is a biopharmaceutical company focused on the development and commercialization of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on our Manocept™ platform to help identify the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making, targeted treatment and, ultimately, patient care. The Manocept platform serves as the molecular backbone of Lymphoseek® (technetium Tc 99m tilmanocept) injection, the first product developed by Navidea based on the platform. Lymphoseek is a novel, state-of-the-art, receptor-targeted, small-molecule radiopharmaceutical used in the evaluation of lymphatic basins that may have cancer involvement in patients. Other than Lymphoseek, none of the Company’s drug product candidates have been approved for sale in any market. We have agreed to sell our Lymphoseek Product pursuant to the Asset Purchase Agreement. For more information, please visit our website at www.navidea.com. Our common stock is listed on the NYSE MKT under the trading symbol “NAVB.” Navidea is a Delaware corporation. Our executive offices are located at 5600 Blazer Parkway, Suite 200, Dublin, OH 43017. Our telephone number is (614) 793-7500.

Cardinal Health 414, LLC

Cardinal Health 414, LLC is a wholly-owned subsidiary of Cardinal Health, a global integrated healthcare services and products company providing customized solutions for hospital systems, pharmacies, ambulatory surgery centers, clinical laboratories and physician offices worldwide. Cardinal Health provides clinically proven medical products and pharmaceuticals and cost-effective solutions that enhance supply chain efficiency from hospital to home. It connects patients, providers, payers, pharmacists, and manufacturers for integrated care coordination and better patient management. For more information, please visit www.cardinalhealth.com. Cardinal Health is an Ohio corporation. Its common stock is listed on the New York Stock Exchange under the symbol “CAH” and its executive offices are located at 7000 Cardinal Place, Dublin, Ohio 43017. The telephone number there is (614) 757-5000.

Background of the Asset Sale

On July 25, 2012, the Company and Platinum entered into the Platinum Loan Agreement, pursuant to which Platinum agreed to make a non-revolving draw credit facility available to the Company in an initial aggregate principal amount of up to $15,000,000, which was subsequently increased to $50,000,000. We intend to use a portion of the net proceeds of the Asset Sale to repay approximately $9.6 million of principal and other amounts owed to Platinum under the Platinum Loan Agreement as a condition to consummation of the Asset Sale. Section 6.9(b) of the Platinum Loan Agreement prohibits the Company from selling, transferring or otherwise disposing of all or substantially all of its assets, which could include consummation of the Asset Sale, without consent of Platinum or repayment of all amounts due.

In May 2015, the Company and Macrophage, as guarantor, entered into the CRG Loan Agreement with CRG in its capacity as a lender and as control agent for other affiliated lenders party to the CRG Loan Agreement in which the lenders made a term loan to Navidea in the aggregate principal amount of $50 million, with an additional $10 million in loans to be made available in certain instances. The loan with CRG is collateralized by a security interest in substantially all of Navidea’s assets. The lenders may accelerate the payment terms of the CRG loan upon the occurrence of certain events of default set forth therein, which include, without limitation, the failure of Navidea to make timely payments of amounts due under the CRG Loan Agreement, the failure of Navidea to adhere to the covenants set forth in the CRG Loan Agreement, and the insolvency of Navidea. We intend to use a portion of the net proceeds of the Asset Sale to repay approximately $55.4 million of principal, accrued interest and other fees currently owed to CRG.

During April 2016, the Company received several notices from CRG which claimed that certain events of default had occurred under the CRG Loan Agreement, including under Sections 11.01(m) (alleging that a Change of Control has occurred), 11.01(e) (alleging that the Company’s agreement with Platinum reported in the Company’s Current Report on Form 8-K filed on March 18, 2016 constituted an amendment, modification, waiver or supplement to the Platinum Loan Agreement that required the written consent of CRG and that a subsidiary of the Company opened a bank account without notifying CRG), and 11.01(d) (alleging that the failure by the Company to notify CRG of a default itself constitutes an event of default) of the CRG Loan Agreement, and, as such, interest on the Company’s debt to CRG would begin to accrue at a default rate at 18% per annum until paid. Thereafter, on May 31, 2016, CRG declared all of the Company’s obligations under the CRG Loan Agreement and all other loan documents to be immediately due and payable. The Company disputes the amount claimed to be due and believes that CRG does not have the right to accelerate the loan. This matter is currently being litigated in Harris County Court, Texas.

In light of the CRG litigation, the Company’s current management team (Dr. Michael Goldberg, our President and Chief Executive Officer and former Chairman of the Board, and Jed A. Latkin, Interim Chief Operating Officer and Chief Financial Officer) has actively considered ways to monetize some or all of the Company’s assets and to pursue new strategic initiatives, such as a sale transaction or refinancing of the CRG debt. In order to maximize the number of potential investors, the Company entered into confidentiality agreements at various times with multiple investment banks. The Company also commenced work with several outside advisors to set up meetings with potential investors.

On May 5, 2016, Dr. Goldberg and Mr. Latkin met telephonically with a representative of an investment bank to discuss refinancing options and review lists of potential investors to provide loans to the Company. The parties met again on May 17, 2016, to further discuss financing options. The Company advised that issuing equity at this time would be too dilutive to stockholders, but it would consider royalty-based financing. In response, the investment bank’s representative indicated that it would be difficult for the Company to raise $60 million in a royalty-based financing without at least half of the amount coming from an equity raise.

On May 18, 2016, Dr. Goldberg and Mr. Latkin met with representatives of an investment advisor to discuss pursuing either a royalty-based transaction or debt placement. Again, that firm was not able to connect the Company with potential investors for a royalty-based transaction without including a dilutive equity component. On June 7, 2016, a representative of the investment advisor confirmed with Dr. Goldberg and Mr. Latkin that in order to be successful, all strategic options would require a significantly dilutive equity component.

On May 25, 2016, one of the investment banks started contacting investors for a potential refinancing of the CRG debt. The Company prepared a revised presentation and new financial projections were given to each of the investment banks.

On May 31, 2016, the Company signed an engagement letter with a second investment bank. Potential investors were immediately contacted to discuss either a debt financing or a royalty-based transaction that would limit the financing costs to a percentage of revenues from the Business. A small number of investors were interested in pursuing transactions which included both equity and debt. Dr. Goldberg and Mr. Latkin engaged in preliminary discussions with several investment funds, but the Company did not receive any firm commitments for financing.

On June 1, 2016, CRG contacted Cardinal Health 414 and demanded Cardinal Health 414 make all future payments for Lymphoseek sales directly to CRG, rather than to the Company. Cardinal Health 414 filed an interpleader in Franklin County, Ohio Court of Common Pleas, requesting that the court make a determination as to whom it should make such payments. Rulings on June 28, 2016, and August 1, 2016 resulted in $1,000,000 of Cardinal Health 414 payments being placed in escrow with the court, with the remaining payments going directly to the Company.

On June 3, 2016, Dr. Goldberg and Mr. Latkin met telephonically with Brian Pero, Cardinal Health’s legal counsel, to discuss the CRG litigation and a potential partnership between the Company and Cardinal Health. Discussions continued through June 8, 2016 and turned to potential financing options. On June 16, 2016, the Company signed a non-disclosure agreement with Cardinal Health 414, and on June 20, 2016, the Company was advised that a potential deal would be offered by Cardinal Health’s business development team.

On June 17, 2016, Dr. Goldberg and Mr. Latkin met with a representative of a healthcare focused fund management company. The parties discussed all aspects of the Company’s business and the various refinancing options for the Company. After the meeting, a non-disclosure agreement was signed and on June 21, 2016, the Company provided a full financial model with projected five-year cash flows, which included a royalty model, that outlined how a royalty-based deal structure would work and what type of return investors could expect.

On June 20, 2016, after not being able to find a viable investor for a royalty-based financing without a dilutive equity component, Dr. Goldberg and Mr. Latkin met again with Cardinal Health’s senior corporate development team (Joshua Gaines, James Steinberg and Aaron Lynch) to propose a potential acquisition of the Business. Throughout the month of June, our senior management and Board of Directors met internally and discussed a number of potential strategic alternatives to enhance stockholder value, including, without limitation, the possibility of selling the Business. Our management discussed these potential strategic alternatives at length with our Board of Directors at a meeting of our Board of Directors in June 2016. Our Board of Directors instructed our management to continue to evaluate potential strategic alternatives for the Business and to further apprise the Board regarding those alternatives. In addition, based on feedback from investors, bankers, and potential lenders and royalty-based lenders, the Company was advised that it needed a full-time committed chief executive officer in order to have a chance to refinance the CRG debt. The Board of Directors asked Dr. Goldberg to take on that responsibility as he had the knowledge and experience to step in immediately to take on this responsibility.

On June 23, 2016, Dr. Goldberg and Mr. Latkin met with management from Cardinal Health to discuss the general parameters of a possible transaction and a structure that could work for both parties.

On June 24, 2016, Cardinal Health 414 submitted an offer to the Company which consisted of (i) a cash payment to the Company of $45 million, (ii) a three-year $15 million secured loan to the Company with interest accruing annually at 12%, and (iii) five-year warrants to purchase up to 15 million shares of the Company’s common stock at a per share price of $0.66. The proposal outlined a royalty structure as follows: 10% for 2017, 8% for 2018 above the 2017 sales figure, 6% for 2019 above the 2018 sales figure, 4% for 2020 above the 2019 sales figure, and 2% for 2021 above the 2020 sales figure. The proposal also included a 15-year exclusive co-development deal whereby Cardinal Health 414 would own all future indications of Lymphoseek but would pay to the Company 20% of future sales on new indications of Lymphoseek. The proposal included a license-back of certain intellectual property related to the Business for outside of North America and within that license-back the Company would be responsible for royalty payments of 5% of all international sales.

Discussions with Cardinal Health 414 concluded on June 26, 2016 with the Company’s Chairman of the Board of Directors advising that the initial proposal was inadequate and would need to be substantially revised to be taken under further consideration by the Company. In a discussion between Dr. Goldberg and Josh Gaines, Sr. Vice President Corporate Development of Cardinal Health, the key assumptions of both companies were reviewed and a number of differences were identified. The parties agreed to share additional information to see if they could bridge the gap in valuation. Navidea agreed to provide additional information regarding the Lymphoseek asset and Cardinal Health 414 agreed to focus their interest with respect to a more limited market.

On June 28, 2016, our Chairman of the Board sent a formal letter to Cardinal Health 414 expressing appreciation of their proposal but that at this time the Company believed Cardinal Health 414 was undervaluing the Lymphoseek asset and that consummation of such a transaction would leave the Company in financial distress.

On June 30, 2016, after several calls and a meeting with the investment committee of an interested party, a representative of the interested party advised the Company that it would not be pursuing a refinancing with the Company at this time.

During July 2016, a third investment bank presented several potential investors to the Company. The Company determined to follow up with one of the investors. It was determined to be unlikely that the other investors would consummate an acceptable transaction with the Company.

On July 13, 2016, a court hearing was held in Texas with respect to the aforementioned CRG litigation. At the conclusion of the hearing, the court ordered the parties to mediation and stayed any ruling on CRG’s request to enjoin the Company from taking certain actions until after a mediation has been completed. The Company immediately contacted Cardinal Health 414 to discuss their interest in re-engaging in discussions, as the Company believed its options to remain a going concern and raising capital sufficient to repay CRG while continuing litigation with CRG were limited.

On July 14, 2016, Dr. Goldberg and Mr. Latkin spoke telephonically with management of an interested party and a representative from an investment bank. After the call, the Company provided the interested party with two models, the full company projections and an abbreviated royalty-based projection model designed to reflect the investor’s returns on a $60 million investment.

On July 27, 2016, the Company was advised by the investment company that it was not interested in a transaction with the Company at the valuations discussed. The investment company indicated that a smaller royalty-based deal following a substantial equity raise would be a possibility.

On August 29, 2016, Mr. Latkin met with representatives of Cardinal Health 414 who requested the meeting to express their continued interest in acquiring the North American rights to the Product. Cardinal Health 414 indicated that based on the continued growth in the Product sales and progress on their diligence they remained eager to work with the Company to see if a deal could be reached on mutually agreeable terms. Cardinal Health 414 offered a deal with a longer-term payout to help bridge the valuation gap.

On August 30, 2016, the Harris County court granted CRG’s TRO request in relation to the disclosure of the Company’s bank accounts and the implementation of control agreements on all non disclosed bank accounts. The decision caused an imminent threat to the Company’s ability to maintain a viable business. Dr. Goldberg contacted Mr. Gaines and requested a meeting as soon as possible to determine next steps. Dr. Goldberg indicated that he believed Navidea would likely have to shut down its operations until the completion of the CRG litigation because even if successful in appealing the Harris County ruling, Navidea would be unable to refinance the CRG debt until after completion of the litigation which was scheduled for mid-2017. He indicated that Navidea remained open to a transaction with Cardinal Health 414 but that the terms had to enable Navidea adequate time to execute on its business model in order for the Cardinal Health 414 transaction to be preferential to shutting down the Company until after the conclusion of the CRG litigation. Late in the evening August 30, 2016, the Company received an updated non-binding letter of intent from Cardinal Health 414 that included the new improved terms and conditions upon which Cardinal Health 414 would acquire the Business for $65 million in cash payable at closing and make royalty payments beginning in 2017 at 10% which decline by 1% each year thereafter until they reach 5% for the years 2022-2026 with total payments not to exceed $110 million or $175 million in the aggregate. Dr. Goldberg followed up with Cardinal Health 414 by email indicating the Company’s interest to move forward negotiating a transaction. A meeting was set for September 1, 2016. Navidea’s Board of Directors met by phone to discuss the Harris County court ruling and to review the latest offer from Cardinal Health 414. The Board of Directors authorized management to negotiate and close a deal with Cardinal Health 414 as they determined that there were no other viable alternatives given the court’s ruling in Harris County.

On September 1, 2016, Dr. Goldberg and Mr. Latkin attended a lengthy meeting at Cardinal Health to discuss material terms of the potential transaction with Cardinal Health 414 management. The parties aligned on those terms at the meeting and, Cardinal Health 414 promptly revised its non-binding offer to $80 million cash upon closing plus $6.7 million in earnout payments guaranteed for the first three years after close with the opportunity for the Company to earn additional payments of up to $210 million so that the maximum possible value of the transaction would be $310 million. In addition, the equity portion of the transaction was also increased from an initial offer of $1.00 per share for 10 million warrant shares to $1.50 per share, thereby potentially adding another $15 million for the Company. Both parties agreed to present the deal terms to their respective boards of directors and received approval to move forward with the proposed transaction on September 2, 2016. During the next few days the parties negotiated the letter of intent to reflect the foregoing.

On September 2, 2016, the Company’s Board of Directors met telephonically and reviewed the terms of the proposed Cardinal Health 414 transaction reflected in the letter of intent. The members reviewed the feedback from bankers and investors regarding replacing the CRG debt. Given the significant deterioration in the Company’s stock price as a result of the CRG litigation and the announcement of the Harris County Court decision, the Board of directors determined that there was no viable alternative to the Cardinal Health 414 deal. The Company was not able to pursue an equity transaction because, among other things, we did not have an effective registration statement for the sale of equity and, regardless the amount of equity we would have to sell was extremely dilutive to our stockholders. The Cardinal Health 414 deal was the only viable option and it provided the funds necessary to repay all our debt and provide sufficient funds to enable the achievement of a number of important milestones on our remaining product portfolio. After careful consideration, the Company’s Board of Directors voted to sell the Business to Cardinal Health 414.

On September 5, 2016, we executed the non-binding letter of intent providing Cardinal Health 414 with exclusivity in negotiations regarding the Business for a period of time that covered the period through which a definitive asset purchase agreement was executed. Exclusivity was granted to Cardinal Health 414 due to their extensive knowledge of the Product, the limited timeline to get a deal completed and the absence of competing offers to date. On September 6, 2016, we issued a press release in respect of the foregoing.

During the month of September 2016, the Company began responding to diligence requests from Cardinal Health 414.

On September 29, 2016, we received an initial draft of the proposed Asset Purchase Agreement from Cardinal Health 414.

On October 2, 2016, our Board of Directors met to discuss the diligence being conducted by Cardinal Health 414. Our senior management reviewed the progress of diligence and document review, the schedule for management meetings with Cardinal Health 414, and the timeline for preparation of asset purchase documents. At this meeting, our senior management also reviewed with our Board of Directors the status of the Business sale process.

Throughout October 2016, our senior management and Maslon LLP and Porzio, Bromberg & Newman, P.C., our legal advisors, held conference calls with Cardinal Health 414 and its advisors to discuss the proposed terms of the Asset Purchase Agreement, to address certain due diligence items raised by Cardinal Health 414, and to negotiate various terms and conditions of the Asset Purchase Agreement and related documents, and circulated revised drafts of such documents. Also during this period, representatives of Cardinal Health 414 continued their due diligence review of the Business and the Product. In addition to the negotiation of material terms set forth in the Asset Purchase Agreement and other ancillary agreements, the Company negotiated changes to the termination fee provisions to permit extension of the terms of Cardinal Health 414’s existing supply and distribution agreement with the Company or a termination fee payable upon the occurrence of certain events, but Cardinal Health 414 will not be entitled to both the extension to be granted and the fee to be paid. See pages 38-39 for a description of the final terms of the termination fee, extension of supply agreement and reimbursement of expenses upon termination of the Asset Purchase Agreement.

Also, in October 2016, a revised temporary restraining order was issued in respect of the CRG litigation, allowing the Company to receive 100% of the receivables due from Cardinal Health 414 with an additional $1 million deposited in a pledged collateral account by the Company as a bond. The $1 million previously deposited by Cardinal Health 414 in the Court’s registry as a bond has also been transferred to the pledged collateral account. There is currently $5 million in such pledged collateral account.

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Although the Company maintains that CRG’s allegations of default under the CRG Loan Agreement are without merit and believes it has defenses against these claims, the Company determined that its best course of action is to refinance its existing debt with CRG in the quickest manner possible. With this in mind, our senior management and Board of Directors reviewed the performance of our businesses and our strategies, opportunities, and objectives in the markets in which we operate. In conjunction with those reviews, we assessed the short- and long-term prospects of our business segments and the Company as a whole. We evaluated opportunities to grow our businesses based on our current assets and technology platforms, as well as by means of mergers, acquisitions, licenses, divestitures, asset sales, and strategic alliances with other companies. Our senior management and Board of Directors concluded that pursuing a transaction with Cardinal Health 414, our primary distributor of the Product throughout the United States through its network of nuclear pharmacies, would be in the best interest of the Company and its stockholders. Cardinal Health 414 is party to the Supply and Distribution Agreement with us, has knowledge of the Product and an interest in the success of the Business, with over 99% of the Product sales being made to Cardinal Health 414 during the nine months ended September 30, 2016 and approximately 81% of accounts and other receivables were due to us from Cardinal Health 414 as of September 30, 2016.

On November 21, 2016, our Board of Directors convened a meeting to discuss the proposed terms of the Asset Sale transaction and the proposed Asset Purchase Agreement and related documents. Our senior management and our corporate counsel also were present at the meeting. At the meeting, the current status of the Asset Purchase Agreement and the transaction was discussed, as well as a memorandum previously sent to our Board of Directors summarizing the fiduciary duties of the directors owed to our stockholders. Our Board of Directors also discussed the advantages and risks of the proposed transaction that are described in “Reasons for the Asset Sale” below. Dr. Goldberg also explained that as a result of the Asset Sale, the Company would have the resources necessary to focus on expanding its portfolio for Tilmanocept. The opportunities include ongoing clinical trials exploring the use of our imagin agent in cardio vascular, rheumatoid arthritis indications and multiple animal trials completed and ongoing at the Company’s wholly-owned subsidiary Macrophage Therapeutics in the therapeutic setting. The Board of Directors agreed that these opportunities represent a larger overall economic potential for the Company than the already approved diagnostic indications for the Product. Furthermore, the members of the Board of Directors agreed that the lightened commercial burden and more streamlined operations of the Company would allow it to be more flexible in its future pursuits of these new indications. After careful consideration, on November 23, 2016, by unanimous written consent, our Board of Directors determined that the Asset Sale and Asset Purchase Agreement were in the best interests of Navidea and our stockholders, approved the Asset Purchase Agreement and the Asset Sale, and recommended that our stockholders adopt and approve the Asset Purchase Agreement and the Asset Sale.

The Asset Purchase Agreement was executed by Navidea and Cardinal Health 414 on November 23, 2016.

On November 23, 2016, following the temporary suspension of trading on the NYSE MKT, Navidea issued a press release announcing the execution of the Asset Purchase Agreement and other matters.

Reasons for the Asset Sale

Our Board of Directors has determined that the sale of the Business in the Asset Sale is in the best interests of our stockholders because it believes that the purchase price represents the full valuation of the Business and that the Company will have a better chance of increasing stockholder value by selling the Business in this transaction than it would if it retained and continued the Business. Specifically, the initial cash proceeds of the Asset Sale will provide the Company with needed financial liquidity to eliminate all of the Company’s outstanding indebtedness to CRG and Platinum, which indebtedness the Company was previously unsuccessful in refinancing through other sources. In addition, in connection with the Asset Sale, and subject to Cardinal Health 414’s offset rights, the Company is guaranteed payments of $20.1 million during the first three years following the closing which, together with any initial cash proceeds remaining after CRG and other lenders of the Company are paid, will provide the Company with the opportunity to continue to operate its Remaining Businesses while pursuing other initiatives intended to increase stockholder value. Also, Cardinal Health 414, as owner of the Business after the closing of the Asset Sale, will have greater resources than the Company and a strong incentive to market the Product which factor into the amount of earnout payments up to $230 million of which can be earned by the Company during the course of ten years, without significant effort on the Company’s part.

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We believe that focusing on our Remaining Businesses will permit greater management and resource focus on what we believe to be the most substantial opportunity for growth and the creation of long-term stockholder value. The separation of the Business from our Remaining Businesses will better position the Business and our Remaining Businesses to each realize its full potential without any restrictions from the other. The growth of the Business would require increasing investment of our resources and focus as we seek to increase revenue, diversify revenue sources, and achieve profitability. The Asset Sale will allow us to increase our focus on the Remaining Business, including distributing the Product outside of North America.

In evaluating the Asset Purchase Agreement and the Asset Sale, our Board of Directors consulted with our senior management. Our Board of Directors also consulted with outside legal counsel regarding our Board of Directors’ fiduciary duties, legal due diligence matters, and the terms of the Asset Purchase Agreement, License-Back, and related agreements. Based on the factors discussed below, our Board of Directors concluded that the Asset Sale is in the best interests of our stockholders and recommended unanimously that our stockholders adopt and approve the Asset Purchase Agreement and the Asset Sale.

The factors that our Board of Directors considered in reaching its determination included, but were not limited to, the following:

•	the value and the consideration to be received by us pursuant to the Asset Purchase Agreement, including the fact that we would receive an up-front payment without the placement of any funds in escrow;

•	the potential for us to receive additional consideration in the form of earnout payments in the amount of up to an aggregate of $230 million based on the Net Sales attributable to the Product, of which $20.1 million is guaranteed, subject to Cardinal Health 414’s offset rights;

•	the form of the consideration in the Asset Sale being cash (both in respect of the up-front payment and any continuing royalty payments), and the certainty of the value of such cash consideration compared to stock or other possible forms of consideration;

•	the fact that we are in litigation with CRG and need to immediately eliminate our entire indebtedness to CRG and remove CRG’s security interest in substantially all of the assets of the Company;

•	that Cardinal Health 414 is an obvious buyer for the Product in that Cardinal Health 414 is party to the Supply and Distribution Agreement with the Company and is familiar with the Product and has an interest in the success of the Business, with over 99% of the Product sales being made to Cardinal Health 414 during the nine months ended September 30, 2016 and approximately 81% of accounts and other receivables were due to us from Cardinal Health 414 as of September 30, 2016.

•	financial information concerning the Business and our other businesses (including, without limitation, information relating to the financial condition and prospects of the Business and other businesses), current industry, economic and market conditions relating to the Product and other businesses and the possibility that the short- and long-term prospects of the Product may face increasing market pressures while our Remaining Businesses are presented with continued opportunities to grow;

•	the fact that the continued operation of both our Business and Remaining Businesses together could place certain restrictions on each of the businesses, due to strategic, competitive and operational considerations and limitations that may hinder their respective abilities to achieve their goals in the future;

•	the additional financial flexibility to continue to aggressively grow our Remaining Business, both with our current assets and technologies and through additional licenses or acquisitions;

•	the comprehensive review process undertaken by us which ultimately resulted in the agreement with Cardinal Health 414 to acquire the Product;

•	the alternatives available if we did not sell the Product to Cardinal Health 414, including independent pursuit of growth of the Business, through acquisitions or otherwise, all of which involve meaningful risks, financial commitments, and uncertainties, none of which, in the view of our Board of Directors, were as favorable to us and our stockholders as, nor more favorable to us and our stockholders than, the Asset Sale;

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•	the business reputation and experience of Cardinal Health 414 and its management, directors and shareholders and its financial resources which our Board of Directors believed supported the conclusion that a transaction with Cardinal Health 414 could be completed in an efficient and orderly manner;

•	the impact of the Asset Sale on our customers, employees, and other business partners; and

•	the reasonable likelihood of the consummation of the Asset Sale in light of the relatively limited conditions to Cardinal Health 414’s obligations to consummate the Asset Sale, including the fact that the consummation of the Asset Sale is not contingent on Cardinal Health 414’s ability to secure financing commitments or third party consents.

Our Board of Directors also identified and considered a number of uncertainties, risks and potentially negative factors in its deliberations concerning the Asset Sale, including:

•	the possibility that the transactions contemplated by the Asset Purchase Agreement, including the Asset Sale, might not be consummated, and the fact that if the Asset Sale is not consummated, (a) our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction, (b) we will have incurred significant transaction costs, (c) the potential negative market perception of our continuing business could potentially result in a loss of customers, business partners, channel partners and employees, any of which may have a material and adverse effect on our results of operations and our stock price, and (d) we will not be able to repay $55.4 million of debt to CRG and $9.6 million of debt to Platinum and will be required to explore alternative financing arrangements;

•	the effect of the public announcement of the Asset Sale and the Asset Purchase Agreement, including effects on our sales, customer and channel partner relationships, operating results, stock price, and our ability to attract and retain key management and sales and marketing personnel and technical support agents;

•	the fact that, after the Asset Sale, we will be entirely dependent on the performance of our Remaining Business, which, except with respect to distribution of the Product in Europe, is in a research and development stage and has not generated any revenues to date;

•	our obligations to provide services to Cardinal Health 414 for a period of time following the closing pursuant to the terms of the transition services agreement;

•	the restrictions on the conduct of the Business prior to completion of the Asset Sale, requiring us to conduct the Business only in the ordinary course, subject to specific limitations or Cardinal Health 414’s consent, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the Asset Sale;

•	the restrictions on our Board of Directors’ ability to solicit or engage in discussions or negotiations with a third party regarding alternative transactions, and the requirement that we pay for Cardinal Health 414’s transaction expenses, or Cardinal Health 414’s transaction expenses plus a $3,000,000 termination fee, in certain cases in the event of a termination of the Asset Purchase Agreement;

•	the risk that we will not be able to satisfy some or all of the conditions to Cardinal Health 414’s obligation to consummate the Asset Sale;

•	the risk that we could be exposed to future indemnification payments for a breach or violation of the representations and warranties or covenants contained in the Asset Purchase Agreement;

•	the performance of the Business as operated by Cardinal Health 414 following the Asset Sale which could result in our not receiving any of the additional $230,000,000 in earnout payments available pursuant to the Asset Purchase Agreement other than $20,100,000 of guaranteed payments (subject to Cardinal Health 414’s right to off-set from such payments any indemnification obligations of the Company), based on net sales attributable to the Product in North America over the course of the next ten years after consummation of the Asset Sale;

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•	the expectation that a portion of the consideration we will receive in connection with the Asset Sale will be subject to certain U.S. federal, state, and local income and other taxes;

•	the risk that unforeseen liabilities and expenses may be incurred that may limit the ultimate amount of net proceeds from the Asset Sale; and

•	the significant costs involved in consummating the Asset Sale, including legal and accounting and other costs, which we estimate to be approximately $600,000.

After careful and due consideration, our Board of Directors concluded that overall, the risks, uncertainties, restrictions and potentially negative factors associated with the Asset Sale were outweighed by the potential benefits of the Asset Sale, and that many of these risks could be managed or mitigated prior to the consummation of the Asset Sale or were unlikely to have a material adverse effect on our Company.

The foregoing information and factors considered by our Board of Directors are not intended to be exhaustive. In view of the variety of factors and the amount of information considered, our Board of Directors did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to the specific factors it considered in approving the Asset Sale and the Asset Purchase Agreement. In addition, individual members of our Board of Directors may have given different weights to different factors. Our Board of Directors considered all of these factors as a whole, and overall considered them to be favorable to support its determination.

Interests of Our Directors and Executive Officers in the Asset Sale

In considering the recommendation of our Board of Directors to vote for the proposal to adopt and approve the Asset Sale, you should be aware that some of our directors and executive officers may have personal interests in the Asset Sale that are, or may be, different from, or in addition to, your interests. Dr. Michael Goldberg, our President and Chief Executive Officer, previously managed a portfolio of funds for Platinum from May 2007 until December 2013. Dr. Goldberg was not a member of the management of any of the Platinum entities, rather he solely had control over the trading activities of a portfolio of health care investments from funds allocated to him from the Platinum funds. Dr. Goldberg was responsible for all investments made by Platinum in Navidea and for the trading in Navidea securities up until he joined Navidea’s Board of Directors in November 2013, at which time he relinquished all control over the trading of Navidea’s securities held by all of the Platinum entities. On December 13, 2013, Dr. Goldberg formally separated from Platinum and had no further role in managing their health care portfolio. As part of his separation from Platinum, Dr. Goldberg entered into a settlement agreement, dated March 28, 2014, and amended on June 11, 2015, with Platinum Partners Value Arbitrage Fund pursuant to which Dr. Goldberg was entitled to receive a beneficial ownership interest in 15% (1) of all securities held by Platinum at the time of his separation from Platinum which included, without limitation, warrants to purchase the Company’s common stock, and (2) of the drawn amounts from the Platinum debt facility. Dr. Goldberg and Platinum are presently in the process of effectuating the transfer of ownership in such securities to Dr. Goldberg. In furtherance of the foregoing, on October 17, 2016, Platinum transferred warrants to acquire an aggregate of 5,411,850 shares of our common stock to Dr. Goldberg. The Company has received notice that Dr. Goldberg intends to exercise such warrants prior to the record date. The Company has been advised that a portion of its outstanding debt to Platinum, as evidenced by a third amended and restated promissory note, is intended to be transferred to Dr. Goldberg upon consummation of the Asset Sale. That part of the Platinum debt not transferred to Dr. Goldberg will be paid-off by us using proceeds of the Asset Sale as the Asset Purchase Agreement requires that, at closing, all indebtedness of the Company be paid in full out of the initial closing cash payment, which includes debts payable to CRG, Platinum and Dr. Goldberg. The Company discussed obtaining a waiver of such requirement with respect to any Platinum debt transferred to Dr. Goldberg. Cardinal Health 414 has orally agreed to waive such requirement provided there is no security interest in the assets being transferred to Cardinal Health 414. Dr. Goldberg has agreed to not require repayment by the Company of any debt transferred to him and has agreed to release any financial covenants and securitization requirements. As of December 31, 2016, the outstanding portion of Platinum’s debt intended to be transferred to Dr. Goldberg was $1,423,173.35, which accrues interest at an annual rate of 14.125%, compounded monthly. In accordance with the terms of a Section 16(b) Settlement Agreement, Platinum agreed to forgive interest owed on the credit facility in an amount equal to 6%, effective July 1, 2016, making the effective annual interest rate 8.125% as of December 31, 2016.

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Post-Closing Business and Proceeds from the Asset Sale

Upon the closing of the Asset Sale, our Board of Directors and management will focus their attention on the License-Back and our Remaining Business. We will continue to pursue our growth strategy and the development of our technology for the early diagnosis and disease monitoring of cardiovascular disease and rheumatoid arthritis, along with other macrophage involved diseases, and the development, manufacture, and commercialization of the Product outside the Territory. We will also investigate possibilities for enhancing the business of Macrophage Therapeutics, Inc. that may have been less available to us, due to competitive factors, resource issues, or otherwise, when we operated both the Business and Remaining Business.

Our goals following the conclusion of the Asset Sale will be to continue to grow and diversify revenue in the Remaining Business while driving to achieve profitability, initially focusing on distribution of the Product in Europe and then by expanding the Product’s sales to other regions around the globe. To achieve growth we expect to continue to expand on our current pipeline of both diagnostic products through Navidea and our emerging Therapeutic products at our Macrophage Therapeutics subsidiary. During our growth process, we expect to add some additional employees and seek to outsource to clinical research organizations and other outside individuals and groups to assist us in developing our pipeline.

Recommendation of Our Board of Directors

After careful consideration, the members of our Board of Directors unanimously adopted and approved the Asset Sale pursuant to the Asset Purchase Agreement and determined the Asset Sale to be advisable and in the best interests of the Company and our stockholders, and recommends unanimously to our stockholders that the Asset Sale be approved by our stockholders.

Other Agreements and Transactions Related to the Asset Sale

License-Back Agreement

As part of the Asset Sale, subject to certain conditions, Cardinal Health 414 will enter into a license-back agreement with the Company pursuant to which Cardinal Health 414 will grant to us a sublicensable (subject to conditions) and royalty-free license to use certain intellectual property rights included in the Acquired Assets and owned by Cardinal Health 414 as of the closing of the Asset Sale to the extent necessary for the Company to (i) on an exclusive basis, subject to certain conditions, develop, manufacture, market, sell and distribute new pharmaceutical and other products that are not Competing Products, and (ii) on a non-exclusive basis, develop, manufacture, market, sell and distribute the Product throughout the world other than in the Territory. As used in the License-Back, a Competing Product is any pharmaceutical or other product that: (i) accumulates in lymphatic tissue or tumor-draining lymph nodes for the purpose of (a) lymphatic mapping or (b) identifying the existence, location or staging of cancer in a body; (ii) provides for or facilitates any test or procedure that is reasonably substitutable for any test or procedure provided for or facilitated by the Product; or (iii) is marketed for unapproved uses that allow such product to compete with the Product. Subject to the Company’s compliance with certain restrictions in the License-Back, the License-Back also restricts Cardinal Health 414 from using the intellectual property rights included in the Acquired Assets to develop, manufacture, market, sell or distribute any product other than the Product or other product that (a) accumulates in lymphatic tissue or tumor-draining lymph nodes for the purpose of (1) lymphatic mapping or (2) identifying the existence, location or staging of cancer in a body, or (b) provides for or facilitates any test or procedure that is reasonably substitutable for any test or procedure provided for or facilitated by the Product. Pursuant to the License-Back, Cardinal Health 414 will be provided with a right of first offer to market, sell and/or market any new products developed from the intellectual property rights licensed by Cardinal Health 414 to the Company by the License-Back.

Warrant Agreement

The Company shall grant to Cardinal Health 414 a five (5) - year warrant to purchase up to 10 million shares of the Company’s Common Stock at an exercise price of $1.50 per share.

Transition Services Agreement

Pursuant to the Asset Purchase Agreement, we have agreed to enter into a transition services agreement with Cardinal Health 414 pursuant to which we shall provide certain transitional, administrative and support services to Cardinal Health 414 following the closing of the Asset Sale.

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License Agreements with The Regents of the University of California (San Diego)

The Asset Purchase Agreement requires Cardinal Health 414 enter into a license agreement with UCSD to sell the Product in North America, and that our license agreement with UCSD be amended and restated.

Safety Data Exchange Agreement

Pursuant to the Asset Purchase Agreement, we will enter into a safety data exchange agreement in a form acceptable to us and Cardinal Health 414, which will set forth the terms and conditions by which safety data related to the Product will be shared.

Appraisal Rights

You will not experience any change in your rights as a stockholder as a result of the Asset Sale. None of Delaware law, our certificate of incorporation, or our bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with the Asset Sale, and we are not independently providing stockholders with any such right. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with the Asset Sale. Our shares of Common Stock are expected to remain publicly traded on the NYSE MKT stock market following the closing of the Asset Sale.

Accounting Treatment of the Asset Sale

Under accounting principles generally accepted in the United States of America, we expect to reflect the results of operations of the Business as discontinued operations beginning on the date of the closing of the Asset Sale. The anticipated gain on the sale, net of any applicable taxes, will be reflected in our financial statements commencing with the quarter during which the Asset Sale is completed, following stockholder approval of the Asset Sale pursuant to the terms of the Asset Purchase Agreement. For further information, see the unaudited pro forma condensed financial information included in this proxy statement.

Financing; Source and Amount of Funds

The Asset Sale is not conditioned on Cardinal Health 414’s ability to obtain financing.

Material U.S. Federal, State and Local Income Tax Consequences

The Asset Sale will not result in any material U.S. federal, state or local income tax consequences to our stockholders. The transaction will be a taxable event to the Company for U.S. federal, state and local income tax purposes. The Asset Sale is expected to result in the recognition of gain for U.S. federal income tax purposes and the imposition of some U.S. federal income tax on the Company in the year of the sale and may be subject to alternative minimum tax despite our cumulative federal net operating losses and federal income tax credits. In addition, we expect that all or substantially all of the taxable gain resulting from the Asset Sale will be subject to state and local income taxes and the imposition of state and local income tax on the Company despite our cumulative state and local income tax losses and income tax credits. The Asset Sale also may result in the Company being subject to state or local sales, use, gross receipts or other taxes in jurisdictions in which we file tax returns or have assets or activities.

Regulatory Matters

We have determined that the Asset Sale is not subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the reporting and waiting requirements of any other United States antitrust law. However, the Asset Sale may be subject to the FTC Order. A condition to Cardinal Health 414’s obligation to consummate the Asset Sale requires that the waiting period (and any extension thereof) under such order will have expired or will have been terminated or otherwise determined to be inapplicable. We are not aware of any other material regulatory approvals that are required to complete the Asset Sale.

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ASSET PURCHASE AGREEMENT

The following summary of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the copy of the Asset Purchase Agreement attached to this proxy statement as Appendix A and incorporated by reference herein. We urge you to read the Asset Purchase Agreement carefully and in its entirety because it, and not the summary set forth in this proxy statement, is the legal document that governs the Asset Sale.

The terms of the Asset Purchase Agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the Asset Sale. The Asset Purchase Agreement contains representations and warranties that Navidea, on the one hand, and Cardinal Health 414, on the other hand, made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to consummate the Asset Sale and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws. In addition, certain representations and warranties relate to information that is not known currently by either party and have been negotiated such that the risk that such representations or warranties are ultimately shown to not be true is allocated between the parties.

In addition, such representations and warranties are qualified by information in confidential disclosure schedules that Navidea and Cardinal Health 414 have exchanged in connection with signing the Asset Purchase Agreement. While Navidea does not believe that the disclosure schedules contain information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Asset Purchase Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules. These disclosure schedules contain certain information that has been included in our prior public disclosures, as well as additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

General

Under the terms of the Asset Purchase Agreement, Cardinal Health 414 has agreed to purchase the Acquired Assets. Specifically, the Company will sell, assign, convey and transfer to Cardinal Health 414, free and clear of all liens, all of its right, title and interest in, to and under all tangible and intangible assets used, held for use, or intended to be used in operating the Business in the Territory, including:

•	inventories used, held for use, or intended to be used in operating the Business, wherever located, including inventories of raw materials, finished goods, operating supplies, work-in-process, products, supplies, packaging, packaging materials, parts and other inventories used, held for use, or intended to be used in operating the Business, including any such being held on consignment, bailment or other arrangement;

•	all tooling, dies and other supplies and equipment, wherever located, used or held for use in manufacturing, testing, storing or handling of the Product;

•	all supplier and customer lists and pricing information relating to the Product;

•	other than the contracts specifically excluded from the Asset Sale pursuant to the Asset Purchase Agreement, all contracts and agreements to which the Company or any of its affiliates is a party to the extent related to the development, offer or sale of, or that are otherwise material to, the Product in the Territory or any employee hired by Cardinal Health 414 on or after the closing of the Asset Sale;

•	all intellectual property used in or reasonably necessary to conduct the Business and the goodwill associated therewith;

•	all product registrations of regulatory authorities related to the Product, including the new drug application approved by the FDA for the Product, all regulatory submissions in the United States that have been made with respect to the Product and all Health Canada regulatory submissions and, in each case, all files, data and records related thereto;

•	all permits related to the Product in the Territory;

•	the clinical trials and the clinical trial authorizations scheduled in the Asset Purchase Agreement and all files and records related thereto;

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•	all of the Company’s or its affiliates’ claims, causes of action, defenses and rights of offset or counterclaim against third parties relating to any Acquired Asset or any liability assumed by Cardinal Health 414 under the Asset Purchase Agreement, including unliquidated rights under manufacturers’ or vendors’ warranties;

•	all books and records of the Business, including all product designs and manufacturing drawings and all technical, sales and promotional literature used in the Territory, all correspondence with the FDA regarding an investigational new drug application (“IND”) and new drug application (“NDA”) for the Product, all clinical study data supporting the IND and NDA for the Product and all related historical safety and pharmacovigilance data;

•	all insurance benefits to the extent relating to claims arising out of events that occurred prior to closing of the Asset Sale (if any) and associated with the Acquired Assets, including such rights and proceeds receivable or hereafter received under any insurance policy written prior to such closing;

•	all right, title and interest in and to the Product; and

•	all goodwill associated with the Business and the Acquired Assets.

As consideration for the Asset Sale, Cardinal Health 414 agreed to: (i) make a cash payment to us at closing of $80,000,000 (reduced by an aggregate of approximately $65.0 million of indebtedness to be repaid to CRG and Platinum on behalf of the Company, the amount by which, if any, transferred Product inventory is less than $6 million, and estimated transaction costs of $600,000); (ii) assume certain liabilities of the Company associated with the Business as specified in the Asset Purchase Agreement; and (iii) make periodic earnout payments of up to $230 million, but not less than $20.1 million (to consist of contingent payments and milestone payments which, if paid, will be treated as additional purchase price) to us based on the Net Sales derived from the purchased Product, subject, in each case, to Cardinal Health 414’s right to off-set.

During the Contingent Payment Period, Cardinal Health 414 will pay to the Company contingent payments in an amount equal to eight percent of the Net Sales for each measuring year, or each fiscal year ending June 30th through and including June 30, 2026; provided that the first measuring year shall be from the closing of the Asset Sale through and including June 30, 2017. In the case of contingent payments to be made with respect to the first three measuring years during the Contingent Payment Period, Cardinal Health 414 will make such payments on a quarterly basis (equal to the greater of (a) eight percent of Net Sales during the applicable fiscal quarter, or (b) $1,675,000) to the Company within 30 days following the end of each fiscal quarter during the applicable measuring year. Notwithstanding the foregoing, with respect to the first measuring year, the minimum contingent payment will be pro rated based on a fraction, the numerator of which equals the number of days elapsed between the closing of the Asset Sale through and including June 30, 2017 and the denominator of which equals 365, and, to the extent such pro ration results in the Company receiving less than the minimum contingent payment for such first measuring period, Cardinal Health 414 will pay the Company a “catch-up contingent payment” in an amount equal to the difference between what the Company received and the minimum contingent payment for such first measuring period within 30 days following the end of the second fiscal quarter of the fourth measuring year. Notwithstanding the foregoing, if the contingent payment in any of the first three measuring years would be less than $6.7 million (as pro rated for the first measuring year) based upon the calculation of Net Sales, then the contingent payment to the Company for the applicable measuring year will be deemed to be $6.7 million (as pro rated for the first measuring year) (each such contingent payment during the first three measuring years, and the catch up contingent payment being the guaranteed payments), subject to Cardinal Health 414’s right to off-set the difference between $6.7 million and the amount that would have otherwise been payable in the absence of this minimum threshold against any future earnout payments that are not guaranteed. In no event will the sum of all contingent payments exceed $160,000,000.

During the Continent Payment Period, Cardinal Health 414 will pay to the Company the following additional milestone payments upon the achievement by or on behalf of Cardinal Health 414 of the following milestone events:

o	$10,000,000, payable after the first fiscal year ending June 30th in which annual Net Sales exceed $100,000,000;

o	$15,000,000, payable after the first fiscal year ending June 30th in which annual Net Sales exceed $200,000,000;

o	$20,000,000, payable after the first fiscal year ending June 30th in which annual Net Sales exceed $300,000,000;

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o	$25,000,000, payable after the first fiscal year ending June 30th in which annual Net Sales exceed $400,000,000.

In no event will the aggregate of all such milestone payments exceed $70,000,000, provided, however, that more than one milestone payment can be earned in the same fiscal year.

As part of the Asset Sale, the parties have agreed that simultaneous with the closing, subject to certain conditions, Cardinal Health 414 will enter into a License Back with the Company, pursuant to which Cardinal Health 414 will grant to the Company a sublicensable (subject to conditions) and royalty-free license to use certain intellectual property rights included in the Acquired Assets and owned by Cardinal Health 414 as of the closing of the Asset Sale to the extent necessary for the Company to (i) on an exclusive basis, subject to certain conditions, develop, manufacture, market, sell and distribute new pharmaceutical and other products that are not Competing Products, and (ii) on a non-exclusive basis, develop, manufacture, market, sell and distribute the Product throughout the world other than in the Territory. The License-Back also restricts Cardinal Health 414 from using the intellectual property rights included in the Acquired Assets to develop, manufacture, market, sell or distribute any product other than the Product or other product that (a) accumulates in lymphatic tissue or tumor-draining lymph nodes for the purpose of (1) lymphatic mapping or (2) identifying the existence, location or staging of cancer in a body, or (b) provides for or facilitates any test or procedure that is reasonably substitutable for any test or procedure provided for or facilitated by the Product. Pursuant to the License-Back, Cardinal Health 414 will be provided with a right of first offer to market, distribute and/or sell new products developed by the Company using the licensed intellectual property rights in the License-Back.

In addition, the Company will grant to Cardinal Health 414 a five (5) - year warrant to purchase up to 10 million shares of the Company’s Common Stock at an exercise price of $1.50 per share.

Closing

Closing of the Asset Sale under the Asset Purchase Agreement will occur within three business days following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated thereby, including the adoption and approval of the Asset Sale and the Asset Purchase Agreement by the holders of a majority of our Common Stock outstanding on the record date, or at such other time as we and Cardinal Health 414 may agree upon in writing.

Representations and Warranties

The Asset Purchase Agreement contains a number of customary representations and warranties applicable to us, subject in some cases to customary qualifications, relating to, among other things, the following:

•	corporate existence, qualification and good standing;

•	corporate power and authority to enter into and perform the Asset Sale and the execution, delivery and enforceability of the Asset Purchase Agreement;

•	binding effect of the Asset Purchase Agreement and the other agreements contemplated thereby;

•	subsidiaries of the Company;

•	absence of conflicts with or defaults under organizational documents, other contracts and applicable law or acceleration of material obligations, except as otherwise provided in the Asset Purchase Agreement;

•	required consents;

•	financial statements of the Business fairly present, in all material respects, the financial position and results of operation of the Business as of the respective dates or for the respective periods indicated;

•	absence of certain material adverse changes or events effecting the Business since December 31, 2015;

•	compliance with laws applicable to the Business and Acquired Assets;
•	validity of governmental permits;

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•	absence of litigation related to the Business, the Product or the Acquired Assets or seeking to enjoin or delay consummation of the Asset Sale;

•	title to property and purchased assets and sufficiency of the purchased assets for the continued conduct of the Business;

•	tax compliance and related matters with respect to the Business and the Acquired Assets;

•	environmental matters;

•	labor and employment matters and employee benefit plans;

•	intellectual property, used exclusively in connection with the Business;

•	material contracts related to the Business, including materiality requirements and thresholds related thereto;

•	insurance related to the Business;

•	title to Acquired Assets and sufficiency of the Acquired Assets in the conduct of the Business;

•	affiliate transactions;

•	brokers’ or finders’ fees, and other fees with respect to the Asset Sale;

•	suppliers of the Business;

•	product recalls and product liability claims;

•	FDA and regulatory matters

•	use and merchantability of inventory; and

•	Board of Director recommendation to approve the Asset Purchase Agreement and the Asset Sale and recommend stockholders approve the Asset Sale.

The Asset Purchase Agreement also contains a disclaimer of any other representations or warranties, express or implied, other than as set forth in the Asset Purchase Agreement or the Supply and Distribution Agreement.

Certain representations and warranties in the Asset Purchase Agreement provide exceptions for items that are not reasonably likely to have a “Material Adverse Effect.” For purposes of the Asset Purchase Agreement, a “Material Adverse Effect” means any change, effect, event, occurrence, circumstance, state of facts or development that, individually or in the aggregate, is or is reasonably likely to have a material adverse effect on (a) the Company, the Business, the Acquired Assets or the liabilities of or related to the Product to be assumed by Cardinal Health 414, or (b) the ability of the Company to timely consummate the transactions contemplated by the Asset Purchase Agreement; provided, however, that for purposes of the representations and warranties entitled “Absence of Certain Developments” and “Conduct of Business Prior to Closing” of the Asset Purchase Agreement, any adverse change, effect, event, occurrence, circumstance, state of facts or development to the extent arising from or related to any of the following will not be deemed to constitute and will not be taken into account in determining whether a Material Adverse Effect has occurred: (i) the announcement, pendency or consummation of the transactions contemplated by the Asset Purchase Agreement; (ii) conditions affecting the global economy or financial markets as a whole, or generally affecting the medical product industry; (iii) any change after the date of the Asset Purchase Agreement in any applicable legal requirements or generally accepted accounting principles; (iv) the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism; or (v) earthquakes, hurricanes, floods or other natural disasters (except in the case of the foregoing clauses (ii) through (v) to the extent such changes, effects, events, occurrences, circumstances, states of fact or developments have a disproportionate adverse impact on the Company or the Business as compared to other participants in the industry or geographies in which they operate).

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The Asset Purchase Agreement also contains a number of customary representations and warranties applicable to Cardinal Health 414, subject in some cases to customary qualifications, relating to, among other things, the following:

•	corporate existence, qualification and good standing;

•	corporate power and authority to enter into and perform the Asset Sale and the execution, delivery and enforceability of the Asset Purchase Agreement;

•	binding effect of the Asset Purchase Agreement and the other agreements contemplated thereby;

•	absence of conflicts with or defaults under organizational documents, other contracts and applicable law or acceleration of material obligations, except as otherwise provided in the Asset Purchase Agreement;

•	required consents;

•	absence of litigation with material adverse effect on Cardinal Health 414’s ability to consummate the Asset Sale;

•	brokers’ or finders’ fees, and other fees with respect to the Asset Sale; and

•	the availability of funds necessary to allow Cardinal Health 414 to consummate the Asset Sale.

Indemnification; Survival of Indemnification Obligations

After the closing of the Asset Sale, we have agreed to indemnify and hold Cardinal Health 414 and its affiliates harmless from any loss arising out of (i) any breach or inaccuracy of representations and warranties by us in the Asset Purchase Agreement and other related agreements, (ii) breaches by us of any covenants or agreements made or to be performed by us under the Asset Purchase Agreement or related agreements, (iii) any excluded assets or liabilities under the Asset Purchase Agreement, and (iv) certain additional items scheduled by the parties. In general, we are required to indemnify Cardinal Health 414 for any indemnifiable losses arising out of a breach of our representations or warranties, subject to certain exceptions, for a period of three years following the closing date of the Asset Sale. In general, we are not obligated to make Cardinal Health 414 whole for any losses suffered as a result of breaches of our representations and warranties until Cardinal Health 414 suffers losses in excess of $400,000, at which point we are obligated to indemnify Cardinal Health 414 for all losses in excess of $400,000, subject to limitations set forth below. In addition, our liability for any claim for indemnification brought by us for breach of a representation or warranty is, subject to certain exceptions for fundamental representations set forth in the Asset Purchase Agreement, limited to fifteen percent of the purchase price, which shall include $80 million initial cash payment at closing plus the aggregate of earnout payments up to $230 million, of which $20.1 million is guaranteed, subject to offset for indemnification claims. Claims for breaches of representations and warranties regarding our corporate existence, validity of the Asset Purchase Agreement, authority and power to enter into the Asset Sale, our subsidiaries, conflicts, consents to the Asset Sale, compliance with laws, taxes, intellectual property, title to Acquired Assets, affiliate transactions, and brokers, as fundamental representations, are not subject to the limitations on indemnification set forth above and in the Asset Purchase Agreement, and Cardinal Health 414 may proceed directly against us for any such claims up to the full purchase price.

After closing of the Asset Sale, Cardinal Health 414 has agreed to indemnify and hold us and our affiliates harmless from any loss arising out of (i) any breach of representations and warranties by Cardinal Health 414 in the Asset Purchase Agreement and other related agreements, (ii) breaches by Cardinal Health 414 of any covenants or agreements made or to be performed by it under the Asset Purchase Agreement or any agreements entered into in connection therewith, or (iii) any liability assumed by Carinal under the Asset Purchase Agreement. In general, Cardinal Health 414 is not obligated to make us whole for any losses arising out of breaches of Cardinal Health 414’s representations and warranties until we suffer losses in excess of $400,000, at which point Cardinal Health 414 is obligated to indemnify us for all losses in excess of $400,000. Claims for breaches of representations and warranties regarding Cardinal Health 414’s corporate existence, validity of the Asset Purchase Agreement, authority and power to enter into the Asset Sale, conflicts, consents to the Asset Sale, and brokers, are not subject to the limitations on indemnification set forth above and in the Asset Purchase Agreement, and we may proceed directly against Cardinal Health 414 for any such claims.

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Covenants and Agreements

Under the Asset Purchase Agreement, we have agreed to abide by certain customary covenants prior to the closing of the Asset Sale or the earlier termination of the Asset Purchase Agreement. Among others, these covenants include an agreement to not take any of the following actions without the written consent of Cardinal Health 414 prior to the closing of the Asset Sale or the earlier termination of the Asset Purchase Agreement:

•	fail to use reasonable efforts to preserve the present business operations, organization and goodwill of the Company’s Business and preserve present relations with customers, suppliers and employees of such business, and conduct such Business in the ordinary course consistent with past practice;

•	take or permit any action that, if it had been taken or permitted, would reasonably be expected to result in a breach of any representation or warranty made by us under the Asset Purchase Agreement;

•	amend our certificate of incorporation or bylaws in any manner which could adversely affect the transactions contemplated by the Asset Purchase Agreement;

•	merge or consolidate with any entity or acquire any equity interest in any business or entity;

•	adopt a plan or complete a partial liquidation or authorize or undertake a dissolution, consolidation, restructuring, recapitalization or other reorganization;

•	sell, pledge, dispose of, transfer, lease, license, guarantee, encumber or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of any assets, other than any sale of finished product inventory in the ordinary course of business;

•	take any action that would reasonably be expected to increase taxes with respect to the Business or the Acquired Assets for any taxable period beginning after the closing date of the Asset Sale or the portion of any straddle period for taxes beginning the day after the closing;

•	waive, release, compromise or settle any pending or threatened action except for actions (i) with respect to which an insurer has the right to control the decision to settle or (ii) as to which such settlement does not adversely affect the Company after the closing of the Asset Sale or solely involves monetary payments, prior to the closing, of less than $75,000; or

•	agree, commit or offer to or fail to perform any action that results in or legally binds the Company to do any of the foregoing.

No Negotiation or Solicitation of Competing Transaction

The Asset Purchase Agreement provides that, except as specifically provided for in the Asset Purchase Agreement, we will not (and we will cause our employees, officers, directors and agents not to), directly or indirectly, initiate, facilitate, solicit or encourage any inquiries, proposals, indications of interest or offer that constitute or could reasonably be expected to lead to any proposal with respect to any merger, consolidation or other business combination, reorganization, recapitalization, share exchange, dissolution, liquidation or similar transaction involving the Company or its subsidiaries or the purchase or sale of an equity interest representing more than 25% of the voting power of the Company or the purchase or sale of assets, businesses, securities or ownership interests representing more than 25% of the net revenues, net income or net assets of the Business, taken as a whole, or of the Company and its subsidiaries as a whole (an “Acquisition Proposal”).

Employee Matters

Cardinal Health 414 may offer employment after the closing of the Asset Sale to any employee of the Company who devotes any portion of his or her time to the Business. We shall retain responsibility for all costs arising on account of periods ending with the closing of the Asset Sale with respect to all employees.

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In addition, directly or indirectly, during the five year period from and after the closing of the Asset Sale, we may not solicit, encourage to leave employment, or hire any person employed by Cardinal Health 414 on the date the Asset Purchase Agreement was executed, or any employee in the Business, or induce or attempt to induce, or assist anyone else to induce or attempt to induce, any customer, supplier, licensee of Cardinal Health 414 to reduce or discontinue its business with Cardinal Health 414 or in any way interfere with the relationship between any customer, supplier, licensee or business relation of the Business.

Exclusivity

Our Board of Directors shall not (i) withdraw, amend or modify, or propose publicly to withdraw, amend or modify, in a manner adverse to Cardinal Health 414, its recommendation that the Company’s stockholders approve the Asset Sale or (ii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, or fail to reject, any acquisition proposal or (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or cause or permit the Company to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, joint venture agreement or other similar agreement related to, or that is intended to or could reasonably be expected to lead to, any acquisition proposal. Notwithstanding the foregoing, if prior to obtaining stockholder approval of the Asset Sale, the Board of Directors determines in good faith that failure to do so would be reasonably likely to be a violation of its fiduciary duties to the stockholders of the Company under Delaware law, the Company may terminate the Asset Purchase Agreement, subject to the other terms and provisions of the Asset Purchase Agreement.

Covenant Not to Compete or Disclose

Pursuant to the Asset Purchase Agreement, the Company has agreed that it shall not, and shall cause its affiliates not to:

•	for a period of five years from the closing of the Asset Sale, engage in any business that competes with the Business in North America, either directly or indirectly through any entity, as an entity, owner, partner, agent, employee, consultant or in any other capacity, and regardless of whether the Company utilizes any of Cardinal Health 414’s intellectual property rights to compete with the Business;

•	for a period of five years from the closing of the Asset Sale, (i) hire, solicit, encourage, or engage in any activity to induce any employee transferred to Cardinal Health 414 at the closing or other then-current employee of the Business in the Territory, to terminate his or her employment or relationship with Cardinal Health 414, (ii) interfere with the relationship between Cardinal Health 414 and any employee of the Business, or (iii) induce or attempt to induce any customer, supplier, licensee, or business relation of the Business to cease doing business with Cardinal Health 414 in the Territory; or

•	disclose any confidential information of the Business to any person, or use such information for any purpose.

Pursuant to the Asset Purchase Agreement, each of Cardinal Health 414 and Navidea covenant to use its good faith, commercially reasonable efforts to ensure that all labeling with respect to the products manufactured by or for the benefit of such party, for a period of five years following the closing of the Asset Sale, shall not suggest that users thereof may use such products in any manner (such as promoting “off-label” use) that would violate the restrictions of such party set forth in the Asset Purchase Agreement (with respect to Navidea) or the License-Back Agreement (with respect to Cardinal Health 414).

Supply and Distribution Agreement

The Supply and Distribution Agreement, dated November 15, 2007, between us and Cardinal Health 414 will be terminated as of the closing of the Asset Sale and the provisions thereof shall be of no further force and effect from and after the closing (other than any indemnification, notification or data sharing obligations which shall survive the termination). Cardinal Health 414 and the Company on behalf of themselves and their respective affiliates will irrevocably release and forever discharge each other from all of their respective duties, obligations and liabilities under such Supply and Distribution Agreement (other than indemnification, notification or data sharing obligations which shall survive the termination). If the closing of the Asset Sale does not occur, the Supply and Distribution Agreement may, in certain circumstances and subject to certain conditions, be extended under its existing terms for a period of three years from its existing expiration date as described below under the section entitled “Termination”.

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Conditions to Completion of the Asset Sale

The obligations of us and Cardinal Health 414 to complete the Asset Sale are subject to the satisfaction or waiver of certain customary conditions, including the following:

•	absence of any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction which prohibits or prevents the consummation of the transactions contemplated by this Agreement or the closing of the Asset Sale;

•	if a filing is made under the Hart-Scott-Rodino Act, the waiting period (and any extension thereof) under the such act will have expired or will have been terminated;

•	the requisite stockholders of the Company shall have approved the Asset Purchase Agreement and Asset Sale; and

•	Cardinal Health 414 shall have entered into a license agreement with UCSD to sell the Product in North America, and our existing license agreements with UCSD shall have been amended and restated.

In addition, the obligations of Cardinal Health 414 to complete the Asset Sale are subject to the satisfaction by us or waiver by Cardinal Health 414 of conditions, including the following:

•	Our fundamental representations and warranties set forth in the Asset Purchase Agreement shall be true and correct in all material respects as of the date of execution of the Asset Purchase Agreement and as of the closing date, and all other representations and warranties set forth therein shall be true and correct (without regard to any qualifications therein as to materiality or material adverse effect) as of the date of execution of the Asset Purchase Agreement and as of the Closing Date as though such representations and warranties were made as of the Closing Date (or as of the specific date referred to for any representation or warranty which specifically refers to an earlier date), except in each case for breaches or inaccuracies of such representations or warranties that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect.

•	we shall have performed and complied in all material respects with each of the covenants, agreements and obligations we are required to perform under the Asset Purchase Agreement;

•	the absence of a Material Adverse Effect;

•	Cardinal Health 414 shall have received all permits necessary to operate the Business;

•	We shall have delivered all transaction documents to be delivered in connection with the closing;

•	individuals requested by Cardinal Health 414 shall have entered into retention agreements with Cardinal Health 414 on terms and conditions satisfactory to Cardinal Health 414;

•	Product registrations shall have been transferred in accordance with applicable laws from us to Cardinal Health 414 in the Territory;

•	the waiting period (and any extension thereof) under the FTC Order will have expired or will have been terminated or otherwise determined to be inapplicable;

•	all investigations relating to the Field Alert Report submitted by Navidea to the FDA on March 31, 2016 will have been completed and closed, and any flawed assay method that may be the root cause for the failure that led to the Field Alert Report will have been addressed, to the reasonable satisfaction of Buyer; and

•	all supplier audits due in 2016 will have been completed to the satisfaction of Cardinal Health 414.

Our obligation to complete the Asset Sale is subject to the satisfaction by Cardinal Health 414 or waiver by us of conditions, including the following:

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•	Cardinal Health 414’s fundamental representations and warranties set forth in the Asset Purchase Agreement shall be true and correct in all material respects as of the date of execution of the Asset Purchase Agreement and as of the closing date, and all other representations and warranties set forth therein shall be true and correct (without regard to any qualifications therein as to materiality or material adverse effect) as of the date of execution of the Asset Purchase Agreement and as of the Closing Date as though such representations and warranties were made as of the Closing Date (or as of the specific date referred to for any representation or warranty which specifically refers to an earlier date), except in each case for breaches or inaccuracies of such representations or warranties that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of Cardinal Health 414 to perform its obligations under the Asset Purchase Agreement or to consummate the transactions contemplated by such agreement;

•	Cardinal Health 414 shall have performed and complied in all material respects with each of the covenants, agreements and obligations Cardinal Health 414 is required to perform under the Asset Purchase Agreement; and

•	Cardinal Health 414 shall have delivered all transaction documents to be delivered in connection with the closing.

Termination

We and Cardinal Health 414 may by mutual written consent terminate the Asset Purchase Agreement at any time prior to the completion of the Asset Sale.

In addition, either we or Cardinal Health 414 may, in writing, terminate the Asset Purchase Agreement at any time prior to the effective time of the Asset Sale:

•	if the Asset Sale has not been completed on or before the 180th calendar day after execution of the Asset Purchase Agreement, unless extended by writing of the parties, provided, however, that the right to terminate in this instance will not be available to any party whose failure to fulfill or comply with any obligation or covenant under the Asset Purchase Agreement has been the cause of, or resulted in, the failure to close on or prior to such date;

•	if (so long as such party is not then in material breach of any of its representations, warranties or covenants contained in the Asset Purchase Agreement) the other party shall have breached any material provision of the Asset Purchase Agreement as specifically set forth therein, and such breach is not curable, or shall not have cured such breach within 30 days of receiving notice, and such provision has not been waived by the party terminating the agreement;

•	if any governmental authority will have issued an order or other legal requirement enjoining or otherwise prohibiting the transactions contemplated by the Asset Purchase Agreement and such order or legal requirement will have become final and nonappealable, except that the right to terminate and abandon the transactions contemplated by the Asset Purchase Agreement pursuant hereto will not be available to any party whose failure to fulfill or comply with any obligation or covenant under the Asset Purchase Agreement has been the cause of, or resulted in, the issuance of such nonappealable order or legal requirement; or

•	at any time following the Special Meeting of the Stockholders (including any adjournment or postponement thereof in accordance with the terms of the Asset Purchase Agreement) if the Company does not receive stockholder approval for the Asset Sale at the meeting.

38

The Asset Purchase Agreement may also be terminated by us, at any time prior to obtaining stockholder approval, if our Board of Directors shall approve and we concurrently with such termination enter into another acquisition agreement providing for the implementation of transactions contemplated by a superior proposal, or by Cardinal Health 414 if (i) our board adversely changes its favorable recommendation that our stockholders approve the Asset Sale, (ii) the Company fails to reconfirm its favorable recommendation of the Asset Sale in certain instances within five business days of Cardinal Health 414’s request, (iii) the Company or our Board of Directors makes certain public disclosure with respect to any Acquisition Proposal other than the Asset Sale, or (iv) we breach in any material respect any of our exclusivity obligations set forth in the Asset Purchase Agreement. In any of these instances, the Company will be required to pay a termination fee of $3,000,000 to Cardinal Health 414 and reimburse Cardinal Health 414 for its reasonable out-of-pocket expenses, actually documented and incurred or payable by or on behalf of Cardinal Health 414 in connection with or in anticipation of the Asset Sale and the agreements related thereto, including all attorney’s fees, financial advisor’s fees, accountants’ fees and filing fees not to exceed $2,000,000 in the aggregate (“Termination Expenses”); provided, however, that if Cardinal Health 414 elects to extend the Supply and Distribution Agreement pursuant to the terms of the Asset Purchase Agreement, the Termination Fee will not be paid and Cardinal Health 414 will only be eligible to receive a reimbursement of expenses.

In the event that the Asset Purchase Agreement is terminated pursuant to the termination provisions of the Asset Purchase Agreement and within twelve months after such termination, the Company accepts a written offer for, or otherwise enters into an agreement or consummates one or more transactions that, directly or indirectly, result in a sale, license or other transfer of the Business, the Product or all or substantially all of the Company or its assets to a third party, then the Supply and Distribution Agreement shall, subject to the applicable requirements of the FTC Order, be extended under the existing terms for a period of three years from its then-existing expiration date; provided, however, that if the parties are unable to extend the Supply and Distribution Agreement under the FTC Order due to the action of any governmental authority or for any other reason, Cardinal Health 414 will be eligible to be paid the termination fee described above.

If the Asset Purchase Agreement is terminated by (i) Cardinal Health 414 (so long as Cardinal Health 414 is not then in material breach of the Asset Purchase Agreement) if a breach of the Asset Purchase Agreement by the Company results in or would result in certain conditions of the Asset Purchase Agreement not being satisfied and such breach cannot be cured or, if curable, remains uncured for a period of 30 days after the Company has received written notice from Cardinal Health 414 of the occurrence of such breach (of, if earlier, the date of termination), and such conditions have not been waived by Cardinal Health 414, or (ii) either party if the Asset Sale is not approved by the stockholders, then the Company will reimburse Cardinal Health 414 for Termination Expenses. In addition, if prior to such termination there exists another proposal for the acquisition, merger, consolidation or other business combination involving the Product or the Company, and within twelve months after such termination the Company or its subsidiaries accepts a written offer for, or otherwise enters into an agreement to consummate or consummates, such other acquisition, merger, consolidation or other business combination involving the Product or the Company, then upon the signing of a definitive agreement related to any such transaction, or, if no such agreement is signed, then upon consummation of any such transaction, the Company will pay to Cardinal Health 414 a $3,000,000 termination fee unless Cardinal Health 414 elects to extend the Supply and Distribution Agreement in accordance with the Asset Purchase Agreement and such term is actually so extended.

Expenses

The Asset Purchase Agreement provides that, except as otherwise set forth in the Asset Purchase Agreement, each party shall pay all costs and expenses incurred on its behalf in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated by the Asset Purchase Agreement, including, without limitation, the fees and expenses of their attorneys, accountants, advisors and other representatives.

Amendment

The Asset Purchase Agreement shall be amended, modified or supplemented only by a written agreement between Cardinal Health 414 and the Company.

39

NAVIDEA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

Set forth below is our selected financial data as of the dates and for the periods indicated. The selected consolidated balance sheet data as of September 30, 2016 and the consolidated statement of operations data for the nine months ended September 30, 2016 and 2015 were derived from our unaudited consolidated financial statements included in our filings on Form 10-Q for the quarters ended September 30, 2016 and 2015. The consolidated balance sheet data as of December 31, 2015, 2014, 2013, 2012, and 2011 and the consolidated statements of operations data for the years ended December 31, 2015, 2014, 2013, 2012 and 2011 were derived from the audited consolidated financial statements included in our filings on Form 10-K for each of the respective periods. The data should be read in conjunction with our financial statements and notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our filings on Forms 10-Q and 10-K. Certain reclassifications have been made to the prior year’s financial statements to conform to the 2016 presentation. Summary financial data for 2015 and 2011 reflect the disposition of our gamma detection device business in August 2011 and the reclassification of certain related items to discontinued operations. Data are in thousands, except per-share data.

	Pro Forma (a)		Historical
	September 30,		December 31,
	2016	2016	2015	2014	2013	2012	2011
Consolidated Balance Sheet Data:
Total assets	$20,963	$11,190	$14,965	$11,830	$39,626	$11,677	$30,603
Long-term liabilities	651	11,200	62,616	32,573	32,703	7,107	6,122
Accumulated deficit	(316,433)	(390,973)	(380,547)	(352,984)	(317,257)	(274,558)	(245,357)

	Pro Forma(a)		Historical
	Nine Months Ended September 30,	Year Ended December 31,	Nine Months Ended September 30,		Years Ended December 31,
	2016	2015	2016	2015	2015	2014	2013	2012	2011
Consolidated Statement of Operations Data:
Revenue	$3,940	$3,013	$18,614	$8,956	$13,249	$6,275	$1,131	$79	$598
Cost of goods sold	5	3	2,017	1,239	1,755	1,586	333	—	—
Research and development expenses	5,013	10,563	6,461	10,181	12,788	16,780	23,710	16,890	15,154
Selling, general and administrative expenses	5,833	10,888	9,926	13,486	17,257	15,542	15,526	11,178	9,548
(Loss) income from operations	(6,911)	(18,441)	210	(15,950)	(18,551)	(27,633)	(38,438)	(27,989)	(24,104)
Other expenses, net	(107)	(3,989)	(10,637)	(9,103)	(10,208)	(8,094)	(4,261)	(1,168)	(943)
Income tax benefit	—	436	—	—	436	—	—	—	7,880
Loss from continuing operations	$(7,018)	$(21,994)	(10,427)	(25,053)	(28,323)	(35,727)	(42,699)	(29,157)	(17,167)
Discontinued operations, net			—	—	759	—	—	—	22,780

Net (loss) income			(10,427)	(25,053)	(27,564)	(35,727)	(42,699)	(29,157)	5,613
Less loss attributable to noncontrolling interest			—	—	(1)	—	—	—	—
Deemed dividend			—	(46)	(46)	—	—	—	—
Preferred stock dividends			—	—	—	—	—	(43)	(100)
(Loss) income attributable to common stockholders			$(10,427)	$(25,099)	$(27,609)	$(35,727)	$(42,699)	$(29,200)	$5,513

(Loss) income per common Share (basic and diluted):
Continuing operations	$(0.05)	$(0.15)	$(0.07)	$(0.17)	$(0.19)	$(0.24)	$(0.35)	$(0.29)	$(0.17)
Discontinued operations			$(0.00)	$(0.00)	$0.01	$(0.00)	$(0.00)	$(0.00)	$0.23
(Loss) income attributable to common stockholders			$(0.07)	$(0.17)	$(0.18)	$(0.24)	$(0.35)	$(0.29)	$0.06

Shares used in computing (loss) income per common share:
Basic and diluted	155,391	151,180	155,391	150,031	151,180	148,748	121,809	99,060	90,509

(a)	Pro forma financial data is intended to represent the financial position and results of operations as if the Business had been sold as of January 1, 2015, the start date of the first period that is presented pro forma in this table. For more information, refer to our unaudited pro forma consolidated financial statements and notes on pages 57 – 65.

40

THE LYMPHOSEEK NORTH AMERICA BUSINESS OF

NAVIDEA BIOPHARMACEUTICALS, INC.

UNAUDITED FINANCIAL STATEMENTS

Navidea develops, manufactures and commercializes a product used for (1) lymphatic mapping, (2) lymph node biopsy, and (3) the diagnosis of metastatic spread to lymph nodes for the staging of cancer, the North American rights to which are being sold to Cardinal Health 414 (the Business). Navidea has prepared the following unaudited financial statements to show the balance sheets, statements of operations and statements of cash flows of the Business on a stand-alone basis. The unaudited financial statements represent the results of operations and financial position of the Business, reflecting the assets to be acquired and liabilities to be assumed by Cardinal Health 414 pursuant to the Asset Purchase Agreement.

The following unaudited financial statements of the Business are presented:

Interim Data

•	Unaudited Balance Sheets – as of September 30, 2016 and December 31, 2015
•	Unaudited Statements of Operations – nine months ended September 30, 2016 and 2015
•	Unaudited Statements of Cash Flows – nine months ended September 30, 2016 and 2015
•	Notes to the Unaudited Interim Financial Statements

Full-Year Data

•	Unaudited Balance Sheets – as of December 31, 2015 and 2014
•	Unaudited Statements of Operations – years ended December 31, 2015, 2014 and 2013
•	Unaudited Statements of Cash Flows – years ended December 31, 2015, 2014 and 2013
•	Notes to the Consolidated Financial Statements

The unaudited financial statements of the Business, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical audited consolidated financial statements and the notes thereto included in Navidea’s Annual Report on Form 10-K for the years ended December 31, 2015 and 2014 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2016, as filed with the SEC, which are incorporated herein by reference.

The unaudited financial statements of the Business do not purport to represent, and are not necessarily indicative of, what the actual financial results would have been had Navidea operated the Business as a separate entity.

41

THE LYMPHOSEEK NORTH AMERICA BUSINESS OF

NAVIDEA BIOPHARMACEUTICALS, INC.

UNAUDITED BALANCE SHEETS

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Accounts receivable, net	$2,829,199	$2,498,087
Inventory, net	804,882	652,906
Prepaid expenses and other	243,031	172,585
Total current assets	3,877,112	3,323,578

Property and equipment	352,256	352,256
Less accumulated depreciation and amortization	248,664	200,844
	103,592	151,412

Patents and trademarks	55,509	55,509
Less accumulated amortization	21,209	16,036
	34,300	39,473

Total assets	$4,015,004	$3,514,463

LIABILITIES AND NET INVESTMENT
Current liabilities:
Accounts payable	$688,559	$242,220
Accrued liabilities and other	1,157,720	859,365
Total current liabilities	1,846,279	1,101,585

Other liabilities	—	1,000,000
Total liabilities	1,846,279	2,101,585

Navidea Biopharmaceuticals, Inc. net investment in the Business	2,168,725	1,412,878

Total liabilities and net investment in the Business	$4,015,004	$3,514,463

The accompanying notes are an integral part of these unaudited financial statements.

42

THE LYMPHOSEEK NORTH AMERICA BUSINESS OF

NAVIDEA BIOPHARMACETUCIALS, INC.

UNAUDITED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,
	2016	2015
Revenues:
Lymphoseek sales revenue	$14,673,689	$6,737,917
Grant and other revenue	575	279
Total revenue	14,674,264	6,738,196

Cost of goods sold	2,012,301	1,237,061

Gross profit	12,661,963	5,501,135

Operating expenses:
Research and development	1,447,611	1,650,531
Selling, general and administrative	4,092,951	4,821,565
Total operating expenses	5,540,562	6,472,096

Income (loss) from operations	7,121,401	(970,961)

Other income (expense):
Interest expense	(12,286,094)	(3,419,105)
Change in fair value of financial instruments	1,755,989	(1,702,902)
Total other expense, net	(10,530,105)	(5,122,007)

Loss before income tax	(3,408,704)	(6,092,968)

Income tax benefit	1,363,482	2,437,187

Net loss	$(2,045,222)	$(3,655,781)

The accompanying notes are an integral part of these unaudited financial statements.

43

THE LYMPHOSEEK NORTH AMERICA BUSINESS OF

NAVIDEA BIOPHARMACEUTICALS, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(2,045,222)	$(3,655,781)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of equipment	47,820	49,222
Amortization of patents and trademarks	5,172	5,154
Loss on disposal and abandonment of assets	—	8,618
Change in reserve for uncollectable accounts	—	16,000
Change in inventory reserve	43,354	138,914
Amortization of debt discount and issuance costs	77,964	97,077
Debt discount and issuance costs written off	1,955,541	—
Prepayment premium and debt collection fees related to long term debt	2,923,271	—
Compounded interest on notes payable	1,367,260	1,231,125
Stock compensation expense	118,358	513,348
Change in fair value of financial instruments	(1,755,989)	1,702,902
Issuance of common stock to 401(k) plan	51,312	41,633
Changes in operating assets and liabilities:
Accounts receivable	(331,112)	(1,075,190)
Inventory	(195,330)	(221,845)
Prepaid expenses and other assets	(70,446)	346,848
Accounts payable	446,339	(524,803)
Accrued liabilities and other liabilities	4,963,961	193,264
Net cash provided by (used in) operating activities	7,602,252	(1,133,514)

Cash flows from investing activities:
Purchases of equipment	—	(25,492)
Patent and trademark costs	—	(1,407)
Net cash used in investing activities	—	(26,899)

Cash flows from financing activities:
Proceeds from notes payable	—	54,500,000
Payment of debt-related costs	(3,923,271)	(1,200,025)
Principal payments on notes payable	(189,163)	—
Payment to parent company	(3,489,818)	(52,139,562)
Net cash (used in) provided by financing activities	(7,602,252)	1,160,413

Net change in cash	—	—
Cash, beginning of period	—	—
Cash, end of period	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

44

THE LYMPHOSEEK NORTH AMERICA BUSINESS OF

NAVIDEA BIOPHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies

a.	Basis of Presentation: Navidea Biopharmaceuticals, Inc. (Navidea, the Company, or we) is a biopharmaceutical company focused on the development and commercialization of precision immunodiagnostic agents and immunotherapeutics.

In November 2016, Navidea entered into an agreement (the Asset Purchase Agreement) to sell the Company’s radioactive diagnostic agent marketed under the Lymphoseek® trademark (the Product) for current approved indications by the FDA and similar indications approved by the FDA in the future (the Business) in Canada, Mexico and the United States (the Territory) to Cardinal Health 414, LLC (Cardinal Health 414) for $80 million to be reduced to the extent the amount of transferred Product inventory is less than $6 million), plus annual earn-out and milestone payments based upon the volume of Product sales. For the first three years, the earn-out payments shall be no less than $6.7 million per year. In no event will the entire purchase price, including all earn-out payments, exceed $310 million.

Assets and liabilities being sold to Cardinal Health 414 include:

•	Working capital related to the Business, including inventories, prepaid expenses and other assets, accounts payable and other accruals;

•	Equipment of the Business used in the manufacture of the Product; and

•	Patents and trademarks related to the Business.

Assets and liabilities excluded from the sale to Cardinal Health 414 include:

•	Cash and cash equivalents;

•	Assets and liabilities related to Navidea in general, such as office computers, furniture and equipment;

•	Assets and liabilities related to Macrophage Therapeutics, Inc., our majority-owned subsidiary that was formed specifically to further explore immunotherapeutic applications for the Manocept platform;

•	Assets and liabilities related to advancing our technology for diagnosis and disease monitoring of rheumatoid arthritis or “RA,” cardiovascular disease, and other potential immunodiagnostic applications of our Manocept platform;

•	Assets and liabilities related to the development, manufacture, and commercialization of the Product outside the Territory; and

•	Other assets and liabilities as specified in the Asset Purchase Agreement.

To the extent practicable, revenue and expenses of the Business have been specifically identified and included in the Statements of Operations of the Business. Certain headcount and other supporting expenses have been allocated to the Business based on the amount of time devoted to the Business by the relevant departments. Interest expense related to the CRG and Platinum debt obligations, which will be paid off with the initial net proceeds of the Asset Sale, have also been allocated to the Business in accordance with current accounting guidance.

Navidea has prepared these unaudited financial statements to present the assets and liabilities of the Business as of September 30, 2016 and December 31, 2015, as well as the operating results and cash flows of the Business for the nine-month periods ended September 30, 2016 and 2015. The information presented is unaudited, but includes all adjustments (which consist only of normal recurring adjustments) that the management of Navidea believes to be necessary for the fair presentation of results for the periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. The balances as of September 30, 2016 and the results for the interim periods are not necessarily indicative of results to be expected for the year. These financial statements should be read in conjunction with Navidea’s audited consolidated financial statements for the year ended December 31, 2015 which were included as part of our Annual Report on Form 10-K, with the unaudited consolidated interim financial statements for the nine months ended September 30, 2016 which were included as part of our Quarterly Report on Form 10-Q, and with the unaudited annual financial statements of the Business for the years ended December 31, 2015, 2014 and 2013 included herein.

45

b.	Financial Instruments and Fair Value: The carrying amounts of accounts receivable, accounts payable, and accrued liabilities approximate fair value because of the short maturity of these instruments.

c.	Revenue Recognition: We generate revenue primarily from sales of the Product. Our standard shipping terms are free on board (FOB) shipping point, and title and risk of loss passes to the customer upon delivery to a carrier for shipment. We generally recognize sales revenue related to sales of our products when the products are shipped. Our customers have no right to return products purchased in the ordinary course of business, however, we may allow returns in certain circumstances based on specific agreements. We earn additional revenues based on a percentage of the actual net revenues achieved by Cardinal Health 414 on sales to end customers made during each fiscal year. The amount we charge Cardinal Health 414 related to end customer sales of Lymphoseek are subject to a retroactive annual adjustment. To the extent that we can reasonably estimate the end-customer prices received by Cardinal Health 414, we record sales based upon these estimates at the time of sale. If we are unable to reasonably estimate end customer sales prices related to products sold, we record revenue related to these product sales at the minimum (i.e., floor) price provided for under our distribution agreement with Cardinal Health 414.

2.	Stock-Based Compensation

Stock options granted under Navidea’s stock incentive plans generally vest on an annual basis over one to four years. Outstanding stock options under the plans, if not exercised, generally expire ten years from their date of grant or up to 90 days from the date of an optionee’s separation from employment with the Company. We issue new shares of our common stock upon exercise of stock options.

Stock-based payments to employees and directors, including grants of stock options, are recognized in the statement of operations based on their estimated fair values. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option pricing model. Expected volatilities are based on the Company’s historical volatility, which management believes represents the most accurate basis for estimating expected future volatility under the current circumstances. Navidea uses historical data to estimate forfeiture rates. The expected term of stock options granted is based on the vesting period and the contractual life of the options. The risk-free rate is based on the U.S. Treasury yield in effect at the time of the grant.

Compensation cost arising from stock-based awards is recognized as expense using the straight-line method over the vesting period. Restricted shares generally vest upon occurrence of a specific event or achievement of goals as defined in the grant agreements. As a result, we record compensation expense related to grants of restricted stock based on management’s estimates of the probable dates of the vesting events.

For the nine-month periods ended September 30, 2016 and 2015, our total stock-based compensation expense related to employees allocated to the Business was approximately $118,000 and $513,000, respectively. The costs associated with these plans have been allocated and included in the corresponding statements of operations of the Business and as a component of Navidea’s net investment in the Business. Upon closing of the sale to Cardinal Health 414, these costs will no longer be incurred by Navidea and any related assets or liabilities associated with the stock compensation plans will remain with Navidea.

3.	Inventory, net

All components of inventory are valued at the lower of cost (first-in, first-out) or market. We adjust inventory to market value when the net realizable value is lower than the carrying cost of the inventory. Market value is determined based on estimated sales activity and margins. We estimate a reserve for obsolete inventory based on management’s judgment of probable future commercial use, which is based on an analysis of current inventory levels, estimated future sales and production rates, and estimated shelf lives.

46

The components of inventory as of September 30, 2016 and December 31, 2015 are as follows:

	September 30, 2016 (unaudited)	December 31, 2015
Materials	$517,650	$330,000
Work-in-process	51,175	378,022
Finished goods	442,881	275,168
Reserves	(206,824)	(330,284)
Total	$804,882	$652,906

4.	Property and Equipment

Property and equipment of the Business totaled approximately $352,000 as of September 30, 2016 and December 31, 2015. Depreciation of property and equipment related to the Business is generally computed using the straight-line method over an estimated useful life of 5 years, or in certain cases over an estimated total number of uses.

During the nine-month periods ended September 30, 2016 and 2015, we recorded $70,000 and $81,000, respectively, of depreciation related to property and equipment of the Business. During the nine-month period ended September 30, 2015, we recorded losses of $9,000 on the disposal of property and equipment of the Business.

5.	Income Taxes

For purposes of the stand-alone Business financial statements, income tax was calculated at statutory rates.

6.	Supplemental Disclosure for Statements of Cash Flows

During the nine-month periods ended September 30, 2016 and 2015, we issued approximately 28,000 and 23,000 shares of our common stock, respectively, as matching contributions to our 401(k) Plan which were valued at $51,000 and $42,000, respectively, related to employees allocated to the Business.

47

THE LYMPHOSEEK NORTH AMERICA BUSINESS OF

NAVIDEA BIOPHARMACEUTICALS, INC.

UNAUDITED BALANCE SHEETS

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Accounts receivable	$2,498,087	$807,744
Inventory, net	652,906	794,253
Prepaid expenses and other	172,585	582,794
Total current assets	3,323,578	2,184,791

Property and equipment	352,256	371,335
Less accumulated depreciation and amortization	200,844	168,617
	151,412	202,718

Patents and trademarks	55,509	54,102
Less accumulated amortization	16,036	9,146
	39,473	44,956

Total assets	$3,514,463	$2,432,465

LIABILITIES AND NET INVESTMENT
Current liabilities:
Accounts payable	$242,220	$575,450
Accrued liabilities and other	859,365	556,591
Total current liabilities	1,101,585	1,132,041

Other liabilities	1,000,000	—
Total liabilities	2,101,585	1,132,041

Navidea Biopharmaceuticals, Inc. net investment in the Business	1,412,878	1,300,424

Total liabilities and net investment in the Business	$3,514,463	$2,432,465

The accompanying notes are an integral part of these unaudited financial statements.

48

THE LYMPHOSEEK NORTH AMERICA BUSINESS OF

NAVIDEA BIOPHARMACEUTICALS, INC.

UNAUDITED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2015	2014	2013
Revenues:
Lymphoseek sales revenue	$10,235,277	$4,220,753	$607,823
Grant and other revenue	669	—	—
Total revenue	10,235,946	4,220,753	607,823

Cost of goods sold	1,751,537	1,583,519	331,397

Gross profit	8,484,409	2,637,234	276,426

Operating expenses:
Research and development	2,225,004	1,662,611	6,050,984
Selling, general and administrative	6,369,183	6,016,087	4,948,406
Total operating expenses	8,594,187	7,678,698	10,999,390

Loss from operations	(109,778)	(5,041,464)	(10,722,964)

Other income (expense):
Interest expense	(5,603,820)	(326,337)	(468,230)
Change in fair value of financial instruments	(614,782)	(1,347,703)	(106,032)
Loss on extinguishment of debt	—	—	(943,363)
Total other expense, net	(6,218,602)	(1,674,040)	(1,517,625)

Loss before income tax	(6,328,380)	(6,715,504)	(12,240,589)

Income tax benefit	2,531,352	2,686,202	4,896,236

Net loss	$(3,797,028)	$(4,029,302)	$(7,344,353)

The accompanying notes are an integral part of these unaudited financial statements.

49

THE LYMPHOSEEK NORTH AMERICA BUSINESS OF

NAVIDEA BIOPHARMACEUTICALS, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net loss	$(3,797,028)	$(4,029,302)	$(7,344,353)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of equipment	69,278	32,850	28,771
Amortization of intangible assets	6,890	(11,885)	1,203
Loss on disposal and abandonment of assets	8,618	—	—
Change in inventory reserve	143,493	539,027	—
Amortization of debt discount and issuance costs	166,519	—	—
Compounded interest on notes payable	2,048,960	—	—
Stock compensation expense	660,715	384,356	484,199
Change in fair value of financial instruments	614,782	1,347,703	106,032
Loss on extinguishment of debt	—	—	943,363
Issuance of common stock to 401(k) plan	41,633	30,597	12,452
Changes in operating assets and liabilities:
Accounts receivable	(1,690,343)	(564,916)	(242,828)
Inventory	(2,146)	899,157	(1,934,936)
Prepaid expenses and other assets	410,209	(372,237)	330,669
Accounts payable	(333,230)	(129,301)	420,653
Accrued liabilities and other liabilities	302,774	128,447	205,932
Net cash used in operating activities	(1,348,876)	(1,745,504)	(6,988,843)

Cash flows from investing activities:
Purchases of equipment	(26,590)	(9,141)	(39,810)
Patent and trademark costs	(1,407)	(14,838)	(12,037)
Net cash used in investing activities	(27,997)	(23,979)	(51,847)

Cash flows from financing activities:
Proceeds from notes payable	54,500,000	—	4,000,000
Payment of debt-related costs	(1,200,025)	—	—
Principal payments on notes payable	—	—	(4,781,333)
Payment (to) from parent company	(51,923,102)	1,769,483	7,822,023
Net cash provided by financing activities	1,376,873	1,769,483	7,040,690

Net change in cash	—	—	—
Cash, beginning of year	—	—	—
Cash, end of year	$—	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

50

THE LYMPHOSEEK NORTH AMERICA BUSINESS OF

NAVIDEA BIOPHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

1.	Organization and Summary of Significant Accounting Policies

a.	Organization and Nature of Operations: Navidea Biopharmaceuticals, Inc. (Navidea, the Company, or we) is a biopharmaceutical company focused on the development and commercialization of precision immunodiagnostic agents and immunotherapeutics.

In November 2016, Navidea entered into an agreement (the Asset Purchase Agreement) to sell the Company’s radioactive diagnostic agent marketed under the Lymphoseek® trademark (the Product) for current approved indications by the FDA and similar indications approved by the FDA in the future (the Business) in Canada, Mexico and the United States (the Territory) to Cardinal Health 414, LLC (Cardinal Health 414) for $80 million to be reduced to the extent the amount of transferred Product inventory is less than $6 million), plus annual earn-out and milestone payments based upon the volume of Product sales. For the first three years, the earn-out payments shall be no less than $6.7 million per year. In no event will the entire purchase price, including all earn-out payments, exceed $310 million.

Assets and liabilities being sold to Cardinal Health 414 include:

•	Working capital related to the Business, including inventories, prepaid expenses and other assets, accounts payable and other accruals;

•	Equipment of the Business used in the manufacture of the Product; and

•	Patents and trademarks related to the Business.

Assets and liabilities excluded from the sale to Cardinal Health 414 include:

•	Cash and cash equivalents;

•	Assets and liabilities related to Navidea in general, such as office computers, furniture and equipment;

•	Assets and liabilities related to Macrophage Therapeutics, Inc., our majority-owned subsidiary that was formed specifically to further explore immunotherapeutic applications for the Manocept platform;

•	Assets and liabilities related to advancing our technology for diagnosis and disease monitoring of rheumatoid arthritis or “RA,” cardiovascular disease, and other potential immunodiagnostic applications of our Manocept platform;

•	Assets and liabilities related to the development, manufacture, and commercialization of the Product outside the Territory; and

•	Other assets and liabilities as specified in the Asset Purchase Agreement.

To the extent practicable, revenue and expenses of the Business have been specifically identified and included in the Statements of Operations of the Business. Certain headcount and other supporting expenses have been allocated to the Business based on the amount of time devoted to the Business by the relevant departments. Interest expense related to the CRG and Platinum debt obligations, which will be paid off with the initial net proceeds of the Asset Sale, have also been allocated to the Business in accordance with current accounting guidance.

Navidea has prepared these unaudited financial statements to present the assets and liabilities of the Business as of December 31, 2015 and 2014, as well as the operating results and cash flows of the Business for the years ended December 31, 2015, 2014 and 2013. The information presented is unaudited, but includes all adjustments (which consist only of normal recurring adjustments) that the management of Navidea believes to be necessary for the fair presentation of results for the periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. These financial statements should be read in conjunction with Navidea’s audited consolidated financial statements for the year ended December 31, 2015, which were included as part of our Annual Report on Form 10-K.

51

b.	Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.	Financial Instruments and Fair Value: The carrying amounts of accounts receivable, accounts payable and accrued liabilities approximate fair value because of the short maturity of these instruments.

d.	Stock-Based Compensation: Stock options granted under the 2002 Plan and the 2014 Plan generally vest on an annual basis over one to four years. Outstanding stock options under the plans, if not exercised, generally expire ten years from their date of grant or up to 90 days following the date of an optionee’s separation from employment with the Company. We issue new shares of our common stock upon exercise of stock options.

Stock-based payments to employees and directors, including grants of stock options, are recognized in the statement of operations based on their estimated fair values. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option pricing model. Expected volatilities are based on the Company’s historical volatility, which management believes represents the most accurate basis for estimating expected future volatility under the current circumstances. Navidea uses historical data to estimate forfeiture rates. The expected term of stock options granted is based on the vesting period and the contractual life of the options. The risk-free rate is based on the U.S. Treasury yield in effect at the time of the grant. The assumptions used to calculate the fair value of stock option awards granted during the years ended December 31, 2015, 2014 and 2013 are noted in the following table:

	2015	2014	2013
Expected volatility	61%-64%	61%-67%	60%-71%
Weighted-average volatility	62%	65%	65%
Expected dividends	—	—	—
Expected term (in years)	5.1-6.3	5.3-7.4	5.0-6.2
Risk-free rate	1.5%-1.9%	1.6%-2.0%	1.0%-1.9%

The portion of the fair value of stock-based awards that is ultimately expected to vest is recognized as compensation expense over either (1) the requisite service period or (2) the estimated performance period. Restricted stock awards are valued based on the closing stock price on the date of grant and amortized ratably over the estimated life of the award. Restricted stock may vest based on the passage of time, or upon occurrence of a specific event or achievement of goals as defined in the grant agreements. In such cases, we record compensation expense related to grants of restricted stock based on management’s estimates of the probable dates of the vesting events. Stock-based awards that do not vest because the requisite service period is not met prior to termination result in reversal of previously recognized compensation cost.

e.	Accounts and Other Receivables: Accounts and other receivables are recorded net of an allowance for doubtful accounts. We estimate an allowance for doubtful accounts based on a review and assessment of specific accounts and other receivables and write off accounts when deemed uncollectible.

f.	Inventory: All components of inventory are valued at the lower of cost (first-in, first-out) or market. We adjust inventory to market value when the net realizable value is lower than the carrying cost of the inventory. Market value is determined based on estimated sales activity and margins. We estimate a reserve for obsolete inventory based on management’s judgment of probable future commercial use, which is based on an analysis of current inventory levels, estimated future sales and production rates, and estimated shelf lives.

g.	Property and Equipment: Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the depreciable assets. Maintenance and repairs are charged to expense as incurred, while renewals and improvements are capitalized.

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h.	Intangible Assets: Intangible assets consist primarily of patents and trademarks. Intangible assets are stated at cost, less accumulated amortization. Patent costs are amortized using the straight-line method over the estimated useful lives of the patents of approximately 5 to 15 years. Patent application costs are deferred pending the outcome of patent applications. Costs associated with unsuccessful patent applications and abandoned intellectual property are expensed when determined to have no recoverable value. We evaluate the potential alternative uses of all intangible assets, as well as the recoverability of the carrying values of intangible assets, on a recurring basis.

i.	Impairment or Disposal of Long-Lived Assets: Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment was recognized during the years ended December 31, 2015, 2014 or 2013. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

j.	Revenue Recognition: We generate revenue primarily from sales of the Product. Our standard shipping terms are free on board (FOB) shipping point, and title and risk of loss passes to the customer upon delivery to a carrier for shipment. We generally recognize sales revenue related to sales of our products when the products are shipped. Our customers have no right to return products purchased in the ordinary course of business, however, we may allow returns in certain circumstances based on specific agreements.

We earn additional revenues based on a percentage of the actual net revenues achieved by Cardinal Health 414 on sales to end customers made during each fiscal year. The amount we charge Cardinal Health 414 related to end customer sales of Lymphoseek are subject to a retroactive annual adjustment. To the extent that we can reasonably estimate the end-customer prices received by Cardinal Health 414, we record sales based upon these estimates at the time of sale. If we are unable to reasonably estimate end customer sales prices related to products sold, we record revenue related to these product sales at the minimum (i.e., floor) price provided for under our distribution agreement with Cardinal Health 414.

k.	Research and Development Costs: Research and development (R&D) expenses include both internal R&D activities and external contracted services. Internal R&D activity expenses include salaries, benefits, and stock-based compensation, as well as travel, supplies, and other costs to support our R&D staff. External contracted services include manufacturing and control-related activities and regulatory costs. R&D expenses are charged to operations as incurred. We review and accrue R&D expenses based on services performed and rely upon estimates of those costs applicable to the stage of completion of each project.

l.	Income Taxes: Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Due to the uncertainty surrounding the realization of the deferred tax assets in future tax returns, all of the deferred tax assets have been fully offset by a valuation allowance at December 31, 2015 and 2014.

Current accounting standards include guidance on the accounting for uncertainty in income taxes recognized in the financial statements. Such standards also prescribe a recognition threshold and measurement model for the financial statement recognition of a tax position taken, or expected to be taken, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company believes that the ultimate deductibility of all tax positions is highly certain, although there is uncertainty about the timing of such deductibility. As a result, no liability for uncertain tax positions was recorded as of December 31, 2015 or 2014 and we do not expect any significant changes in the next twelve months. Should we need to accrue interest or penalties on uncertain tax positions, we would recognize the interest as interest expense and the penalties as a selling, general and administrative expense. As of December 31, 2015, tax years 2012-2015 remained subject to examination by federal and state tax authorities.

53

For purposes of the stand-alone Business financial statements, income tax was calculated at statutory rates as if it was a separate taxpayer. All related balance sheet amounts are included as components of Navidea Biopharmaceuticals, Inc. Net Investment in the Business.

m.	Recent Accounting Standards: In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory. ASU 2015-11 applies to all inventory that is measured using methods other than last-in, first-out or the retail inventory method, including inventory that is measured using first-in, first-out or average cost. ASU 2015-11 requires entities to measure inventory at the lower of cost and net realizable value, defined as the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. ASU 2015-11 is effective for public entities for fiscal years beginning after December 15, 2016, and interim periods with fiscal years beginning after December 15, 2017. The amendments in ASU 2015-11 should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. We do not expect the adoption of ASU 2015-11 to have a material effect on our consolidated financial statements upon adoption.

In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers.  ASU 2015-14 defers the effective date of ASU No. 2014-09 for all entities by one year.  Public business entities should adopt the new revenue recognition standard for annual reporting periods beginning after December 15, 2017, including interim periods within that year.  Early adoption is permitted only as of annual reporting periods beginning after December 15, 2016, including interim periods within that year.  We are currently evaluating the potential impact that the adoption of ASU 2014-09 may have on our consolidated financial statements.

2.	Stock-Based Compensation

For years ended December 31, 2015, 2014 and 2013, our total stock-based compensation expense related to employees allocated to the Business was approximately $661,000, $384,000 and $484,000, respectively. The costs associated with these plans have been allocated and included in the corresponding statements of operations of the Business and as a component of Navidea’s net investment in the Business. Upon closing of the sale to Cardinal Health 414, these costs will no longer be incurred by Navidea and any related assets or liabilities associated with the stock compensation plans will remain with Navidea.

3.	Accounts Receivable

At December 31, 2015 and 2014, over 99% of accounts receivable related to the Business were due from Cardinal Health 414, LLC As of December 31, 2015 and 2014, there was no allowance for doubtful accounts. We do not believe we are exposed to significant credit risk related to Cardinal Health 414, LLC based on the overall financial strength and credit worthiness of the entity.  We believe that we have adequately addressed other credit risks in estimating the allowance for doubtful accounts.

4.	Inventory, net

The components of inventory as of December 31, 2015 and 2014 are as follows:

	2015	2014
Materials	$330,000	$—
Work-in-process	378,022	896,344
Finished goods	275,168	436,936
Reserves	(330,284)	(539,027)
Total	$652,906	$794,253

During 2015, we wrote off $120,000 of materials related to production issues. During 2015 and 2014, we recorded obsolescence reserves of $52,000 and $539,000 of Lymphoseek inventory related to specific lots that expired or were nearing product expiry and therefore were no longer expected to be sold.

54

5.	Property and Equipment

Property and equipment of the Business totaled approximately $352,000 and $371,000 as of December 31, 2015 and 2014, respectively. Depreciation of property and equipment related to the Business is generally computed using the straight-line method over an estimated useful life of 5 years, or in certain cases over an estimated total number of uses.

During 2015, 2014 and 2013, we recorded $111,000, $77,000 and $54,000, respectively, of depreciation related to property and equipment of the Business. During 2015, we recorded losses of $9,000 on the disposal of property and equipment of the Business.

6.	Accrued Liabilities and Other

Accrued liabilities and other at December 31, 2015 and 2014 consist of the following:

	2015	2014
Contracted services	$237,675	$171,158
Compensation	432,847	182,431
Royalties	175,404	72,450
	$845,926	$426,039

7.	Income Taxes

For purposes of the stand-alone Business financial statements, income tax was calculated at statutory rates.

8.	Agreements

a.	Supply Agreements: In November 2009, we entered into a manufacture and supply agreement with Reliable Biopharmaceutical Corporation (Reliable) for the manufacture and supply of the Lymphoseek drug substance. The initial ten-year term of the agreement expires in November 2019, with options to extend the agreement for successive three-year terms. Either party has the right to terminate the agreement upon mutual written agreement, or upon material breach by the other party which is not cured within 60 days from the date of written notice of the breach. Total purchases under the manufacture and supply agreement were $225,000, $300,000, and $666,000 for the years ended December 31, 2015, 2014 and 2013. As of December 31, 2015, we have issued purchase orders under the manufacture and supply agreement with Reliable for $1.1 million of Lymphoseek drug substance for delivery through March 2016.

In September 2013, we entered into a manufacturing services agreement with OSO BioPharmaceuticals Manufacturing, LLC (OsoBio) for contract pharmaceutical development, manufacturing, packaging and analytical services for Lymphoseek. The initial term of the agreement expires in December 2016, and automatically renews for additional two-year periods unless written notice is provided at least 12 months prior to the expiration of the initial term. Either party has the right to terminate the agreement upon mutual written agreement, or upon material breach by the other party which is not cured within 60 days from the date of written notice of the breach. During the term of agreement, OsoBio will be the primary supplier of the manufacturing services for Lymphoseek. In consideration for these services, the Company will pay a unit pricing fee. In addition, the Company will also pay OsoBio a fee for regulatory and other support services. Total purchases under the manufacturing services agreement were $472,000, $96,000 and $1.2 million for the years ended December 31, 2015, 2014 and 2013. As of December 31, 2015, we have issued purchase orders under the agreement with OsoBio for $680,000 of our products for delivery through March 2016.

b.	Research and Development Agreements: In January 2002, we completed a license agreement with the University of California, San Diego (UCSD) for the exclusive world-wide rights to Lymphoseek. The license agreement was effective until the later of the expiration date of the longest-lived underlying patent. In July 2014, we amended the license agreement to extend the agreement until the third anniversary of the expiration date of the longest-lived underlying patent. Under the terms of the license agreement, UCSD has granted us the exclusive rights to make, use, sell, offer for sale and import licensed products as defined in the agreement and to practice the defined licensed methods during the term of the agreement. We may also sublicense the patent rights, subject to certain sublicense terms as defined in the agreement. In consideration for the license rights, we agreed to pay UCSD a license issue fee of $25,000 and license maintenance fees of $25,000 per year. We also agreed to make payments to UCSD upon successfully reaching certain clinical, regulatory and cumulative sales milestones, and a royalty on net sales of licensed products subject to a $25,000 minimum annual royalty. In addition, we agreed to reimburse UCSD for all patent-related costs and to meet certain diligence targets. Total costs related to the UCSD license agreement for Lymphoseek were $777,000, $353,000 and $273,000 in 2015, 2014 and 2013, respectively. Royalties on net sales of Lymphoseek were recorded in cost of goods sold, license maintenance fees and patent-related costs were recorded in research and development expenses, and sublicense fees were recorded in selling, general and administrative expenses.

55

c.	Employment Agreements: As of December 31, 2015, we have employment agreements with three senior officers who are directly related to the Business. The employment agreements contain termination and/or change in control provisions that would entitle each of the officers to 1.5 times their annual salaries, vest outstanding restricted stock and options to purchase common stock, and continue certain benefits if there is a termination without cause or change in control of the Company (as defined) and their employment terminates. As of December 31, 2015, our maximum contingent liability under these agreements in such an event is approximately $1.3 million. The employment agreements also provide for severance, disability and death benefits.

9.	Employee Benefit Plan

We maintain an employee benefit plan under Section 401(k) of the Internal Revenue Code. The plan allows employees to make contributions and we may, but are not obligated to, match a portion of the employee’s contribution with our common stock, up to a defined maximum. We also pay certain expenses related to maintaining the plan. We recorded expenses of $51,000, $42,000 and $31,000 during 2015, 2014 and 2013, respectively, related to employees allocated to the Business.

10.	Supplemental Disclosure for Statements of Cash Flows

During 2015, 2014, and 2013, we issued approximately 23,000, 11,000 and 4,000 shares of our common stock, respectively, as matching contributions to our 401(k) Plan which were valued at $42,000, $31,000 and $12,000, respectively, related to employees allocated to the Business.

11.	Contingencies

We are subject to legal proceedings and claims that arise in the ordinary course of business. In accordance with ASC Topic 450 - Contingencies, we make a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Although the outcome of any litigation is uncertain, in our opinion, the amount of ultimate liability, if any, with respect to these actions will not materially affect our financial position.

56

NAVIDEA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statements of operations are derived from the historical consolidated financial statements of Navidea and give effect to the sale of the Business to Cardinal Health 414, the receipt of the net proceeds from the Asset Sale and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial statements.

Pro forma financial information is intended to provide investors with information about the continuing impact of a transaction by showing how a specific transaction might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical information give effect to events that are directly attributable to the Asset Sale, factually supportable, and expected to have a continuing impact.

The unaudited pro forma consolidated financial statements consist of:

•	Unaudited Pro Forma Consolidated Balance Sheet – as of September 30, 2016

•	Unaudited Pro Forma Consolidated Statements of Operations – nine months ended September 30, 2016 and 2015

•	Unaudited Pro Forma Consolidated Statements of Operations – years ended December 31, 2015, 2014 and 2013

The unaudited pro forma consolidated financial statements have been prepared giving effect to the Asset Sale as if it had occurred as of September 30, 2016 for the unaudited pro forma consolidated balance sheet and as of January 1, 2013, the start date of the first period that is presented pro forma herein, for the unaudited pro forma consolidated statements of operations.

These unaudited pro forma consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements and the notes thereto included in Navidea’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2016, as filed with the SEC, which are incorporated herein by reference, and with the unaudited annual financial statements of the Business for the years ended December 31, 2015, 2014 and 2013 included herein.

The unaudited pro forma consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this proxy statement.

We did not account for the Business as, and it was not operated as, a separate, stand-alone entity, subsidiary or division of Navidea for the periods presented. The unaudited pro forma consolidated financial statements do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the Asset Sale occurred on the dates indicated. In addition, the unaudited pro forma consolidated financial statements should not be considered to be fully indicative of our future financial performance.

57

NAVIDEA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Consolidated BALANCE SHEET

		Pro Forma Adjustments			September 30,
	September 30, 2016 Actual				2016
	Navidea	Business	Asset Sale		Pro Forma
ASSETS
Current assets:
Cash	$810,425	$—	$13,788,672	a-d	$14,599,097
Restricted cash	3,501,247	—	—		3,501,247
Accounts and other receivables, net	3,474,329	2,829,199	—		645,130
Inventory, net	804,882	804,882	—		—
Prepaid expenses and other	839,978	243,031	—		596,947
Total current assets	9,430,861	3,877,112			19,342,421

Property and equipment	3,584,628	352,256	—		3,232,372
Less accumulated depreciation and amortization	2,210,554	248,664	—		1,961,890
	1,374,074	103,592			1,270,482

Patents and trademarks	222,590	55,509	—		167,081
Less accumulated amortization	41,604	21,209	—		20,395
	180,986	34,300			146,686

Other assets	203,679	—	—		203,679

Total assets	$11,189,600	$4,015,004			$20,963,268

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,894,800	$688,559	$—		$4,206,241
Accrued liabilities and other	7,201,793	1,157,720	(4,665,605)	b	1,378,468
Deferred revenue, current	15,037	—	—		15,037
Notes payable, current	51,652,209	—	(51,652,209)	c	—
Total current liabilities	63,763,839	1,846,279			5,599,746

Deferred revenue	26,061	—	—		26,061
Notes payable	10,549,405	—	(10,549,405)	d-e	—
Other liabilities	624,896	—	—		624,896
Total liabilities	74,964,201	1,846,279			6,250,703

Stockholders’ deficit:
Preferred stock	—		—		—
Common stock	155,751		—		155,751
Additional paid-in capital	326,573,833		3,947,356	f	330,521,189
Accumulated deficit	(390,973,227)		74,539,810	e-g	(316,433,417)
Navidea stockholders’ deficit	(64,243,643)				14,243,523
Noncontrolling interest	469,042		—		469,042
Total stockholders’ deficit	(63,774,601)				14,712,565
Total liabilities and stockholders’ deficit	$11,189,600				$20,963,268

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

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NAVIDEA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Consolidated STATEMENT OF OPERATIONS

		Pro Forma Adjustments			Nine Months Ended
	Nine Months Ended September 30, 2016 Actual				September 30, 2016
	Navidea	Business	Asset Sale		Pro Forma
Revenues:
Lymphoseek sales revenue	$14,704,489	$14,673,689	$—		$30,800
Lymphoseek license revenue	1,795,625	—	—		1,795,625
Grant and other revenue	2,113,995	575	—		2,113,420
Total revenue	18,614,109	14,674,264	—		3,939,845

Cost of goods sold	2,017,486	2,012,301	—		5,185

Gross profit	16,596,623	12,661,963	—		3,934,660

Operating expenses:
Research and development	6,461,154	1,447,611	—		5,013,543
Selling, general and administrative	9,925,574	4,092,951	—		5,832,623
Total operating expenses	16,386,728	5,540,562	—		10,846,166

Income (loss) from operations	209,895	7,121,401	—		(6,911,506)

Other expense, net	(10,636,987)	(10,530,105)	—		(106,882)

(Loss) income from continuing operations before income tax	(10,427,092)	(3,408,704)	—		(7,018,388)

Income tax benefit	—	1,363,482	1,363,482	h	—

Net (loss) income from continuing operations	(10,427,092)	(2,045,222)	1,363,482		(7,018,388)

Less loss attributable to noncontrolling interest	(516)	—	—		(516)

Net (loss) income attributable to common stockholders	$(10,426,576)	$(2,045,222)	$1,363,482		$(7,017,872)

Loss per share from continuing operations:
Basic and diluted	$(0.07)				$(0.05)

Weighted average shares outstanding:
Basic and diluted	155,390,911				155,390,911

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

59

navidea biopharmaceuticals, inc. AND SUBSIDIARIES

Unaudited Pro Forma Consolidated STATEMENT OF OPERATIONS

		Pro Forma Adjustments			Nine Months Ended
	Nine Months Ended September 30, 2015 Actual				September 30, 2015
	Navidea	Business	Asset Sale		Pro Forma
Revenues:
Lymphoseek sales revenue	$6,751,492	$6,737,917	$—		$13,575
Lymphoseek license revenue	883,333	—	—		883,333
Grant and other revenue	1,320,816	279	—		1,320,537
Total revenue	8,955,641	6,738,196	—		2,217,445

Cost of goods sold	1,239,377	1,237,061	—		2,316

Gross profit	7,716,264	5,501,135	—		2,215,129

Operating expenses:
Research and development	10,180,517	1,650,531	—		8,529,986
Selling, general and administrative	13,485,576	4,821,565	—		8,664,011
Total operating expenses	23,666,093	6,472,096	—		17,193,997

Loss from operations	(15,949,829)	(970,961)	—		(14,978,868)

Other expense, net	(9,103,419)	(5,122,007)	—		(3,981,412)

Loss from continuing operations before income tax	(25,053,248)	(6,092,968)	—		(18,960,280)

Income tax benefit	—	2,437,187	2,437,187	h	—

Net (loss) income from continuing operations	(25,053,248)	(3,655,781)	2,437,187		(18,960,280)
Less loss attributable to noncontrolling interest	(681)	—	—		(681)
Deemed dividend on beneficial conversion feature	(46,000)	—	—		(46,000)

Net (loss) income attributable to common stockholders	$(25,098,567)	$(3,655,781)	$2,437,187		$(19,005,599)

Loss per share from continuing operations:
Basic and diluted	$(0.17)				$(0.13)

Weighted average shares outstanding:
Basic and diluted	150,030,638				150,030,638

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

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NAVIDEA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Consolidated STATEMENT OF OPERATIONS

		Pro Forma Adjustments			Year Ended
	Year Ended December 31, 2015 Actual				December 31, 2015
	Navidea	Business	Asset Sale		Pro Forma
Revenues:
Lymphoseek sales revenue	$10,254,352	$10,235,277	$—		$19,075
Lymphoseek license revenue	1,133,333	—	—		1,133,333
Grant and other revenue	1,861,622	669	—		1,860,953
Total revenue	13,249,307	10,235,946	—		3,013,361

Cost of goods sold	1,754,763	1,751,537	—		3,226

Gross profit	11,494,544	8,484,409	—		3,010,135

Operating expenses:
Research and development	12,787,733	2,225,004	—		10,562,729
Selling, general and administrative	17,257,329	6,369,183	—		10,888,146
Total operating expenses	30,045,062	8,594,187	—		21,450,875

Loss from operations	(18,550,518)	(109,778)	—		(18,440,740)

Other expense, net	(10,207,677)	(6,218,602)	—		(3,989,075)

Loss from continuing operations before income tax	(28,758,195)	(6,328,380)	—		(22,429,815)

Income tax benefit	436,051	2,531,352	2,531,352	h	436,051

Loss from continuing operations	(28,322,144)	3,797,028)	—		(21,993,764)

Income from discontinued operations, net of tax	758,609	—	—		758,609

Net loss operations	(27,563,535)	(3,797,028)	2,531,352		(21,235,155)
Less loss attributable to noncontrolling interest	(855)	—	—		(855)
Deemed dividend on beneficial conversion feature	(46,000)	—	—		(46,000)

Net (loss) income attributable to common stockholders	$(27,608,680)	$(3,797,028)	$2,531,352		$(21,280,300)

Loss per share from continuing operations:
Basic and diluted	$(0.19)				$(0.15)

Weighted average shares outstanding:
Basic and diluted	151,180,222				151,180,222

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

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NAVIDEA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Consolidated STATEMENT OF OPERATIONS

		Pro Forma Adjustments			Year Ended
	Year Ended December 31, 2014 Actual				December 31, 2014
	Navidea	Business	Asset Sale		Pro Forma
Revenues:
Lymphoseek sales revenue	$4,233,953	$4,220,753	$—		$13,200
Lymphoseek license revenue	300,000	—	—		300,000
Grant and other revenue	1,740,896	—	—		1,740,896
Total revenue	6,274,849	4,220,753	—		2,054,096

Cost of goods sold	1,586,145	1,583,519	—		2,626

Gross profit	4,688,704	2,637,234	—		2,051,470

Operating expenses:
Research and development	16,779,589	1,662,611	—		15,116,978
Selling, general and administrative	15,542,071	6,016,087	—		9,525,984
Total operating expenses	32,321,660	7,678,698	—		24,642,962

Loss from operations	(27,632,956)	(5,041,464)	—		(22,591,492)

Other expense, net	(8,093,713)	(1,674,040)	—		(6,419,673)

Loss from continuing operations before income tax	(35,726,669)	(6,715,504)	—		(29,011,165)

Income tax benefit	—	2,686,202	2,686,202	h	—

Net (loss) income attributable to common stockholders	$(35,726,669)	$(4,029,302)	$2,686,202		$(29,011,165)

Loss per share from continuing operations:
Basic and diluted	$(0.24)				$(0.20)

Weighted average shares outstanding:
Basic and diluted	148,748,396				148,748,396

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

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NAVIDEA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Consolidated STATEMENT OF OPERATIONS

		Pro Forma Adjustments			Year Ended
	Year Ended December 31, 2013 Actual				December 31, 2013
	Navidea	Business	Asset Sale		Pro Forma
Revenues:
Lymphoseek sales revenue	$614,423	$607,823	$—		$6,600
Grant and other revenue	516,207	—	—		516,207
Total revenue	1,130,630	607,823	—		522,807

Cost of goods sold	332,815	331,397	—		1,418

Gross profit	797,815	276,426	—		521,389

Operating expenses:
Research and development	23,710,183	6,050,984	—		17,659,199
Selling, general and administrative	15,525,946	4,948,406	—		10,577,540
Total operating expenses	39,236,129	10,999,390	—		28,236,739

Loss from operations	(38,438,314)	(10,722,964)	—		(27,715,350)

Other expense, net	(4,261,144)	(1,517,625)	—		(2,743,519)

Loss from continuing operations before income tax	(42,699,458)	(12,240,589)	—		(30,458,869)

Income tax benefit	—	4,896,236	4,896,236	h	—

Net (loss) income attributable to common stockholders	$(42,699,458)	$(7,344,353)	$4,896,236		$(30,458,869)

Loss per share from continuing operations:
Basic and diluted	$(0.35)				$(0.25)

Weighted average shares outstanding:
Basic and diluted	121,808,986				121,808,986

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

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NAVIDEA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

1.	Basis of Presentation

Pro forma information is intended to reflect the impact of the Asset Sale on Navidea’s historical financial position and results of operations through adjustments that are directly attributable to the Asset Sale, that are factually supportable and that are expected to have continuing impact. In order to accomplish this, we have eliminated the unaudited financial statements of the Business of Navidea as presented earlier in this proxy statement from the Navidea historical financial statements. We did not account for the Business as, and it was not operated as, a separate, stand-alone entity, subsidiary or division of Navidea for the periods presented. The unaudited pro forma consolidated financial statements do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the Asset Sale occurred on the dates indicated. In addition, the unaudited pro forma consolidated financial statements should not be considered to be fully indicative of our future financial performance.

These unaudited pro forma consolidated financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the pro forma financial position and results of operations.

In the preparation of the pro forma consolidated balance sheet, the assumption was made that the assets were sold and liabilities were assumed by Cardinal Health 414 pursuant to the Asset Purchase Agreement on September 30, 2016. In the preparation of the pro forma consolidated statements of operations, the assumption was made that the Asset Sale took place on January 1, 2013.

2.	Pro Forma Adjustments

The pro forma adjustments to the balance sheet and statements of operations include:

(a)	This amount reflects estimated net cash proceeds to be received related to the sale of the Business to Cardinal Health 414. The sale price is $80.0 million, and we expect to incur approximately $600,000 in costs and expenses related to the transaction.

Cash	$79,400,000
Accumulated deficit		$79,400,000

Of the $600,000 in costs and expenses, $510,000 is payable for legal and professional services and $90,000 is payable for proxy and other special stockholder meeting costs. The cash proceeds amount does not include any of the $230.0 million in potential future earn-out payments, nor does it include any adjustment for net working capital at closing. Pursuant to the Asset Purchase Agreement, if the inventory balance at the time of closing is less than $6.0 million, then the purchase price will be adjusted downward in an amount equal to the deficiency.

(b)	This amount represents the interest accrued on the CRG debt of $4.7 million as of September 30, 2016. Pursuant to the Asset Purchase Agreement, interest due to CRG will be paid from the proceeds of the Asset Sale.

Accrued liabilities and other	$4,665,605
Cash		$4,665,605

(c)	This amount represents the principal balance on the CRG debt of $51.7 million as of September 30, 2016. Pursuant to the Asset Purchase Agreement, principal due to CRG will be paid from the proceeds of the Asset Sale.

Notes payable, current	$51,652,209
Cash		$51,652,209

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(d)	This amount represents the principal balance on the Platinum debt of $9.3 million as of September 30, 2016. Pursuant to the Asset Purchase Agreement, principal due to Platinum will be paid from the proceeds of the Asset Sale.

Notes payable	$9,293,514
Cash		$9,293,514

(e)	This amount represents the value of the conversion option on the Platinum debt of $1.3 million as of September 30, 2016. Pursuant to the Asset Purchase Agreement, principal due to Platinum will be paid from the proceeds of the Asset Sale. Thus, the related conversion option will be extinguished and will no longer have value.

Notes payable	$1,255,891
Accumulated deficit		$1,255,891

(f)	This amount represents the estimated value of the warrants of $3.9 million as of November 23, 2016 (the date of the Asset Purchase Agreement), to be issued to Cardinal Health 414 and UCSD upon closing of the Asset Sale.

Accumulated deficit	$3,947,356
Additional paid-in capital		$3,947,356

(g)	This amount represents the excess of the net cash proceeds of the sale over the net book value of the assets and liabilities of the Business of $77.2 million. The Asset Sale is expected to be subject to some amount of Federal, state and local income tax. However, this pro forma adjustment assumes that no income taxes are payable on the Asset Sale as the majority of the gain is expected to be offset by net operating loss carryforwards.

(h)	This amount represents the offset of the estimated Business stand-alone tax provision which would have been payable if the Business were a stand-alone company.

The pro forma adjustments to the statements of operations do not include the following revenues and expenses:

•	Earn-out payments that Navidea would be entitled to receive upon the achievement of Business revenues through June 30, 2026 as outlined in the Asset Purchase Agreement.

•	Expenses related to (a) the termination of employees of the Business, including the payout of accrued but unused paid time off and the vesting of unvested stock options and restricted stock upon the closing of the Asset Sale, and (b) the Asset Sale of $600,000, as such expenses would not be recurring.

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PROPOSAL NO. 1 – THE ASSET SALE AND THE ASSET PURCHASE AGREEMENT

As discussed in this proxy statement, the Company and its Board of Directors are asking our stockholders to approve the Asset Sale pursuant to the terms of the Asset Purchase Agreement. You should read carefully this proxy statement in its entirety for more detailed information concerning the Asset Purchase Agreement, which is attached as Appendix A to this proxy statement. Please see the section entitled “The Asset Sale” and the “Asset Purchase Agreement” for additional information and a summary of the material terms of the Asset Purchase Agreement. You are urged to read carefully the entire Asset Purchase Agreement included as Appendix A before voting on this proposal. Approval of this proposal is a condition to the completion of the Asset Sale.

The Board of Directors recommends unanimously that stockholders vote “FOR” the proposal to approve the Asset Sale pursuant to the terms of the Asset Purchase Agreement.

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PROPOSAL NO. 2 – ADJOURNMENT

If there are insufficient votes at the time of the Special Meeting to approve and adopt the Asset Sale pursuant to the terms of the Asset Purchase Agreement, we may adjourn our Special Meeting for the purpose of soliciting additional proxies in favor of such proposal. We do not intend to propose adjournment at our Special Meeting if there are sufficient votes to approve and adopt the Asset Sale pursuant to the terms of the Asset Purchase Agreement.

Vote Required

If approval of the proposal to adjourn our Special Meeting for the purpose of soliciting additional proxies is submitted to our stockholders for approval, such approval requires the affirmative vote of a majority of the shares of our Common Stock represented, in person or by proxy, and entitled to vote at the Special Meeting.

The Board of Directors recommends that our stockholders vote “FOR” approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 12, 2017, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K), and (iv) our directors and executive officers as a group.

Beneficial Owner	Number of Shares Beneficially Owned (*)		Percent of Class (**)
Frederick O. Cope, Ph.D.	821,475	(a)	—	(n)
Anthony S. Fiorino, M.D., Ph.D.	—	(b)	—	(n)
Michael M. Goldberg, M.D.	5,787,002	(c)	3.6%
Ricardo J. Gonzalez	—	(d)	—	(n)
Mark I. Greene, M.D., Ph.D., FRCP	29,244	(e)	—	(n)
Thomas J. Klima	107,648	(f)	—	(n)
Brent L. Larson	979,619	(g)	—	(n)
Jed A. Latkin	65,000	(h)		(n)
William J. Regan	431,712	(i)		(n)
Y. Michael Rice	—	(j)	—	(n)
Eric K. Rowinsky, M.D.	270,210	(k)	—	(n)
All directors and executive officers as a group (9 persons)	7,512,291	(l)(o)	4.6%
Platinum-Montaur Life Sciences, LLC	15,545,712	(m)	9.9%

(*)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.

(**)	Percent of class is calculated on the basis of the number of shares outstanding on January 12, 2017, plus the number of shares the person has the right to acquire within 60 days of January 12, 2017.

(a)	This amount includes 729,260 shares issuable upon exercise of options which are exercisable within 60 days and 16,401 shares in Dr. Cope’s account in the 401(k) Plan, but it does not include 50,000 shares of unvested restricted stock and 141,250 shares issuable upon exercise of options which are not exercisable within 60 days.

(b)	This amount does not include 28,000 shares of unvested restricted stock.

(c)	This amount does not include 28,000 shares of unvested restricted stock and 5,000,000 shares issuable upon exercise of options which are not exercisable within 60 days, but it does include Series LL warrants to purchase 5,411,850 shares of common stock that Dr. Goldberg acquired from Platinum pursuant to an agreement effective March 28, 2014, and amended effective June 11, 2015 (the Separation Agreement). The Company has received notice that Dr. Goldberg intends to exercise such warrants prior to the record date. In addition, the Separation Agreement provides for the transfer to Dr. Goldberg of a 15% interest in the Platinum Loan Agreement, including any common stock issued upon exercise of the conversion rights therein.

(d)	Mr. Gonzalez separated from the Company effective May 13, 2016. All of Mr. Gonzalez’s stock options were forfeited as of the date of separation.

(e)	This amount does not include 28,000 shares of unvested restricted stock.

(f)	This amount includes 106,598 shares issuable upon exercise of options which are exercisable within 60 days, but it does not include 50,000 shares issuable upon exercise of options which are not exercisable within 60 days.

(g)	Mr. Larson separated from the Company effective October 6, 2016. This amount is based on Mr. Larson’s most recent SEC ownership filings as well as the Company’s best knowledge and belief. This amount includes 606,335 shares issuable upon exercise of options which are exercisable within 60 days and 101,047 shares in Mr. Larson’s account in the 401(k) Plan.

(h)	This amount includes 65,000 shares issuable upon exercise of options which are exercisable within 60 days.

(i)	This amount includes 393,905 shares issuable upon exercise of options which are exercisable within 60 days and 7,807 shares in Mr. Regan’s account in the 401(k) Plan, but it does not include 137,500 shares issuable upon exercise of options which are not exercisable within 60 days.

(j)	This amount does not include 28,000 shares of unvested restricted stock.

(k)	This amount includes 73,764 shares issuable upon exercise of options which are exercisable within 60 days, but it does not include 45,000 shares of unvested restricted stock.

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(l)	This amount includes 1,368,527 shares issuable upon exercise of options which are exercisable within 60 days, and 25,258 shares held in the 401(k) Plan on behalf of certain officers, but it does not include 207,000 shares of unvested restricted stock and 5,328,750 shares issuable upon the exercise of options which are not exercisable within 60 days. The Company itself is the trustee of the Navidea Biopharmaceuticals, Inc. 401(k) Plan and may, as such, share investment power over common stock held in such plan. The trustee disclaims any beneficial ownership of shares held by the 401(k) Plan. The 401(k) Plan holds an aggregate total of 241,333 shares of common stock.

(m)	The number of shares beneficially owned is based on a Schedule 13D/A filed by Platinum and certain of its affiliates with the Securities and Exchange Commission on June 28, 2016. This amount includes (i) 13,964,519 shares of our common stock, and (ii) 336,449 shares of common stock issuable upon exercise of Series LL warrants (the “Series LL Warrants”) at an exercise price of $0.01 per share. The Series LL Warrants provide that the holder may not exercise any portion of the warrants to the extent that such exercise would result in the holder and its affiliates together beneficially owning more than 9.99% of the outstanding shares of common stock, except on 61 days’ prior written notice to Navidea that the holder waives such limitation (the blocker). Accordingly, this amount excludes 4,028,831 shares of common stock underlying the Series LL Warrants that are subject to the blocker. The address of Platinum is 250 West 55th Street, 14th Floor, New York, NY 10019.

(n)	Less than one percent.

(o)	The address of all directors and executive officers is c/o Navidea Biopharmaceuticals, Inc., 5600 Blazer Parkway, Suite 200, Dublin, OH 43017.

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OTHER BUSINESS

The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the Special Meeting. If, however, any other matters are properly brought before the Special Meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION BY REFERENCE

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The Company’s filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. In addition, we post our filed documents on our website at http://www.navidea.com. Except for the documents incorporated by reference into this prospectus, the information on our website is not part of this prospectus.

The SEC allows us to incorporate by reference into this proxy statement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this proxy statement. We incorporate by reference in this prospectus the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 23, 2016;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 16, 2016;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 11, 2016;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on November 9, 2016;

•	Our Current Reports on Form 8-K filed with the SEC on January 11, 2016, February 11, 2016, March 2, 2016, March 18, 2016, March 29, 2016, April 6, 2016, April 13, 2016, April 26, 2016 (as amended by Form 8-K/A on May 10, 2016), May 3, 2016, May 9, 2016, May 10, 2016, May 13, 2016, May 17, 2016, May 24, 2016, June 2, 2016, June 29, 2016, July 18, 2016, August 4, 2016, August 11, 2016, August 31, 2016, September 6, 2016, September 27, 2016, November 3, 2016 and November 30, 2016.

Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the proxy statement and before the date of the Special Meeting are also “incorporated by reference” into this prospectus except that, unless otherwise indicated, any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K is not incorporated by reference. Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Upon written or oral request, you will be provided with a copy of the incorporated documents without charge (not including exhibits to the respective documents unless the exhibits are specifically incorporated by reference into the respective documents). You may submit such a request for this material at the following address and telephone number:

Navidea Biopharmaceuticals, Inc.
5600 Blazer Parkway, Suite 200

Dublin, Ohio 43017

(888) 742-1305

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No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated January __, 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.

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Appendix A

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

by and between

CARDINAL HEALTH 414, LLC

and

NAVIDEA BIOPHARMACEUTICALS, INC.

Dated November 23, 2016

(continued)

(continued)

(continued)

Page
Section 9.14	Failure or Indulgence not Waiver	A-75
Section 9.15	Amendments	A-75
Section 9.16	Costs of Enforcement	A-75

Exhibits

Exhibit A	Form of Assignment and Assumption Agreement

Exhibit B	Form of Bill of Sale

Exhibit C-1	Form of Patent Assignment

Exhibit C-2	Form of Trademark Assignment

Exhibit C-3	Form of Domain Name Assignment

Exhibit D	Form of License-Back Agreement

Exhibit E	Form of Transition Services Agreement

Exhibit F	Form of Warrant

Exhibit G	FDA Letters

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT, dated November 23, 2016 (this “Agreement”), is between Cardinal Health 414, LLC, a Delaware limited liability company (“Buyer”), and Navidea Biopharmaceuticals, Inc., a Delaware corporation (“Seller”). Buyer and Seller are each referred to herein as a “Party” and, collectively, as the “Parties.”

recitals

A.           Seller develops, manufactures and commercializes a product used for (1) lymphatic mapping, (2) lymph node biopsy, and (3) the diagnosis of metastatic spread to lymph nodes for the staging of cancer (the “Business”), including the radioactive diagnostic agent product marketed under the Lymphoseek® trademark for current approved indications by the FDA and similar indications approved by the FDA in the future (the “Business Product”).

B.           Seller wishes to sell, transfer, convey and assign to Buyer, and Buyer wishes to acquire and assume (or cause one of its designees to acquire and assume) from Seller, all of the Acquired Assets and Assumed Liabilities, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1           Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Accounting Firm” has the meaning ascribed to such term in Section 2.7(c).

“Acquired Assets” has the meaning ascribed to such term in Section 2.1.

“Acquisition Agreement” has the meaning ascribed to such term in Section 5.7(e).

“Acquisition Proposal” means, other than the transactions contemplated hereby, any inquiry, proposal, indication of interest or offer (whether written or oral) with respect to any direct or indirect: (a) purchase or sale of an Equity Interest (including by means of a tender or exchange offer) representing more than twenty-five percent (25%) of the voting power in the Seller or any of its Subsidiaries; (b) merger, consolidation, other business combination, reorganization, recapitalization, share exchange, dissolution, liquidation or similar transaction involving the Seller or any of its Subsidiaries; (c) purchase or sale of assets, businesses, securities or ownership interests (including the securities of any Subsidiary of the Seller) representing more than twenty-five percent (25%) of the net revenues, net income or net assets of the Business, taken as a whole, or of Seller and its Subsidiaries, taken as a whole. Notwithstanding the foregoing, discussions and dealings with the holders of Indebtedness with respect to satisfying such Indebtedness by Seller and its Subsidiaries shall not constitute an Acquisition Proposal, as long as such dealings do not involve the transfer of any of the Acquired Assets to such holders of Indebtedness.

“Action” means any suit, litigation, action, claim, recoupment effort, appeal, inquiry, investigation, cause of action, arbitration or other similar legal proceeding (whether in contract, tort or otherwise, whether at law or in equity and whether civil or criminal) by or before a Governmental Authority.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by Contract or otherwise.

“Affiliate Transactions” has the meaning ascribed to such term in Section 3.18.

“Agreement” has the meaning ascribed to such term in the Preamble.

“Allocation” has the meaning ascribed to such term in Section 5.10(d).

“Annual Sales” means Net Sales during the applicable Measuring Year.

“Anti-corruption Laws” means any Legal Requirements relating to anti-bribery or anti-corruption (governmental or commercial) which apply to Seller or the Business, including Legal Requirements that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any foreign Government Authority, foreign government employee, state-owned entity employee or commercial entity to obtain or retain a business advantage.

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement to be executed by Seller and Buyer (or its designee) substantially in the form attached as Exhibit A.

“Assumed Clinical Trials” means the clinical research programs listed in Schedule 1.1(b) under the heading “Assumed Clinical Trials” and all related monitoring and other follow-up studies as required by applicable Legal Requirement or any Regulatory Authority.

“Assumed Clinical Trial Authorizations” means those INDs and foreign equivalents listed on Schedule 1.1(b) under the heading “Assumed Clinical Trial Authorizations” in effect on the Closing Date and all amendments, modifications, and successors thereto, permitting Seller to perform clinical testing of a Business Product in human subjects.

“Assumed Contracts” has the meaning ascribed to such term in Section 2.1(d).

“Assumed Liabilities” has the meaning ascribed to such term in Section 2.3.

“Bill of Sale” means the Bill of Sale to be executed by Seller in favor of Buyer (or its designee) substantially in the form attached as Exhibit B.

“Business” has the meaning ascribed to such term in the Recitals.

“Business Day” means any weekday other than a weekday on which banks in New York, New York are authorized or required by applicable Legal Requirements to be closed.

“Business Intellectual Property Rights” means all Intellectual Property Rights owned in whole or in part by Seller or to which Seller has been granted a license or other rights, and which is used in or reasonably necessary for the conduct of the Business.

“Business Product” has the meaning set forth in the Recitals.

“Buyer” has the meaning ascribed to such term in the Preamble.

“Buyer Indemnitees” has the meaning ascribed to such term in Section 8.2(a).

“Catch-up Contingent Payment” has the meaning ascribed to such term in Section 2.10(a).

“Claim Notice” has the meaning ascribed to such term in Section 8.4(a).

“Closing” has the meaning ascribed to such term in Section 2.8.

“Closing Date” has the meaning ascribed to such term in Section 2.8.

“Closing Date Indebtedness” means the amount of Indebtedness outstanding as of immediately prior to the Closing.

“Closing Date Payment” means an amount in cash calculated as follows: (a) the Closing Purchase Price; minus (b) the aggregate amount of Closing Date Indebtedness to be repaid and Seller Expenses to be paid, in each case on behalf of Seller or its respective Affiliates pursuant to Section 2.6; minus (c) to the extent the Product Inventory Value is less than $6,000,000, an amount equal to $6,000,000 minus the Product Inventory Value.

“Closing Purchase Price” means $80,000,000.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means the confidentiality agreement dated June 16, 2016 by and between Seller and Cardinal Health, Inc.

“Confidential Information” has the meaning ascribed to such term in the Confidentiality Agreement.

“Contingent Payments” has the meaning set forth in Section 2.10(a)(i).

“Contingent Payment Period” means the period beginning on the Closing Date and ending on the earlier of (a) June 30, 2026 or (b) such time as $160,000,000 in Contingent Payments has been earned pursuant to Section 2.10(a)(i).

“Contract” means, with respect to any Person, any legally binding contract, agreement, deed, mortgage, lease, sublease, license, sublicense or other legally enforceable commitment, promise, undertaking, arrangement or understanding, whether written or oral, to which or by which such Person is a party or is otherwise bound.

“Controlled Group” means any trade or business (whether or not incorporated) (a) under common control, within the meaning of Section 4001(b)(1) of ERISA, with Seller or (b) which together with Seller is treated as a single employer under Section 414(t) of the Code.

“Data Room” has the meaning ascribed to such term in Section 1.2.

“DGCL” means the General Corporation Law of the State of Delaware.

“Disclosure Schedules” means the final disclosure schedules to this Agreement that are being executed and delivered by Seller in connection with the execution and delivery of this Agreement.

“Dispute Notice” has the meaning ascribed to such term in Section 2.7(c).

“Disputed Items” has the meaning ascribed to such term in Section 2.7(c).

“Earnout Disputed Items” has the meaning ascribed to such term in Section 2.10(f)(ii).

“Earnout Payment” means the Contingent Payments and the Milestone Payments.

“Earnout Payment Dispute Notice” has the meaning ascribed to such term in Section 2.10(f)(i).

“Earnout Payment Dispute Period” has the meaning ascribed to such term in Section 2.10(f)(i).

“Earnout Payment Statement” has the meaning ascribed to such term in Section 2.10(f)(i).

“Employee” means any employee of Seller or any other member of the Controlled Group who devotes any portion of their time to the Business as of the date hereof.

“Employee Plan” means (a) all “employee benefit plans,” as defined in Section 3(3) of ERISA, (b) all other employment, severance pay, salary continuation, bonus, incentive, stock option, equity-based, retirement, pension, profit sharing or deferred compensation plans, Contracts, programs, funds, or arrangements of any kind, and (c) all other employee benefit plans, contracts, programs, funds, or arrangements (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated) and any trust, escrow, or similar agreement related thereto, whether or not funded, in respect of any present or former employees, directors, managers, officers, equity holders, consultants, or independent contractors of Seller or any other member of the Controlled Group that are sponsored or maintained by Seller or any other member of the Controlled Group or with respect to which Seller or any other member of the Controlled Group has made or is required to make payments, transfers, or contributions.

“Environment” means any soil, land surface or subsurface strata, surface water, groundwater, drinking water supply, stream or other sediments, or ambient air.

“Environmental Laws” means all Legal Requirements concerning human health or safety, pollution or protection of the Environment, natural resources, public health and safety or worker health and safety, including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, Release or threatened Release, control, or cleanup of any Hazardous Substances.

“Environmental Permits” means all Permits required to be held or obtained by Seller or the Business pursuant to Environmental Laws.

“Equity Interests” means (a) any capital stock, partnership or membership interest, unit of participation or other similar interest (however designated) in any Person and (b) any option, warrant, purchase right, conversion right, exchange right or other Contract that would entitle any other Person to acquire any such interest in any such Person referred to in clause (a) or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of any such Person referred to in clause (a) (including stock appreciation, phantom stock, profit participation or other similar rights).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Estimated Closing Purchase Price” has the meaning ascribed to such term in Section 2.5.

“Estimated Closing Purchase Price Statement” has the meaning ascribed to such term in Section 2.5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Excluded Assets” has the meaning ascribed to such term in Section 2.2.

“Excluded Contracts” has the meaning ascribed to such term in Section 2.2(g).

“Excluded Taxes” means (a) Taxes of or with respect to Seller, including any and all Taxes of any Person (other than Seller) imposed on Seller or any of its predecessors in interest pursuant to any Legal Requirement (including Treasury Regulations Section 1.1502-6 or any similar provision of any state, local or non-U.S. law), or as a transferee or successor, or under any Contract, or otherwise, (b) Taxes that relate to the Acquired Assets, the Assumed Liabilities or the Business, in each case, for any and all Pre-Closing Tax Periods, and (c) Taxes of or with respect to Seller, arising as a direct result of the sale of the Acquired Assets or the Business pursuant to this Agreement.

“Expense Reimbursement” has the meaning ascribed to such term in Section 7.3(a).

“FDA” means the U.S. Food and Drug Administration or any successor thereto.

“FDA Act” means the United States Food, Drug and Cosmetic Act of 1938, as amended from time to time.

“Financial Statements” has the meaning ascribed to such term in Section 3.6(b).

“Final Closing Purchase Price” has the meaning ascribed to such term in Section 2.7(e).

“Fiscal Year” means the twelve (12)-month period ending June 30 of each calendar year.

“FTC Order” means that certain Final Order and Stipulated Permanent Injunction entered by the U.S. District Court for the Southern District of New York on April 23, 2015 in Federal Trade Commission v. Cardinal Health, Inc. (Civ. No. 15-CV-3031(ER)).

“Fundamental Representations” means the representations and warranties set forth in Sections 3.1 (Organization), 3.2 (Authority, Validity and Enforceability), 3.3 (No Subsidiaries), 3.4 (No Conflict), 3.5 (Consents), 3.10 (Taxes), 3.14 (Intellectual Property Rights), 3.17 (Title to Assets), 3.19 (Brokers), 4.1 (Organization), 4.2 (Authority, Validity and Enforceability), 4.3 (No Conflict), 4.4 (Consents) and 4.6 (Brokers).

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“General Enforceability Exceptions” has the meaning ascribed to such term in Section 3.2.

“Government Contract” means any Contract, including any ordering arrangement, between Seller and (a) any Governmental Authority, or (b) any prime contractor, or higher tier subcontractor, under an agreement with a Governmental Authority, on the other hand. A task, purchase or delivery order under a Government Contract does not constitute a separate Government Contract for purposes of this definition, but is part of the Government Contract to which it relates.

“Government Official” means (a) any official, officer, employee or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Authority, (b) any political party or party official or candidate for political office or (c) any Person owned, in whole or in part, or controlled by any Person described in the foregoing clauses (a) or (b) of this definition.

“Governmental Authority” means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any court, tribunal, arbitrator, arbitration panel, entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions, including all Regulatory Authorities.

“Guaranteed Payment” has the meaning ascribed to such term in Section 2.10(a).

“Hazardous Substances” means hazardous or toxic substances or materials, hazardous wastes, pollutants or contaminants as said terms are defined by, or subject to, regulation under any Environmental Laws or with respect to which liability or standards of conduct are imposed under any Environmental Laws, including, petroleum or petroleum-containing materials, radiation and radioactive materials, asbestos-containing material or polychlorinated biphenyls.

“Health Care Laws” means any and all applicable Legal Requirements relating to any of the following and any foreign equivalent of the following: (a) Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); (b) any joint federal or state health care or health insurance program, including, Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); (c) TRICARE, 10 U.S.C. § 1071 et seq.; (d) the Ethics in Patient Referrals Act, as amended, 42 U.S.C. § 1395nn, the Federal Health Care Program Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Federal False Claims Act (31 U.S.C. §§ 3729-3733), the Federal Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801-3812), the Federal Anti-Kickback Act of 1986 (41 U.S.C. §§ 51-58), the Federal Civil Monetary Penalties Law (42 U.S.C. §§ 1320a-7a and 1320a-7b), the Exclusion Laws (42 U.S.C. § 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), and any similar state laws and regulations; (e) HIPAA, HITECH Act and similar applicable federal and state laws; (f) the licensure, certification, qualification or authority to transact business in connection with the provision of, payment for, or arrangement of, health care services or supplies, health benefits or health insurance, including Legal Requirements that regulate managed care, third party payors, and persons bearing the financial risk for the provision or arrangement of health care services or supplies, health benefits, or health insurance; (g) offering, marketing, selling, endorsing, issuing, underwriting, distributing, or promoting health insurance, health maintenance organization, or other managed care products or services or otherwise engaging in the business of insurance; (h) the administration, adjudication, processing, or payment of health care claims or benefits, including third party administrators services, utilization management and review, quality assurance and improvement, credentialing, coordinating benefits, care management, and case management; (i) billing or claim for reimbursement submitted to insurance companies, health maintenance organizations, other managed care plans, and other third-party or commercial payors; (j) insurance fraud; (k) establishing, marketing and managing health care provider networks; (l) the Patient Protection and Affordable Care Act (Pub. L. 11-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 11-152); (m) state medical, nursing and other health care professional practice, corporate practice of medicine laws; (n) the FDA Act, and the rules, regulations, guidance and directives issued thereunder; and (o) any other state or federal law, regulation, guidance document, manual provision, program memoranda, opinion letter, or other issuance of any Governmental Authority which regulates kickbacks, fee-splitting, patient or program charges, claims submissions, recordkeeping, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded or debarred from government health care programs, quality, safety, privacy, security, licensure or any other aspect of providing health care. For the avoidance of double, Health Care Laws include all laws, rules, guidance, requirements, and instructions related to the Medicare Bundled Payment for Care Improvement Initiative.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009.

“HIPAA Compliance Date” has the meaning ascribed to such term in the definition of “HIPAA Compliant.”

“HIPAA Compliant” means that Seller and the Business: (i) are in compliance with each of the applicable requirements of the “Administrative Simplification” provisions of HIPAA (codified at 45 CFR Pars 160, 162 and 164) on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a “HIPAA Compliance Date”) and (ii) are not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, audit, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IND” means (a) an Investigational New Drug Application, as defined by the FDA in regulations, required to be submitted with the FDA before beginning clinical testing of a new drug in human subjects, or any successor application or procedure, and (b) all supplements and amendments that may be filed with respect to the foregoing.

“Indebtedness” means, as of any date, with respect to Seller or its Subsidiaries, without duplication, (a) the outstanding principal amount of, accrued and unpaid interest on and other payment obligations (including any prepayment premiums, termination fees, expenses, breakage costs or penalties due upon payment of such indebtedness at Closing or otherwise payable as a result of the consummation of the transactions contemplated by this Agreement) arising under any obligations of Seller for borrowed money, (b) all obligations of Seller evidenced by any note, bond, debenture or other debt security or instrument, (c) letters of credit and letters of guaranty, in each case to the extent drawn, and bankers’ acceptances and performance bonds issued for the account of Seller, (d) all obligations under leases which are or are required to be, in accordance with GAAP, recorded as capital leases in respect of which Seller is liable as lessee, (e) all obligations of any other Person for borrowed money secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on any Acquired Asset, (f) indebtedness under any interest rate or other hedging agreement or swap arrangement or similar transaction to which Seller is a party, (g) amounts owing as deferred purchase price for property or services, including any “earn-out” payments or purchase price adjustment payments, (h) any obligations based upon, resulting from or arising out of any unfunded benefit obligation that would be required to be included as a Liability as of the Closing on the financial statements of Seller prepared in accordance with GAAP, (i) all past due accounts payable, all accounts payable to suppliers of materials or providers of services used in connection with the Business Product, and all accounts payable with respect to third party legal, professional and collection fees (other than Seller Expenses), and (j) all guaranties by Seller in respect of any indebtedness, liabilities or obligations of the type referred to in clauses (a)-(i) above; provided, however, that “Indebtedness” will not include any intercompany obligations between or among Seller or any of its Subsidiaries.

“Indemnified Party” has the meaning ascribed to such term in Section 8.4(a).

“Indemnifying Party” has the meaning ascribed to such term in Section 8.4(a).

“Insured Party” has the meaning set forth in Section 8.9(a).

“Intellectual Property Rights” means the following: (a) patents and patent applications, reexaminations, extensions and counterparts claiming priority therefrom, and any other indicia of invention ownership issued or granted by any Governmental Authority, applications for any of the foregoing, including provisional, utility, design, priority and other applications, divisionals, and continuations (in whole or in part), reissues or re-examinations of any of the foregoing, and moral and economic rights of inventors in any of the foregoing; (b) computer software and firmware, including data files, source code, object code and software-related specifications and documentation; (c) copyrights, whether in published or unpublished works, which include literary works and any other original works of authorship fixed in any tangible medium of expression (in whatever form now or hereafter existing), databases, data collections and rights therein, mask work rights, rights to compilations, collective works and derivative works of any of the foregoing and moral and economic rights of authors or creators in any of the foregoing, registrations and applications for registration for any of the foregoing; (d) trademarks, trade names, service marks, certification marks, service names, brands, trade dress and logos and the goodwill associated therewith; and (e) domain names; and (f) unpublished inventions (whether patentable or not), discoveries, improvements, designs, models, formulae, recipes, compilations, diagrams, drawings, blueprints, mask works, devices, methods, techniques, processes, know how, instructions, configurations, prototypes, samples, specifications, technology, trade secrets, confidential information, proprietary information, customer lists, and technical information, and moral and economic rights of authors and inventors in any of the foregoing. “Intellectual Property Rights” includes in each case any registrations of, applications to register, and renewals and extensions of, any of the foregoing items listed in clauses (a)–(e) of this definition with or by any Governmental Authority in any jurisdiction and similar or equivalent rights to any of the foregoing items listed in clauses (a)–(e) recognized by any Governmental Authority.

“Intervening Event” means any event, fact, circumstance, development or occurrence that affects the business, assets or operations of the Seller or any of its Subsidiaries that is unknown to the Seller Board as of the date of this Agreement and becomes known to the Seller Board prior to obtaining the Stockholder Approval, except that in no event shall an Acquisition Proposal constitute an Intervening Event.

“Investigators” has the meaning ascribed to such term in Section 5.14(b).

“IP Assignment and Assumption Agreements” means each of the Patent Assignment, the Trademark Assignment and the Domain Name Assignment, in each case, to be executed by Seller and Buyer (or its designee) substantially in the forms attached as Exhibit C-1, Exhibit C-2 and Exhibit C-3, respectively.

“IRS” means the Internal Revenue Service.

“Knowledge” means, when referring to the ‘knowledge’ of the Seller, Seller’s Knowledge, or any similar phrase or qualification based on knowledge, the actual knowledge of Michael Goldberg, Jed Latkin, David Colborn, Frederick Cope, Thomas Klima and William Regan and the knowledge that each such Person would have reasonably obtained after making due and appropriate inquiry with respect to the particular matter in question.

“Legal Requirement” means any statute, law, rule, regulation, code, ordinance, Order of any Governmental Authority and similar provisions having the force and effect of law, including Health Care Laws.

“Liabilities” includes liabilities, debts or other commitments or obligations, guarantees or endorsements, whether known or unknown, direct or indirect, absolute, accrued, contingent, liquidated, unliquidated or otherwise, due or to become due or otherwise, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP.

“License-Back Agreement” means the License Agreement substantially in the form of Exhibit D to this Agreement that is to be entered into pursuant to this Agreement by Buyer and Seller on the Closing Date.

“Lien” means any mortgage, pledge, hypothecation, security interest, encumbrance, lien (statutory or otherwise), easement or charge of any kind.

“Loss” means any and all losses, Liabilities, claims, damages, fines, penalties, fees, Taxes, costs, judgments, awards, amounts paid in settlement (in each case, including attorneys’ fees and expenses incurred in connection therewith), in each case, determined without giving effect to any limitations as to “materiality” or “Material Adverse Effect” or similar qualification used herein. Losses shall exclude any punitive damages, except in connection with (i) fraud, (ii) breach of the License-Back Agreement, (iii) breach of the confidentiality restrictions in any Transaction Document, and (iv) damages to the extent actually awarded to a third party.

“Material Adverse Effect” means any change, effect, event, occurrence, circumstance, state of facts or development that, individually or in the aggregate, is or is reasonably likely to have a material adverse effect on (a) Seller, the Business, the Acquired Assets or the Assumed Liabilities, or (b) the ability of Seller to timely consummate the transactions contemplated by this Agreement; provided, however, that, for purposes of Sections 3.7(a) and 5.2(c), any adverse change, effect, event, occurrence, circumstance, state of facts or development to the extent arising from or related to any of the following will not be deemed to constitute and will not be taken into account in determining whether a “Material Adverse Effect” has occurred: (i) the announcement, pendency or consummation of the transactions contemplated hereby; (ii) conditions affecting the global economy or financial markets as a whole, or generally affecting the medical product industry; (iii) any change after the date hereof in any applicable Legal Requirements or in GAAP; (iv) the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism; or (v) earthquakes, hurricanes, floods or other natural disasters (except in the case of the foregoing clauses (ii) through (v) to the extent such changes, effects, events, occurrences, circumstances, states of fact or developments have a disproportionate adverse impact on Seller or the Business as compared to other participants in the industry or geographies in which they operate).

“Material Contracts” has the meaning ascribed to such term in Section 3.15.

“Measuring Year” means each Fiscal Year through and including June 30, 2026; provided that the first Measuring Year shall be from the Closing Date through and including June 30, 2017.

“Milestone Event” has the meaning ascribed to such term in Section 2.10(b)(i).

“Milestone Payment” has the meaning ascribed to such term in Section 2.10(b).

“Net Sales” means the gross amounts invoiced to third parties for Business Products sold or leased in the Territory for current approved indications by the FDA and similar indications approved by the FDA in the future by Buyer, its licensees, sublicensees and Affiliates, or in any combination thereof (other than Seller and Seller’s sublicensees and Affiliates), less the sum of the following actual and customary deductions where applicable and separately listed: cash, trade, or quantity discounts or rebates (as allowed under applicable Legal Requirements); sales Tax, use Tax, tariff, import/export duties or other excise Taxes imposed on particular sales (except for value-added and income Taxes imposed on the sales of Business Product in foreign countries); credits to customers because of rejections or returns, or transfers of Business Products without charge for charitable, promotional, non-clinical, clinical research or regulatory purposes. For purposes of calculating Net Sales, transfers to Buyer’s licensees, sublicensees or Affiliates (other than Seller and Seller’s sublicensees and Affiliates) of Business Products without an invoice for (i) end use (but not resale) by such licensee, sublicensee or Affiliate shall be treated as sales by Buyer at Buyer’s list price for the Business Products or (ii) resale by such licensee, sublicensee or Affiliate shall be treated as sales at the list price of such sublicensee or Affiliate.

“Notice of Adverse Recommendation” has the meaning ascribed to such term in Section 5.7(e).

“Objection Notice” has the meaning ascribed to such term in Section 8.4(b).

“Order” means any order, writ, judgment, injunction, decree (including any consent decree or similar agreed order or judgment), stipulation, ruling, determination or award issued or entered by any Governmental Authority.

“Organizational Documents” means, with respect to any Person (other than an individual), the certificate or articles of incorporation or organization of such Person and any limited liability company, operating or partnership agreement, by-laws or similar documents or agreements (including all amendments thereto) relating to the legal organization or governance of such Person.

“Owned Business Intellectual Property” means any and all Business Intellectual Property Rights included in the Acquired Assets.

“Owned Intellectual Property” means any and all Intellectual Property Rights owned or purported to be owned by Seller or any of its Affiliates.

“Party” or “Parties” has the meaning ascribed to such term in the Preamble.

“Permit” means, with respect to any Person, any franchise, permit, accreditation, certification, consent, certificate or other similar authorization issued by, or otherwise granted by, any Governmental Authority, or any application therefore, to which or by which such Person is or will be subject or bound or to which or by which any property, business or operation of such Person is subject or bound.

“Permitted Liens” means (a) mechanics’, materialmens’, carriers’, workmens’, repairmens’, contractors’ or other similar Liens arising or incurred in the ordinary course of business that are not delinquent and are not material in any respect to the Acquired Assets or the Business, (b) easements, rights-of-way, restrictions and other similar charges and encumbrances of record not interfering materially with the ordinary conduct of the Business or the use or occupancy, value of the assets subject thereto, and (c) Liens for Taxes not yet due and payable or for Taxes being contested in good faith by appropriate proceedings for which collection or enforcement is stayed and for which adequate reserve has been made according to GAAP.

“Person” means any natural person and any corporation, partnership, limited liability company, joint venture, trust, other legal entity or Governmental Authority.

“Personal Data” means a natural person’s name, street address, telephone number, e-mail address, date of birth, photograph, social security number or tax identification number, credit card number, bank information, or biometric identifiers or any other piece of information that, alone or in combination with other information, allows the identification of, or contact with, any natural person.

“Pre-Closing Insurance” has the meaning ascribed to such term in Section 5.17.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date or the portion of any Straddle Period through the end of the Closing Date.

“Product Inventory Value” means an amount equal to the value of the Purchased Inventory of finished Business Products, which value will be calculated in a manner consistent with the Supply and Distribution Agreement.

“Product Registrations” means all approvals, licenses or registrations of any Governmental Authority within the Territory, which are received by Seller before the Closing Date, permitting the lawful sale, distribution and marketing of the Business Products, together with subsequent submissions, supplements and amendments thereto submitted prior to the Closing Date.

“Property Taxes” has the meaning ascribed to such term in Section 5.10(a).

“Proposed Final Closing Purchase Price” has the meaning ascribed to such term in Section 2.7(a).

“Proposed Final Closing Purchase Price Statement” has the meaning ascribed to such term in Section 2.7(a).

“Proscribed Recipient” has the meaning ascribed to such term in Section 3.8(e).

“Proxy Statement” means the proxy statement relating to the Stockholders’ Meeting (including any amendments or supplements thereto).

“Purchase Price” means the Closing Purchase Price plus the Earnout Payment (to the extent payable pursuant to Section 2.10).

“Purchased Inventory” has the meaning ascribed to such term in Section 2.1(a).

“Regulatory Authority” means any regulatory agency, ministry, department or other governmental body having authority in any country or region to control the development, manufacture, marketing, and sale of Business Products, including the Department of Justice, FDA, Federal Trade Commission and the European Medicines Agency.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing leaching or dumping into the Environment (including the abandonment or discarding of barrels, containers, or other closed receptacles containing any Hazardous Substance).

“Representative” means, with respect to any Person, any director, officer or employee of such Person and any agent, consultant, legal, accounting, financial or other advisor or other representative authorized by such Person to represent or act on behalf of such Person.

“Restrictive Covenants” has the meaning ascribed to such term in Section 5.8(f).

“Retained Compliance Records” has the meaning ascribed to such term in Section 5.1(b).

“Retained Liabilities” has the meaning ascribed to such term in Section 2.4.

“Safety Data Exchange Agreement” means a Safety Data Exchange Agreement, between Seller and Buyer, to be effective as of the Closing Date, in a form acceptable to Buyer and Seller and with customary terms.

“Sarbanes-Oxley Act” has the meaning ascribed to such term in Section 3.6(a).

“SEC” means the U.S. Securities Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

“Seller” has the meaning ascribed to such term in the Preamble.

“Seller Adverse Recommendation Change” has the meaning ascribed to such term in Section 5.7(e).

“Seller Board” means the board of directors of the Seller.

“Seller Board Recommendation” means the Seller Board’s recommendation that the Seller Stockholders adopt and approve this Agreement and the transactions contemplated hereby.

“Seller Common Stock” means shares of the common stock, par value $0.001 per share, of Seller.

“Seller Expenses” means (a) any investment banking, accounting, attorney or other professional fees incurred by Seller prior to Closing, in connection with the negotiation, preparation, execution and delivery of this Agreement or any other Transaction Document and the transactions contemplated hereby and thereby, plus (b) any Transfer Taxes, plus (c) any sale, transaction, change of control bonuses, severance payments, retention payments or similar payments pursuant to agreements, arrangements or promises entered into or made by Seller or any of its Affiliates prior to the Closing and owed to Transferred Employees that are payable by reason of, or in connection with, the execution of this Agreement or the consummation of the transactions contemplated hereby, in each case to the extent unpaid at or immediately prior to the Closing.

“Seller Indemnitees” has the meaning ascribed to such term in Section 8.2(b).

“Seller Marks” has the meaning ascribed to such term in Section 5.13.

“Seller SEC Documents” has the meaning ascribed to such term in Section 3.6(a).

“Seller Stockholders” means the holders of Seller Common Stock.

“Shared Contracts” has the meaning ascribed to such term in Section 5.11.

“Stockholder Approval” means the affirmative vote at the Stockholders’ Meeting of Seller Stockholders holding at least a majority of the outstanding Seller Common Stock as of the record date of the Stockholders’ Meeting to adopt this Agreement and the transactions contemplated hereby.

“Stockholders’ Meeting” has the meaning ascribed to such term in Section 5.3(b)(i).

“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

“Subsidiary” of any Person means another Person, of which at least a majority of the Equity Interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is owned or controlled directly or indirectly by such first Person.

“Superior Proposal” means a bona fide written Acquisition Proposal (with all references to “twenty-five percent (25%)” in the definition thereof deemed to be “a majority” for the purposes of this definition) made by any Person that (a) is not received in violation of Section 5.7, (b) is fully financed, (c) is on terms that the Seller Board determines in good faith, after consultation with the Seller’s outside financial and legal advisors, taking into account all legal, financial, regulatory and other aspects of the proposal (including any termination or break-up fees, the conditionality, the likelihood and timing of required governmental approvals, time likely to be required to consummate such Acquisition Proposal, ability of the Person making the proposal to finance and pay the contemplated consideration and the likelihood of success of such Acquisition Proposal), are more favorable to the Seller Stockholders than the transactions contemplated hereby (including any adjustment to the terms and conditions proposed by Buyer in response to such Acquisition Proposal), and (d) is reasonably likely to be consummated according to its terms.

“Suppliers” has the meaning ascribed to such term in Section 3.20.

“Supply and Distribution Agreement” has the meaning ascribed to such term in Section 5.9(b).

“Survival Date” has the meaning ascribed to such term in Section 8.1.

“Tax” means (a) any U.S. federal, state or local, or non-U.S. income, franchise, commercial activity, profits, gross receipts, ad valorem, net worth, value added, sales, use, real or personal property, license, occupation, payroll, withholding, employment or unemployment, disability, escheat, lost or unclaimed property, environmental, excise, severance, stamp, registration, premium, windfall profits, customs duties, capital stock, social security (or similar), transfer, estimated, alternative or add-on minimum tax payable or other tax, governmental fee or other like assessment or charge of any kind, including any interest, penalties or additions to tax imposed in respect of the foregoing, in each case, whether or not disputed, (b) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other Person, (c) any liability for the payment of any amounts as a result of being a party to any tax sharing or allocation agreements or arrangements (whether or not written) or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person, and (d) any liability for the payment of any of the foregoing types as a successor, transferee or otherwise.

“Tax Returns” means returns, schedules, elections, reports, forms, declarations, claims for refunds, and information statements relating to any Taxes, including any schedules or attachments thereto and including any amendment thereof.

“Taxing Authority” means any United States, federal, state, local, or any foreign, Governmental Authority responsible for the imposition, determination, enforcement, assessment or collection of any Tax.

“Termination Date” has the meaning ascribed to such term in Section 7.1(b).

“Termination Fee” has the meaning ascribed to such term in Section 7.3(a).

“Territory” means Canada, Mexico and the United States of America (including their respective territories and possessions).

“Third Party Claim” has the meaning ascribed to such term in Section 8.4(c)(i).

“Transaction Documents” means, collectively, this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the IP Assignment and Assumption Agreement, the License-Back Agreement, the Warrant, the Safety Data Exchange Agreement, the Transition Services Agreement and all other agreements and documents entered into in connection with the transactions contemplated by this Agreement.

“Transfer Taxes” means any sales, use, stock transfer, value added, real property transfer, real property gains, transfer, stamp, registration, documentary, recording or similar duties or Taxes together with any interest thereon, penalties, fines, costs, fees, additions to Tax or additional amounts with respect thereto incurred in connection with the transactions contemplated by this Agreement.

“Transferred Employees” has the meaning ascribed to such term in Section 5.6(a).

“Transition Services Agreement” means the Transition Services Agreement, substantially in the form of Exhibit E to this Agreement that is to be entered into pursuant to this Agreement by Buyer and Seller on the Closing Date.

“Treasury Regulations” means the U.S. Treasury Regulations promulgated under the Code.

“UCSD” means The Regents of the University of California, a California corporation.

“UCSD-to-Buyer License Agreement” means a license agreement to be effective as of the Closing Date, in a form acceptable to Buyer and Seller, pursuant to which UCSD grants a license to Buyer to exploit certain Intellectual Property Rights owned by UCSD.

“UCSD-to-Seller License Agreement” means a license agreement to be effective as of the Closing Date, in a form acceptable to Buyer and Seller, pursuant to which UCSD grants a license to Seller to exploit certain Intellectual Property Rights owned by UCSD with respect to diagnostic uses in the targeting of CD206 receptor positive cells residing in the lymph nodes with a radio-labeled-carbohydrate-conjugated macromolecule.

“Unresolved Earnout Items” has the meaning ascribed to such term in Section 2.10(f)(ii).

“Unresolved Items” has the meaning ascribed to such term in Section 2.7(c).

“Warrant” means the Warrant for Common Stock of the Company, substantially in the form of Exhibit F to this Agreement that is to be entered into pursuant to this Agreement by Buyer and Seller on the Closing Date.

Section 1.2           Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph of this Agreement; (b) the word “including” means “including, without limitation”; (c) masculine gender will also include the feminine and neutral genders, and vice versa; (d) words importing the singular will also include the plural, and vice versa; (e) the word “or” is disjunctive but not necessarily exclusive; and (f) accounting terms which are not otherwise defined in this Agreement will have the meanings given to them under GAAP. Unless the context of this Agreement otherwise requires, references to statutes will include all regulations promulgated thereunder and all implementing regulations thereof and references to statutes or regulations will be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation. References to documents or other written materials “provided” or “made available” to Buyer or similar phrases will mean that such documents or other materials were present in the online data room (the “Data Room”) maintained by Buyer on behalf of Seller and made available to Buyer and its advisors in the Data Room at least three Business Days prior to the date hereof. Promptly after the execution of this Agreement and on the Closing Date, Buyer, at Buyer’s expense, will deliver an electronic copy of the Data Room to Seller.

ARTICLE II
PURCHASE AND SALE OF THE ACQUIRED ASSETS

Section 2.1           Purchase and Sale of the Assets. On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, assign, convey and transfer to Buyer, and Buyer shall acquire from Seller, free and clear of any Liens (other than Permitted Liens), all of Seller’s right, title and interest in, to and under all of the business, properties, assets, goodwill and rights of Seller of whatever kind or nature, real or personal, tangible or intangible, owned, leased or licensed to Seller and used, held for use, or intended to be used in operating the Business in the Territory, wherever located and whether now existing or hereafter acquired, other than the Excluded Assets (collectively, the “Acquired Assets”), including the following:

(a)          all of Seller’s or its Affiliates’ inventories used, held for use, or intended to be used in operating the Business, wherever located, including inventories of raw materials, finished goods, operating supplies, work-in-process, products, supplies, packaging, packaging materials, parts and other inventories used, held for use, or intended to be used in operating the Business, including any such being held on consignment, bailment or other arrangement (the “Purchased Inventory”);

(b)          all tooling, dies and other supplies and equipment, wherever located, used or held for use in manufacturing, testing, storing or handling of the Business Products, including the items listed on Schedule 2.1(b);

(c)          all supplier and customer lists and pricing information relating to the Business Products;

(d)          other than the Excluded Contracts, all Contracts to which Seller or any of its Affiliates is a party to the extent related to the development, offer or sale of, or that are otherwise material to, Business Products in the Territory or any Transferred Employee, including those Contracts listed on Schedule 2.1(d) (the “Assumed Contracts”);

(e)          all Business Intellectual Property Rights, including the Seller Marks and the other Intellectual Property set forth on Schedule 2.1(e), and the goodwill associated therewith;

(f)          all Product Registrations of Regulatory Authorities related to the Business Product, including the new drug application approved by the FDA for the Business Product, all regulatory submissions in the United States that have been made with respect to the Business Product and all Health Canada regulatory submissions and, in each case all files, data and records related thereto;

(g)          all Permits related to the Business Product in the Territory;

(h)          the Assumed Clinical Trials and the Assumed Clinical Trial Authorizations and all files and records related thereto;

(i)          all of Seller’s or its Affiliates’ claims, causes of action, defenses and rights of offset or counterclaim against third parties relating to any Acquired Asset or any Assumed Liability, including unliquidated rights under manufacturers’ or vendors’ warranties;

(j)          all books and records relating to the Business, including all product designs and manufacturing drawings and all technical, sales and promotional literature used in the Territory, all correspondence with the FDA regarding IND and NDA for the Business Product, all clinical study data supporting the IND and NDA for the Business Product and all related historical safety and pharmacovigilance data;

(k)          all insurance benefits to the extent relating to claims arising out of events that occurred prior to Closing (if any) and associated with the Acquired Assets, including such rights and proceeds receivable or hereafter received under any insurance policy written prior to the Closing;

(l)          all right, title and interest in and to the Business Product;

(m)         all assets listed on Schedule 2.1(m); and

(n)          all goodwill associated with the Business and the Acquired Assets.

Section 2.2           Excluded Assets. Notwithstanding anything contained herein to the contrary, Seller shall retain and Buyer shall not acquire or assume and the Acquired Assets shall not include the following assets, properties and rights (collectively, the “Excluded Assets”):

(a)          all cash and cash equivalents of Seller, together with all rights to all bank accounts of Seller;

(b)          all accounts receivable of Seller;

(c)          all minute books, organizational documents, stock registers and such other books and records of Seller as pertain to ownership, organization or existence of Seller;

(d)          all personnel files for former employees and employees of Seller who are not Transferred Employees;

(e)          all assets and Contracts related to, or assets held with respect to, the Employee Plans;

(f)           all rights of Seller under the Transaction Documents;

(g)          the Contracts set forth on Schedule 2.2(g) (the “Excluded Contracts”);

(h)          all insurance policies of Seller;

(i)           all assets, properties and rights, including all Contracts, related to Seller’s business outside of the Territory;

(j)          all abandoned or unclaimed property reportable under any state or local unclaimed property, escheat or similar Legal Requirement and associated with periods prior to the Closing Date; and

(k)          all Intellectual Property Rights that are not Business Intellectual Property Rights.

Section 2.3           Assumption of Certain Liabilities. Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall assume and agree to pay, perform and discharge when due only the Liabilities in respect of the Assumed Contracts to the extent not previously performed or discharged, but only to the extent such Liabilities arise and accrue after the Closing Date and are not the result of a breach of any representation, warranty or covenant contained in this Agreement or a breach prior to the Closing Date of any Assumed Contract (collectively, the “Assumed Liabilities”). No assumption by Buyer of any of the Assumed Liabilities shall relieve or be deemed to relieve Seller from any Liability under any Transaction Document with respect to any representations or warranties or covenants made by Seller to Buyer.

Section 2.4           Retained Liabilities. Except for the Assumed Liabilities, Buyer shall not assume pursuant to this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities of Seller or any of its Affiliates, or any of its or their predecessors in interest, of any kind, character or description whatsoever (“Retained Liabilities”), all of which shall be retained by and continue to be Liabilities of Seller or its Affiliates, as applicable. Without intending to limit the generality or effect of the foregoing, Retained Liabilities shall include the following Liabilities:

(a)          all Liabilities and obligations relating to, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, Seller or the Business as operated prior to the Closing Date, or the ownership, possession, use, operation or sale or other disposition prior to the Closing Date of any of the Acquired Assets (or any other assets, properties, rights or interests associated, at any time prior to the Closing Date, with the Business);

(b)          all Seller Expenses;

(c)          all Indebtedness and all Liabilities arising in connection with, or relating to, any Indebtedness;

(d)          all Liabilities arising in connection with, or relating to, Excluded Taxes;

(e)          all Liabilities based upon, arising out of or otherwise in respect of any Employee Plans;

(f)           all Liabilities based upon, arising out of or otherwise in respect of (i) any current or former employees or other services providers of Seller or any other member of the Controlled Group for the period on and prior to the Closing Date; and (ii) any current or former employees or other service providers of Seller or any other member of the Controlled Group who do not become Transferred Employees for the period following the Closing Date;

(g)          all Liabilities arising in connection with, or relating to, the Excluded Assets;

(h)          all Liabilities arising in connection with, or relating to, any real property owned, leased or otherwise used or occupied by Seller;

(i)           all investigation, feasibility study, mitigation, cleanup, remediation, monitoring and other related activities or costs associated with any Release of any Hazardous Substance on any real property leased by Seller;

(j)           all Liabilities arising out of or related to Seller’s business outside of the Territory, including with respect to Contracts relating to Seller’s business outside of the Territory;

(k)          all royalties or other Liabilities owed under the Contract listed on Schedule 2.4(k); and

(l)           all Liabilities relating to abandoned or unclaimed property reportable under any state or local unclaimed property, escheat or similar law where the dormancy period elapsed prior to the Closing Date.

Section 2.5           Estimated Closing Purchase Price. No later than three Business Days prior to the Closing, Seller will deliver to Buyer a statement that will set forth Seller’s good faith calculation of the Closing Date Payment (the “Estimated Closing Purchase Price Statement”). Such estimate of the Closing Date Payment (the “Estimated Closing Purchase Price”) will be a good faith estimate of the Closing Date Payment. The Estimated Closing Purchase Price Statement will consist of a proposed calculation in reasonable detail of the Estimated Closing Purchase Price, including Seller’s good faith estimate of the amount of the Closing Date Payment and Product Inventory Value. Buyer will review the Estimated Closing Purchase Price Statement and, if Buyer disagrees with any item set forth in such statement, it will provide written notice to Seller, along with a reasonably detailed explanation of the same, and the Parties will attempt to resolve in good faith any such disagreements prior to the Closing. If the Parties are unable to agree on the amounts set forth in the Estimated Closing Purchase Price Statement, the values proposed by Seller in the Estimated Closing Purchase Price Statement will be utilized for purposes of the payment of the Estimated Closing Purchase Price. In no event will the determination of the amounts set forth in the Estimated Closing Purchase Price Statement prejudice a Party’s rights under Section 2.7(c).

Section 2.6           Payment of Estimated Closing Purchase Price. At the Closing, Buyer will pay in cash:

(a)          the aggregate amount of Closing Date Indebtedness payable to the holders of Closing Date Indebtedness designated in the direction letter delivered to Buyer pursuant to Section 2.9(a)(v), on behalf of Seller or its Affiliates and as specified in each such holder’s applicable payoff letter (which payoff letters will be delivered to Buyer no later than three Business Days prior to the Closing Date and will specify the amount necessary to fully discharge all Closing Date Indebtedness owed to such Person and to release all Liens under such Closing Date Indebtedness), to such account or accounts as directed in the applicable payoff letter or as otherwise directed by Seller in the direction letter delivered to Buyer pursuant to Section 2.9(a)(v);

(b)          on behalf of Seller, Seller Expenses, in each case in accordance with the direction letter delivered to Buyer pursuant to Section 2.9(a)(v); and

(c)          to Seller, the Estimated Closing Purchase Price, by wire transfer of immediately available funds, pursuant to instructions delivered to Buyer no less than three Business Days prior to the Closing Date.

Section 2.7           Determination of the Final Closing Purchase Price.

(a)          As soon as reasonably practicable, but no later than 90 days after the Closing Date, Buyer will prepare and deliver to Seller a statement (the “Proposed Final Closing Purchase Price Statement”) consisting of a proposed calculation in reasonable detail of the Closing Purchase Price (the “Proposed Final Closing Purchase Price”), including Buyer’s good faith calculation of the amount of the Closing Date Payment and Product Inventory Value.

(b)          During the 30-day period following Seller’s receipt of the Proposed Final Closing Purchase Price Statement, Seller and its accountants will, at Seller’s expense, be permitted reasonable access to review the financial books and records of the Business, to the extent related to the Proposed Final Closing Purchase Price, during regular business hours and such other good faith, reasonable cooperation from Buyer and its personnel, accounts and advisors as it may reasonably request to enable it to review and evaluate Buyer’s determination of the Proposed Final Closing Purchase Price Statement.

(c)          If Seller does not deliver a written notice of dispute setting forth in reasonable detail the items and amounts in dispute (a “Dispute Notice”) to Buyer within 30 days after receiving the Proposed Final Closing Purchase Price Statement, the Parties agree that the Proposed Final Closing Purchase Price Statement will become final, binding and conclusive upon the Parties. If Seller delivers a Dispute Notice to Buyer (the items and amounts in dispute, the “Disputed Items”) within such 30-day period, the Parties will negotiate in good faith to resolve the Disputed Items during the 30-day period commencing on the date Buyer receives such Dispute Notice. If the Parties reach agreement with respect to all Disputed Items within such 30-day period, Buyer will revise the Proposed Final Closing Purchase Price Statement to reflect such agreement, which will be final, binding and conclusive upon the Parties. For the avoidance of doubt, any item or amount that is not specified as a Disputed Item in the Dispute Notice will be deemed to be final, binding and conclusive upon the Parties from and after such time as the Dispute Notice is delivered. If Seller and Buyer do not obtain a final resolution of all Disputed Items within such 30-day period, then the unresolved Disputed Items (the “Unresolved Items”) will be submitted to an independent firm of certified public accounts selected by Buyer and reasonably acceptable to Seller (the “Accounting Firm”). The Accounting Firm, acting as an expert and not as arbitrators, will render a determination regarding the Unresolved Items within 30 days after referral of the matter to the Accounting Firm, or as soon as practicable thereafter, which determination must be in accordance with the terms of this Agreement and in writing and must set forth, in reasonable detail, the basis therefor. The determination of the Accounting Firm will be final, conclusive and binding upon the Parties absent manifest error, and judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the Party against which such determination is to be enforced.

(d)          The Accounting Firm will make a determination only with respect to the Unresolved Items, and in a manner consistent with this the provisions of this Agreement, and in no event will the Accounting Firm’s determination of Unresolved Items be for an amount outside the range of disagreement between Buyer and Seller. Each Party will use its commercially reasonable efforts to furnish to the Accounting Firm such work papers and other documents and information pertaining to the Unresolved Items as the Accounting Firm may request.

(e)          Buyer will revise the Proposed Final Closing Purchase Price Statement to reflect the determination of the Accounting Firm pursuant to this Section 2.7(e). The “Final Closing Purchase Price” will mean the Proposed Final Closing Purchase Price as finally revised pursuant to this Section 2.7.

(f)          The fees and expenses of the Accounting Firm will be borne in the same proportion as the aggregate dollar amount of the Unresolved Items that are unsuccessfully disputed by each party (as finally determined by the Accounting Firm) bears to the aggregate dollar amount of all of the Unresolved Items submitted to the Accounting Firm.

(g)          No later than three Business Days after the date on which the Final Closing Purchase Price is finally determined pursuant to this Section 2.7:

(i)          if the Final Closing Purchase Price is equal to or exceeds the Estimated Closing Purchase Price, Buyer will pay Seller the amount by which the Final Closing Purchase Price exceeds the Estimated Closing Purchase Price (if any) by wire transfer of immediately available funds, pursuant to instructions delivered to Buyer by Seller; and

(ii)         if the Estimated Closing Purchase Price exceeds the Final Closing Purchase Price, Seller will pay Buyer an amount equal to the difference between the Estimated Closing Purchase Price minus the Final Closing Purchase Price (if any) by wire transfer of immediately available funds, pursuant to instructions delivered to Seller by Buyer.

(h)          Any payments made pursuant to this Section 2.7 will be treated as an adjustment to the Closing Purchase Price, including for Tax purposes, except as otherwise required by any Legal Requirement.

Section 2.8           Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) will take place at the offices of Jones Day, 325 John H. McConnell Boulevard, Columbus, Ohio 43215, at 10:00 A.M. on the third Business Day following the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms cannot be satisfied until the Closing, but subject to the fulfillment or waiver of such conditions at the Closing), or on such date and time as the Parties mutually agree in writing. The time and date of the Closing is herein called the “Closing Date.” The Closing will be held by the remote exchange of documents unless another method or place is agreed to in writing by the Parties.

Section 2.9           Closing Deliveries.

(a)          At the Closing, Seller will deliver or cause to be delivered to Buyer the following:

(i)          the Bill of Sale, duly executed by Seller;

(ii)         the Assignment and Assumption Agreement, duly executed by Seller;

(iii)        the consents, waivers, approvals, Orders and authorizations listed on Schedule 2.9(a)(iii), each in form and substance reasonably acceptable to Buyer;

(iv)        a certificate executed by Seller to the effect that the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(c) have been satisfied;

(v)         at least three Business Days prior to the Closing Date, a direction letter directing payment of (A) the Closing Date Indebtedness in accordance with payoff letters with respect to such Closing Date Indebtedness and (B) the Seller Expenses, which letter will also set forth each Person to whom Seller Expenses are payable, the amount necessary to fully discharge the Seller Expenses due to such Person and instructions to pay such amount, which shall have been delivered to Buyer at least three Business Days prior to the Closing Date;

(vi)        evidence satisfactory to Buyer in its sole discretion that all Liens encumbering the Acquired Assets have been or will be terminated (other than Permitted Liens);

(vii)       the Transition Services Agreement, duly executed by Seller;

(viii)      the Safety Data Exchange Agreement, duly executed by Seller;

(ix)         the License-Back Agreement, duly executed by Seller;

(x)          the Warrant, duly executed by Seller;

(xi)         the IP Assignment and Assumption Agreements, duly executed by Seller;

(xii)        a copy of the UCSD-to-Seller License Agreement, duly executed by UCSD and Seller; and

(xiii)       any other certificates, documents or instruments required to be delivered at Closing pursuant to this Agreement.

(b)          At the Closing, Buyer will deliver or cause to be delivered the following:

(i)          the Assignment and Assumption Agreement, duly executed by Buyer;

(ii)         a certificate of the President or a Vice President of Buyer, dated the Closing Date, to the effect that the conditions specified in Sections 6.3(a) and 6.3(b) have been satisfied;

(iii)        the Transition Services Agreement, duly executed by Buyer;

(iv)        the Safety Data Exchange Agreement, duly executed by Buyer;

(v)         the License-Back Agreement, duly executed by Buyer;

(vi)        the Warrant, duly executed by Buyer; and

(vii)       a copy of the UCSD-to-Buyer License Agreement, duly executed by UCSD and Buyer.

Section 2.10         Earnout Payments.

(a)          Contingent Payments. Subject to Buyer’s right to off-set the Earnout Payments as set forth in this Agreement, during the Contingent Payment Period, Buyer will pay to Seller an amount equal to eight percent of the Annual Sales for each Measuring Year (the “Contingent Payments”). In the case of Contingent Payments to be made with respect to the first three Measuring Years during the Contingent Payment Period, Buyer will make such payments on a quarterly basis (equal to the greater of (i) eight percent of Net Sales during the applicable fiscal quarter or (ii) $1,675,000) to Seller, by wire transfer of immediately available funds to such account as directed by Seller, within 30 days following the end of each fiscal quarter during the applicable Measuring Year. Notwithstanding the foregoing, with respect to the first Measuring Year, the minimum Contingent Payment will be pro rated based on a fraction, the numerator of which equals the number of days elapsed between the Closing Date through and including June 30, 2017 and the denominator of which equals 365, and, to the extent such pro ration results in Seller receiving less than the minimum Contingent Payment for such first Measuring Year, Buyer will pay Seller an amount equal to the difference between what the Seller received and the minimum Contingent Payment for such first Measuring Year within 30 days following the end of the second fiscal quarter of the fourth Measuring Year (such payment, the “Catch-up Contingent Payment”). Notwithstanding the foregoing, if the Contingent Payment in any of the first three Measuring Years would be less than $6,700,000 (as pro rated for the first Measuring Year) based upon the calculation of Net Sales set forth above, then the Contingent Payment for the applicable Measuring Year will be deemed to be $6,700,000 (as pro rated for the first Measuring Year) (each such Contingent Payment during the first three Measuring Years, and the Catch-up Contingent Payment, each a “Guaranteed Payment”); provided, however, that Buyer will have the right to off-set the difference between $6,700,000 and the amount that would have otherwise been payable in the absence of this minimum threshold against any future Earnout Payments that are not Guaranteed Payments. In no event will the sum of all Contingent Payments made hereunder exceed $160,000,000.

(b)          Milestone Payments.

(i)          Subject to Buyer’s right to off-set the Earnout Payments as set forth in this Agreement, following the Closing but only during the Contingent Payment Period, Buyer will pay to Seller the following additional amounts (each, a “Milestone Payment”) upon the achievement by or on behalf of Buyer of the following events (each, a “Milestone Event”):

(A)         $10,000,000, payable after the first Fiscal Year in which Annual Sales exceed $100,000,000;

(B)         $15,000,000, payable after the first Fiscal Year in which Annual Sales exceed $200,000,000;

(C)         $20,000,000, payable after the first Fiscal Year in which Annual Sales exceed $300,000,000; and

(D)         $25,000,000, payable after the first Fiscal Year in which Annual Sales exceed $400,000,000.

(ii)         For the avoidance of doubt, each Milestone Payment will be paid only once, and therefore in no event will the Milestone Payments exceed $70,000,000 in the aggregate; provided, however, that more than one Milestone Payment can be earned in the same Fiscal Year. For the sake of clarity, a Milestone Payment is not a Contingent Payment, and a Contingent Payment is not a Milestone Payment.

(iii)        Within 45 days following the end of each Fiscal Year in which a Milestone Event has been achieved, Buyer will pay to Seller, by wire transfer of immediately available funds to such account as directed by Seller, an amount equal to the applicable Milestone Payment.

(c)          Notwithstanding anything to the contrary in this Agreement and subject to the qualifications set forth in Article VIII, the obligation of Buyer to make the Earnout Payment will be qualified in its entirety by the right of Buyer to reduce the amount of the Earnout Payment by the amount of (i) any payment that Seller may be required to make to Buyer pursuant to Section 2.7(g)(ii) or (ii) certain indemnifiable Losses in respect of one or more indemnification claims to which any Buyer Indemnitee is entitled pursuant to Article VIII.

(d)          From and after the Closing, Buyer may operate the Business, Acquired Assets and Assumed Liabilities as it deems appropriate in its sole discretion, even if those operations adversely affect the potential for Seller to receive any Earnout Payments, including changing the price, marketing strategy, distribution channel or manufacturing, packaging or testing arrangements with respect to the Business Product.

(e)          The Earnout Payments made pursuant to this Section 2.10 shall be treated as additional Purchase Price, including for Tax purposes, except as otherwise required by any Legal Requirement.

(f)           Seller’s Review of Earnout Payments.

(i)           On or prior to the date of each Earnout Payment, Buyer shall deliver to Seller a reasonably detailed accounting of (i) the calculation of such Earnout Payment and the Annual Sales for the Contingent Payment Period to which such Earnout Payment applies, if applicable, and (ii) the aggregate amount of Net Sales during the entire Contingent Payment Period as of the date of such Earnout Payment, if applicable (each, an “Earnout Payment Statement”); provided that Buyer shall only be required to deliver to Seller an Earnout Payment Statement on account of Contingent Payments for the Fiscal Years ended June 30 of the first three Measuring Years, and for no quarterly Contingent Payments made during such Measuring Years, and such annual Earnout Payment Statements shall provide a calculation of the Contingent Payments and Annual Sales made in each fiscal quarter of such Measuring Year. During the 30-day period following Seller’s receipt of each Earnout Payment Statement, Seller and its accountants will, at Seller’s expense, be permitted reasonable access to review the financial books and records of the Business, to the extent related to Annual Sales of the Business that are subject to the Earnout Payment Statement, during regular business hours and such other good faith, reasonable cooperation from Buyer and its personnel, accounts and advisors as it may reasonably request to enable it to review and evaluate the Earnout Payment Statement. Seller shall have 30 days from the date of receipt of each Earnout Payment Statement (such period, the “Earnout Payment Dispute Period”) to notify Buyer (such notice, the “Earnout Payment Dispute Notice”), that Seller disagrees with the amount of the Earnout Payment subject to, or any items set forth in, such Earnout Payment Statement. The Earnout Payment Dispute Notice shall set forth in good faith and reasonable detail Seller’s disputed items and amounts. If Seller does not deliver an Earnout Payment Dispute Notice to Buyer during the Earnout Payment Dispute Period, then the contents of the Earnout Payment Statement and the amount of the Earnout Payment to which such Earnout Payment Statement applies shall be deemed to be final, binding and conclusive upon the Parties.

(ii)          If Seller delivers an Earnout Payment Dispute Notice to Buyer (the items and amounts in dispute, the “Earnout Disputed Items”) within such 30-day period, the Parties will negotiate in good faith to resolve the Earnout Disputed Items during the 30-day period commencing on the date Buyer receives such Earnout Dispute Notice. If the Parties reach agreement with respect to all Earnout Disputed Items within such 30-day period, Buyer will revise the Earnout Payment Statement to reflect such agreement, which will be final, binding and conclusive upon the Parties. For the avoidance of doubt, any item or amount that is not specified as an Earnout Disputed Item in the Earnout Dispute Notice will be deemed to be final, binding and conclusive upon the Parties from and after such time as the Earnout Dispute Notice is delivered. If Seller and Buyer do not obtain a final resolution of all Earnout Disputed Items within such 30-day period, then the unresolved Earnout Disputed Items (the “Unresolved Earnout Items”) will be submitted to the Accounting Firm. The Accounting Firm, acting as an expert and not as arbitrators, will render a determination regarding the Unresolved Earnout Items within 30 days after referral of the matter to the Accounting Firm, or as soon as practicable thereafter, which determination must be in accordance with the terms of this Agreement and in writing and must set forth, in reasonable detail, the basis therefor. The determination of the Accounting Firm will be final, conclusive and binding upon the Parties absent manifest error, and judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the Party against which such determination is to be enforced.

(iii)         The Accounting Firm will make a determination only with respect to the Unresolved Earnout Items, and in a manner consistent with this the provisions of this Agreement, and in no event will the Accounting Firm’s determination of Unresolved Earnout Items be for an amount outside the range of disagreement between Buyer and Seller. Each Party will use its commercially reasonable efforts to furnish to the Accounting Firm such work papers and other documents and information pertaining to the Unresolved Earnout Items as the Accounting Firm may request.

(iv)         The fees and expenses of the Accounting Firm will be borne in the same proportion as the aggregate dollar amount of the Unresolved Earnout Items that are unsuccessfully disputed by each party (as finally determined by the Accounting Firm) bears to the aggregate dollar amount of all of the Unresolved Earnout Items submitted to the Accounting Firm.

(v)          No later than three Business Days after the date on which the final Earnout Payment Statement is finally determined pursuant to this Section 2.10(f), Buyer will pay Seller any additional amounts required to be paid as part of the Earnout Payment subject to the final Earnout Payment Statement by wire transfer of immediately available funds, pursuant to instructions delivered to Buyer by Seller.

Section 2.11         Withholding. Buyer, Seller or their respective Affiliates may deduct and withhold from the consideration payable in connection with the transactions contemplated by this Agreement or any other Transaction Document such amounts as Buyer, Seller or any of their respective Affiliates or agents, as applicable, is required to deduct and withhold with respect to the making of such payment under any Legal Requirement related to Taxes. Any amounts deducted and withheld in accordance with this Section 2.11 will be treated for all purposes of this Agreement and any other Transaction Document, as applicable, as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Disclosure Schedules, Seller hereby represents and warrants to Buyer as follows and, unless the context otherwise requires, each reference to “Seller” in this Article III will also refer to each of Seller’s Subsidiaries:

Section 3.1           Organization. Seller is a corporation duly organized, validly existing and in good standing under the Legal Requirements of the State of Delaware and has all requisite corporate power and authority to own and lease the Acquired Assets and to operate and carry on the Business as presently conducted. Seller is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction wherein the nature of the Business or the ownership of the Acquired Assets makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to be materially adverse to Seller or the Business.

Section 3.2           Authority, Validity and Enforceability. Subject to obtaining the Stockholder Approval, Seller has all requisite power and authority or capacity, as applicable, to execute, deliver and perform its respective obligations under this Agreement and the other Transaction Documents. This Agreement and each of the other Transaction Documents have been duly executed and delivered by Seller and, assuming due authorization, execution, delivery and performance by Buyer, represent the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Legal Requirements and principles of equity affecting creditors’ rights and remedies generally (the “General Enforceability Exceptions”). Subject to obtaining the Stockholder Approval, no further action on the part of Seller is or will be required in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

Section 3.3           No Subsidiaries. Seller has no Subsidiaries other than those set forth on Schedule 3.3.

Section 3.4           No Conflict. Subject to and assuming satisfaction of the requirements set forth in Section 3.5, neither the execution of this Agreement or the other Transaction Documents, nor the performance by Seller of Seller’s obligations under any Transaction Document will (a) violate or conflict with any Legal Requirement applicable to Seller or by which Seller’s properties or assets are bound, (b) contravene any provision contained in the Organizational Documents of Seller, (c) conflict with, violate or result in a breach (with or without the lapse of time, the giving of notice or both) of, or constitute a default (with or without the lapse of time, the giving of notice or both) or result in the creation of any Lien under (i) any Contract or (ii) any Legal Requirement or other restriction of any Governmental Authority to which Seller is bound or to which the Equity Interests of Seller or any of its assets or properties are subject, or (d) result in the acceleration of, or permit any Person to terminate, modify, cancel, accelerate or declare due and payable prior to its stated maturity, any material obligation of Seller, which in the case of clauses (c) and (d) above, would not, individually or in the aggregate, reasonably be expected to either be materially adverse to the Business or materially affect the ability of Seller to timely consummate the transactions contemplated by this Agreement.

Section 3.5           Consents. Except as provided in Section 3.2, notice to, filing with, or authorization, registration, consent or approval of any Person or any Governmental Authority is necessary for the execution, delivery or performance of this Agreement or the other Transaction Documents to which Seller is a party or the consummation of the transactions contemplated by any Transaction Document by Seller, except for (a) compliance with, and any filings required by, the HSR Act, and (b) notices, filings and approvals set forth on Schedule 3.5.

Section 3.6           Financial Statements; Undisclosed Liabilities.

(a)          Since December 31, 2012, Seller has filed with or otherwise furnished to (as applicable) the SEC all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”) (such documents and any other documents filed by Seller with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “Seller SEC Documents”), except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Business. As of their respective filing dates or, if supplemented, modified or amended since the time of filing and prior to the date hereof, as of the date of the most recent such supplement, modification or amendment, the Seller SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Business, and (ii) complied with the then applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the Sarbanes-Oxley Act, each as in effect on the date such document was filed, except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Business.

(b)          Schedule 3.6 sets forth true and complete copies of (i) the audited balance sheets, statements of income, and statements of cash flows of Seller as of and for the fiscal years ended December 31, 2015 and 2014, together with the independent auditor’s reports thereon, and (ii) the unaudited balance sheet and statement of operations of Seller as of and for the nine-month period ended September 30, 2016 (collectively, the “Financial Statements”). The Financial Statements present fairly, in all material respects, the financial position and results of operations, and in the case of the unaudited interim Financial Statements, cash flows, of the Business as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein, and subject, in the case of the unaudited interim Financial Statements, to the absence of footnotes and to normal year-end adjustments, none of which would be material.

(c)          Except as set forth on Schedule 3.6, Seller, with respect to the Business, has no Liabilities, except (i) Liabilities that are accrued, reserved against or reflected in the most recent balance sheet included in the Financial Statements (or disclosed in the notes thereto), all such reserves having been established in accordance with GAAP, (ii) Liabilities which have arisen since the date of the most recent balance sheet included in the Financial Statements and that were incurred in the ordinary course of business consistent with past practice and which are not material in amount or (iii) Liabilities incurred in connection with this Agreement and the transactions contemplated hereby.

Section 3.7           Absence of Certain Developments. Except as set forth on Schedule 3.7, since December 31, 2015 until the date hereof, (a) there has not been any Material Adverse Effect, (b) Seller has conducted the Business in the ordinary and usual course of business consistent with past practices and (c) there has not occurred any action or event that, had it occurred after the date of this Agreement and prior to the Closing, would have required the consent of Buyer under Section 5.2.

Section 3.8           Compliance with Laws; Governmental Authorizations; Licenses; Etc.

(a)          Except as set forth on Schedule 3.8(a)(i), Seller is and has been in compliance with all applicable Legal Requirements in all material respects. Except as set forth on Schedule 3.8(a)(ii), Seller has not received any written or, to Seller’s Knowledge, verbal notice regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement applicable to the Business or the Acquired Assets.

(b)          Seller has, and is in compliance in all material respects with, all Permits that are necessary to operate the Business as presently conducted, and has made available all such Permits to Buyer in the Data Room. All such Permits are in full force and effect and no fees or charges required to be paid with respect to such Permits are outstanding. Seller is not, and has not been since the date of issuance of the Permits, in default or violation of any such Permit.

(c)          None of the pharmaceutical drug inventory of Seller has been purchased or received into inventory since December 31, 2011 from any vendor other than the contract manufacturer thereof. The documentation of Seller confirms that such pharmaceutical products have been acquired directly from the contract manufacturers, and such documentation is true and accurate in all material respects. Seller has not sold any pharmaceutical drugs in the Territory to any Person other than to its exclusive distributor.

(d)          Seller: (i) has undertaken all surveys, audits, inventories, reviews, analyses and/or assessments (including any risk assessments) of all areas of its business and related operations required by HIPAA and/or that could be materially adversely affected by the failure of Seller or the Business to be HIPAA Compliant; (ii) has implemented a plan to ensure that Seller is HIPAA Compliant; (iii) is HIPAA Compliant; and (iv) is not aware of any breach of “unsecured protected health information” (as defined in HIPAA) related to the Business.

(e)          Seller, directly or indirectly through any Representative or other Person acting on behalf of Seller (including any distributor, agent, or sales intermediary), has not (i) taken any action in violation of any applicable Anti-corruption Laws or (ii) paid, offered, promised to pay, or authorized the payment of, any monies or any other thing of value to any Government Official (including employees of government-owned or –controlled entities or partially government-owned or -controlled entities), any political party or candidate for political office or to any other Person (collectively, a “Proscribed Recipient”): (A) for the purpose of (1) influencing any act, omission or decision of such Proscribed Recipient, (2) inducing such Proscribed Recipient to do or omit to do any act in violation of the lawful duty of such Proscribed Recipient, or to use his, her or its influence with a Governmental Authority to affect or influence any act or decision of such Governmental Authority, (3) assisting Seller or any of its Representatives in obtaining or retaining business for or with, or directing business to, any Person in violation of any applicable Anti-corruption Laws, (4) securing any advantage in violation of any applicable Anti-corruption Laws, or (5) inducing such Proscribed Recipient to influence or affect any act or decision of any Governmental Authority in violation of any applicable Anti-corruption Laws, or (B) in a manner which would constitute or have the purpose or effect of public or commercial bribery, acceptance of, or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining or retaining business or any improper advantage.

(f)           Neither Seller nor any of its Representatives (acting on behalf of Seller) has been convicted of violating any Anti-corruption Laws or Health Care Laws or, to Seller’s Knowledge, subjected to any investigation or proceeding by a Governmental Authority for, in each case, potential corruption, fraud or violation of any applicable Anti-corruption Laws, or violation of any applicable Health Care Laws.

Section 3.9           Litigation. Except as set forth on Schedule 3.9, there are no Actions or Orders pending or, to Seller’s Knowledge, threatened, and since December 31, 2011, there have been no Actions or Orders against Seller or an officer, director or employee of Seller (a) relating to the Business, the Business Products, or the Acquired Assets or (b) seeking to enjoin, condition or delay the transactions contemplated under any of the Transaction Documents. Except as set forth on Schedule 3.9, neither Seller nor the Business is, as of the date hereof, a party to any Action or, to Seller’s Knowledge, threatened Action that would reasonably be expected to affect, prohibit, condition or delay the consummation of the transactions contemplated under any of the Transaction Documents. Except as set forth on Schedule 3.9, neither Seller nor the Business, including its assets and properties, is subject to any Order.

Section 3.10         Taxes.

(a)          All Tax Returns required to be filed before Closing with respect to the Acquired Assets or the Business have been duly and timely (taking into account applicable extensions) filed with the appropriate Taxing Authority, and all such Tax Returns are true, correct and complete in all material respects. None of the Tax Returns with respect to the Acquired Assets or the Business is currently subject to a grant of any extension of time within which to file such Tax Return.

(b)          All Taxes with respect to the Acquired Assets or the Business (whether or not shown as due and payable on any Tax Return) that are due before Closing have been timely paid to the appropriate Taxing Authorities. No deficiencies for Taxes have been claimed, threatened, proposed or assessed or, to Seller’s Knowledge, are expected to be claimed, threatened, proposed or assessed, in each case, with respect to the Acquired Assets or the Business.

(c)          All Taxes required to be withheld by Seller before Closing with respect to the Acquired Assets or the Business in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been timely withheld and all such withheld Taxes have been timely paid over and reported to the appropriate Taxing Authorities in accordance with applicable Legal Requirements.

(d)          There is no Tax audit or examination in process with respect to the Acquired Assets or the Business, Seller has not received notice from any Governmental Authority indicating an intent to open an audit or other review or request for information related to Tax matters with respect to the Acquired Assets or the Business, and to Seller’s Knowledge, no such audit or other review or request for information is pending, threatened or under discussion with any Governmental Authority with respect to the Acquired Assets or the Business. No Tax Return of Seller with respect to the Acquired Asset or the Business is the subject of any Action, and no Governmental Authority has proposed in writing any adjustment to any Tax Return with respect to the Acquired Assets or the Business.

(e)          Seller (i) has not waived any statute of limitations in respect of Taxes or otherwise agreed or consented to any extension of time in respect of a Tax assessment or deficiency, in each case, with respect to the Acquired Assets or the Business, and (ii) is not the beneficiary of any such extension of time in which any Tax with respect to the Acquired Assets or the Business may be assessed or collected by any Governmental Authority.

(f)           Seller has complied with all Legal Requirements relating to sales, use, goods and services or other commodity Taxes with respect to the Acquired Assets or the Business. All sales, use, goods and services or other commodity Taxes with respect to the Acquired Assets or the Business that are required to be collected and remitted have been collected and remitted, or will be remitted to the appropriate Governmental Authority within the prescribed time periods, or duly executed certificates of exemption which are sufficient to establish that no such Taxes are due have been received and maintained.

Section 3.11         Environmental Matters.

(a)          Since December 31, 2011, Seller and the Business have been in compliance in all material respects with all applicable Environmental Laws and Environmental Permits, has maintained all material Environmental Permits required by applicable Environmental Laws for the operation of the Business, and has timely applied for the renewal of all such Environmental Permits.

(b)          Seller has not received (i) any written notice from any Governmental Authority regarding any actual or alleged violation of Environmental Laws, or any Liabilities or potential Liabilities for personal injury, property damage or investigatory or cleanup obligations arising under Environmental Laws (including in connection with the disposal of or arrangement for disposal of any Hazardous Substance), in either case which is pending or unresolved or (ii) received notice under the citizen suit provisions of any Environmental Law.

(c)          There has been no Release of any Hazardous Substance on any Leased Real Property or any other location that requires investigation, corrective action, cleanup or remediation by, or that has given rise to or would give rise to any material Liability of, Seller under any applicable Environmental Laws.

(d)          Seller has not treated, stored, disposed of, arranged for the disposal of, transported, handled, Released, or exposed any Person to, any Hazardous Substance so as to give rise to any material Liability.

(e)          Seller has made available to Buyer all environmental assessments, and audits, and all other material environmental, health and safety documents, in Seller’s or any possession, custody or control.

Section 3.12         Employee Matters.

(a)          Except as set forth on Schedule 3.12(a), as of the date hereof, (i) Seller is not bound by any collective bargaining agreement with respect to its employees, (ii) there is no labor strike, work stoppage or lockout pending or, to Seller’s Knowledge, threatened against or by Seller and during the past two years there has been no such action, (iii) no union organization campaign is in progress with respect to any of the employees of Seller, (iv) to Seller’s Knowledge, there is no unfair labor practice charge or complaint pending or threatened against Seller before the National Labor Relations Board, and (v) there is no pending employment Action before any state or federal court, arbitrator, Equal Employment Opportunity Commission, U.S. Department of Labor or any other applicable federal or state agency (or, to Seller’s Knowledge, threat of any such employment Action).

(b)          Seller is in compliance, in all material respects, with all applicable Legal Requirements pertaining to employment, employment practices and the employment of labor, including all such Legal Requirements relating to employment agreements, labor relations, employee Personal Data, equal employment opportunities, fair employment practices, prohibited discrimination or distinction, consultation and/or information, wages, hours, working time, the retention of records showing time worked and paid, safety and health, workers’ compensation and unemployment compensation.

(c)          Schedule 3.12(c) sets forth a complete and correct list, as of immediately prior to the date of this Agreement, of each Employee, and with respect to each such Employee, his or her (i) name; (ii) employer; (iii) title; (iv) location; (v) date of hire and years of service with Seller or such other member of the Controlled Group (including any predecessor); (vi) exempt/non-exempt status; (vii) employment status (i.e., whether full-time, part-time, temporary, etc.); (viii) active/inactive status (and type of leave, if applicable); (ix) accrued but unused paid time off; (x) base compensation or hourly wage rate, commission/bonus and total compensation for the prior year; and (xi) current annual base salary or hourly wage rate and commission/bonus paid to date.

(d)          Seller has not engaged in any facility closure or employee layoff activities within the last two years that would require notice to be provided under the Worker Adjustment Retraining and Notification Act of 1988 or any similar state or local Legal Requirement related to a mass layoff or facility closure. Schedule 3.12(d) sets forth a complete and correct list of all former employees of Seller whose employment has been terminated within the two years prior to the date hereof, together with their date of termination and work location. There are no pending or, to Seller’s Knowledge, threatened charges or Actions in connection with the employment or the termination thereof, as the case may be, brought by the employees listed on Schedule 3.12(c) or (d).

(e)          All individuals who perform services for Seller has been classified correctly, in accordance with the terms of each Employee Plan and ERISA, the Code, the Fair Labor Standards Act and all other applicable Legal Requirements, as employees (including as to overtime exempt or non-exempt), independent contractors or leased employees, and Seller has received no written notice to the contrary from any Person or Governmental Authority.

Section 3.13         Employee Benefit Plans.

(a)          Each Employee Plan has been maintained, operated, and administered in compliance with its terms and any related documents or agreements and in material compliance with all applicable Legal Requirements. All Employee Plans are sponsored by Seller. No Employee Plan is maintained outside of the United States.

(b)          Neither Seller nor any other member of the Controlled Group currently has, and at no time in the past has had, an obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code or a “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code or a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

(c)          There is no pending or, to Seller’s Knowledge, threatened assessment, complaint, proceeding, or investigation of any kind in or before any Governmental Authority with respect to any Employee Plan (other than routine claims for benefits), nor, to Seller’s Knowledge, is there any basis for one.

(d)          No Employee Plan provides payments or benefits, including death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by Legal Requirements or (ii) death or retirement benefits under any Employee Plan that is intended to be qualified under Section 401(a) of the Code.

Section 3.14         Intellectual Property Rights.

(a)          Schedule 3.14(a) sets forth a true, correct and complete list (with title or mark, owner, country, registration and application numbers, dates indicated and inventors, as applicable) of all Owned Business Intellectual Property that has been issued or registered to, or is the subject of a pending application by, the Seller or its Affiliates. All fees associated with maintaining any such Owned Business Intellectual Property registrations have been paid in full in a timely manner to the proper Governmental Authority. All of such Owned Business Intellectual Property registrations other than potential copyrights have been duly registered with, filed in or issued by, as the case may be, the applicable Governmental Authority, and such registrations, filings, and issuances have not been abandoned, remain in full force and effect, and, if issued or granted, are valid and enforceable. To the Seller’s Knowledge, there are no materials, information, facts, or circumstances that would render any such Owned Business Intellectual Property registrations invalid or unenforceable, or that would materially affect any pending application for any Owned Intellectual Property registrations. All actions required to record each assignee throughout the entire chain of title of each of the Owned Business Intellectual Property, including from each inventor of a patent to Seller, with each applicable Governmental Authority up through Closing, have been taken.

(b)          The Owned Business Intellectual Property, together with the Intellectual Property Rights that are the subject of the Contracts listed in Schedule 3.15(b)(i), constitute all of the Intellectual Property Rights necessary for the Business as of the date hereof and as of the Closing Date. No Person who has licensed Business Intellectual Property Rights to Seller or an Affiliate has ownership or any exclusive rights to any improvements, derivative works and other modifications made by Seller or an Affiliate that are included in any Business Product. After giving effect to the transactions contemplated by this Agreement, no Affiliate or current or former partner, director, stockholder, officer, employee or contractor of Seller or any of its Affiliates will own or retain any rights, title or interest in any Business Intellectual Property Rights, other than pursuant to the License-Back Agreement and UCSD-to-Seller License Agreement.

(c)          The operation of the Business, as currently conducted, including the design, development, manufacture, use, import, export, offer for sale, sale, licensing, reproduction, distribution, public display, public performance, creation of derivative works or other exploitation of any Business Product does not infringe, misappropriate, dilute or otherwise violate or conflict with any Intellectual Property Rights of any Person, otherwise violate any rights of any Person (including any right to privacy or publicity), or constitute unfair competition or deceptive trade practices or other violation under the laws of any jurisdiction to which such Business may be subject. Neither Seller nor any of its Affiliates have received any notice from any Person (i) alleging any of the foregoing; (ii) claiming that Seller or any of its Affiliates must license from any Person or refrain from using any Intellectual Property Rights or offering Seller or any of its Affiliates to take a license to avoid any potential claim or disruption; or (iii) challenging the validity, enforceability, patentability, registerability, or Seller’s or its Affiliates’ scope or ownership of any of the Business Intellectual Property Rights. Neither Seller nor any of its Affiliates have requested or received any opinion of counsel regarding any perceived risk or allegation of infringement, misappropriation or other violation or conflict involving any Intellectual Property Rights or the operation of the Business. Seller has made available to Buyer all freedom to operate searches or studies and the results thereof conducted by or on behalf of Seller or any of its Affiliates.

(d)          To Seller’s Knowledge, no Person has infringed, misappropriated, otherwise violated or conflicted with, or is suspected by Seller or any of its Affiliates to be infringing, misappropriating, otherwise violating or conflicting with, any Business Intellectual Property Rights. Except as provided on Schedule 3.14(d), since December 31, 2011, neither Seller nor any of its Affiliates have sent any written notice to any Person alleging that such Person infringed or misappropriated any Business Intellectual Property Right.

(e)          Seller and its Affiliates have taken all commercially reasonable steps to protect and maintain all Business Intellectual Property Rights and to preserve the confidentiality of any trade secrets comprised in Business Intellectual Property Rights and any of their confidential information, in each case at least in accordance with best industry practices. All disclosures by Seller or its Affiliates of their trade secrets or confidential information have been made pursuant to a written Contract that provides reasonable protection for such confidential information and trade secrets.

(f)           No current or former employee of Seller or any of its Affiliates, consultant or contractor has any valid claim of ownership, in whole or in part, to any Business Intellectual Property Rights or derivative works thereof, or has asserted any such claim of ownership or right. Seller or its Affiliate has required each current and former employee and current and former contractor who has contributed to the conception, reduction to practice, creation, authorship or development of any Business Intellectual Property Rights relating to the Business or Business Product to sign a valid and enforceable Contract that assigns to Seller or its Affiliate and creates a binding obligation to assign to Seller or its Affiliate, all right, title and interest in and to the Business Intellectual Property Rights conceived, reduced to practice, created, authored or developed by such Person relating to or in the scope of such Person's employment by or engagement with Seller or its Affiliate, and waives (subject to limitations of applicable law) any unassignable rights such as moral rights that they may possess in the Business Intellectual Property Rights.

(g)          No funding, facilities or resources of any Governmental Authority, university, academic institution or research center was used in the development of any Business Intellectual Property Right that is material to any Business Product, where, as a result of such funding or use of such facilities or resources: (i) any Governmental Authority, university, educational institution or research center has any valid claim to any right, title or interest (including any “march in” rights) in or to any Owned Business Intellectual Property; (ii) Seller’s or its Affiliates’ ability to enforce, license or exclude others from using any Owned Business Intellectual Property or any Business Product is impaired; or (iii) Seller or any of its Affiliates would be required to repay any funds to the Government Authority, university, academic institution or research center.

(h)          Neither the Seller nor any of its Affiliates are subject to any agreement with any standards body or other similar entity, have participated in any standards-setting activities or joined any standards setting or similar organization, that would obligate the Seller or any of its Affiliates to grant licenses or rights to or otherwise restrict the ability of the Seller or any of its Affiliates or to enforce, license or exclude others from using, any Owned Business Intellectual Property or any Business Product, in each case except for such Owned Business Intellectual Property set forth in Schedule 3.15(b)(i).

(i)           Neither this Agreement nor the transactions contemplated by this Agreement, pursuant to any Contract between Seller or its Affiliate and any other Person, will result in: (1) Buyer or any Affiliate of Buyer granting to any Person any right to or with respect to any Business Intellectual Property Rights owned by, or licensed to, any of them, (2) Buyer or any Affiliate of Buyer being bound by, or subject to, any non-competition or other material restriction on the operation or scope of their respective businesses, respectively, in the absence of this Agreement or the transactions contemplated by this Agreement (3) Buyer or any Affiliate of Buyer being obligated to pay any royalties or other amounts to any Person in excess of those amounts payable by any of them, or (4) the breach, modification, cancellation, termination or suspension of, or acceleration of any payments under, any agreement relating to the Business Intellectual Property Rights (or give rise to any right with respect to any of the foregoing).

(j)           Seller has commercially reasonable security measures and policies in place to protect Confidential Information, Personal Data and proprietary information, including trade secrets, software, databases, systems, networks and Internet sites, held by it from unlawful or unauthorized access, use, modification or disclosure by any Person, and Seller is in material compliance with such measures and policies. To Seller’s Knowledge, no Person has gained unauthorized access to or made any unauthorized use of any confidential information pertaining to Business Intellectual Property Rights, Personal Data or proprietary information maintained by Seller.

Section 3.15         Material Contracts. Schedule 3.15 sets forth all Contracts in effect as of the date hereof and of the type described below (all such Contracts of the type described below, the “Material Contracts”):

(a)          all Contracts for the purchase or lease by Seller of any tooling, dies or other supplies and equipment used or held for use in manufacturing, testing, storing or handling of the Business Products;

(b)          all Contracts under which (i) Seller has been granted rights to or in any Business Intellectual Property Rights from a third party, including such Business Intellectual Property Rights as are: (1) used in or otherwise reasonably necessary for the making, having made, use, selling, offering for sale, export, importation or other use of the Business Products in the Territory; or (2) otherwise used in or necessary to the conduct of the Business in the Territory other than commercial off-the-shelf software licensed by Seller that are used solely in connection with the Business’s internal operations and that have not been modified or customized by or for the Business, or (ii) Contracts under which Seller grants any other Person any right or authorization to use any Business Intellectual Property Rights;

(c)          all Contracts (i) prohibiting in any respect Seller from freely (A) engaging or competing (1) in any line of business, (2) in any geographic location or (3) with any Person, or (B) soliciting or hiring any Person, (ii) providing for “meet competition,” “most favored nation” pricing terms or similar rights or (iii) establishing an exclusive sale or purchase obligation with respect to any Person, product or any geographic location;

(d)          all Contracts relating to Indebtedness guaranteed, incurred or provided by Seller;

(e)          all partnership Contracts, joint venture Contracts or similar types of Contracts involving a sharing of profits, losses, costs or Liabilities with any other Person;

(f)           all customer Contracts (or group of related Contracts) of Seller;

(g)          all Contracts with suppliers and service providers related to the Business;

(h)          any Contract or group of related Contracts for any single capital expenditure in excess of $50,000;

(i)           all Contracts related to the Business which are not terminable without penalty by Seller upon 30 days’ or less advance notice;

(j)           all Contracts relating to the disposition or acquisition by Seller of any business other than this Agreement (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) (i) entered into on or after December 31, 2011 or (ii) that contain material surviving obligations of Seller;

(k)          all (i) Contracts with a Governmental Authority that are related to the Business, including any blanket purchasing agreement or task order issued pursuant to such a Contract, or (ii) subcontracts (at any tier) of Seller that are related to the Business with another Person that holds either a prime contract with a Governmental Authority, a subcontract (at any tier) under such a prime contract, or any teaming agreement with any entity in connection with any Government Contract or the potential award of a Government Contract;

(l)           all other Contracts that are material to the Acquired Assets or the operation of the Business and not otherwise disclosed pursuant to this Section 3.15; or

(m)          any commitment to do any of the foregoing described in clauses (a) through (l).

Each Material Contract is in full force and effect and is a valid and binding agreement of Seller, as the case may be, and assuming such Material Contract is binding and enforceable against the other parties thereto, is enforceable in accordance with its terms (subject to the General Enforceability Exceptions). Seller is not and, to Seller’s Knowledge, each of the other parties thereto are not, in material default or material breach under, any of such Material Contracts and no event has occurred which, with or without notice or lapse of time, or both, would constitute such a material default or material breach. Except as otherwise disclosed in the Disclosure Schedules, no party has delivered written notice of termination and, to Seller’s Knowledge, no party has threatened to exercise any termination rights with respect to any Material Contracts. True, correct and complete copies of the Material Contracts, including all amendments, schedules, exhibits and other attachments thereto existing as of the date hereof, have been made available to Buyer.

Section 3.16         Insurance. Schedule 3.16 contains a complete and correct list of all policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by Seller or otherwise held for the benefit of the Business as of the date hereof. All such policies are in full force and effect. As of the date hereof, no notice of cancellation or termination has been received with respect to any such policy. No insurance carrier under any such insurance policy has issued a reservation of rights with regard to or disputed its obligation with respect to any material claim. Such policies are in amounts that are customary, adequate and suitable in relation to Business, assets and Liabilities, and all premiums have been paid in full.

Section 3.17         Title to Assets.

(a)          Seller has good and marketable title to all of the Acquired Assets (including those reflected on the most recent balance sheet included in the Financial Statements, but excluding any such tangible assets and properties sold, consumed, or otherwise disposed of in the ordinary course of business since the date of the most recent balance sheet included in the Financial Statements), free and clear of all Liens, except for Permitted Liens.

(b)          The operations of the Business are conducted solely by Seller and not through any other Person. Assuming a sufficient number of employees of the Business or suitable replacements thereof operate the Business after the Closing, the Acquired Assets are sufficient in all material respects for the continued conduct of the Business in the Territory after the Closing in substantially the same manner as currently conducted and constitute all of the rights, property and assets used, or intended to be used in the Business in the Territory and necessary to conduct the Business as currently conducted in the Territory.

Section 3.18         Affiliate Transactions. Schedule 3.18 sets forth (a) all existing arrangements or relationships between Seller and any of its Affiliates or Representatives (other than an Employee Plan) and (b) any property or right, tangible or intangible, which is owned by an Affiliate or Representative of Seller and used in the operation of the Business (collectively, “Affiliate Transactions”).

Section 3.19         Brokers. No Person is or will be entitled to a broker’s, finder’s, investment banker’s, financial adviser’s or similar fee from Seller or any of its Affiliates in connection with this Agreement or any of the transactions contemplated by the Transaction Documents. Buyer will not have any Liability to any advisor under the terms of any engagement letter or other Contract between the Seller or its Affiliates, on the one hand, and any advisor or any other Representative, on the other hand.

Section 3.20         Suppliers. Schedule 3.20 sets forth (a) the names of the suppliers and vendors from which Seller ordered raw materials, supplies, merchandise and other goods or services related to the Business Product during each of the fiscal years ended December 31, 2015 and the eight-month period ended August 31, 2016 (collectively, the “Suppliers”), and (b) the amount paid to each such supplier, vendor or service provider by Seller on behalf of the Business during such periods. Seller has not received any written notice stating that any such supplier, vendor or service provider will, and to Seller’s Knowledge, no such supplier, vendor or service provider intends to, cease selling to Seller or intends to materially alter the amount of or change the terms of such sales. Seller has not experienced any disruption in supply outside the ordinary course of business during the eight-month period ended August 31, 2016.

Section 3.21         Recalls; Product Liability. No event has occurred or circumstance exists within the Territory that (with or without notice or lapse of time) is reasonably likely to give rise to any actual, alleged, possible or potential (a) obligation on the part of Seller or any of its Subsidiaries to undertake, or to bear all or any portion of the costs of, any product recall of any nature with respect to the Business Products, (b) loss of or refusal to renew the Product Registrations relating to the Business Products, (c) renewal of the Product Registrations on terms less advantageous to Seller or any of its Subsidiaries than the terms of those Product Registrations currently in force, or (d) action to enjoin or suspend production of any Business Product. Since December 31, 2011, except as set forth on Schedule 3.21, no Business Product has been recalled, suspended, discontinued, or withdrawn from the market within the Territory, and no Business Product is currently involved in any ongoing, or to the Knowledge of Seller, threatened or potential, recall, discontinuance, withdrawal, or suspension from the market within the Territory.

Section 3.22         FDA and Regulatory Matters.

(a)          All existing Product Registrations held by Seller or any of its Subsidiaries are set forth on Schedule 3.22(a). Seller is the sole and exclusive owner of all Product Registrations. Each Product Registration is valid and in full force and effect.

(b)          Seller and its Subsidiaries are in compliance with all Product Registrations and Laws applicable to the Business Products, including all post-approval monitoring, adverse event reporting, clinical study and other obligations. To Seller’s Knowledge, there have been no serious adverse events relating to any of the Products that would adversely affect Buyer’s ability to commercialize the Business Products in any respect.

(c)          All applications, submissions, information, claims, reports and statistics, and other data derived therefrom, utilized as the basis for or submitted in connection with any and all requests for any Product Registrations when submitted to the Regulatory Authority issuing such Product Registration were true, complete and correct in all respects as of the date of submission, or as subsequently corrected or modified, and any required updates, changes, corrections or modifications to any applicable applications, submissions, information, claims, reports or statistics required by any applicable Regulatory Authority to maintain the Product Registrations have been submitted to such Regulatory Authority.

(d)          Except as set forth on Schedule 3.22(d), Seller has not received from any Regulatory Authority within the Territory any FDA Form 483 or other written notice of Governmental Authorities’ inspectional observations, “untitled letters,” “warning letters” or requests or requirements to make changes to the Business Product.

(e)          All pre-clinical and clinical trials conducted or currently being conducted by Seller with regard to the Business Products or the Acquired Assets are in compliance with (i) applicable protocols, procedures and controls, (ii) all applicable Legal Requirements promulgated by the FDA and comparable foreign Regulatory Authorities relating thereto, including without limitation the FDA Act, and its applicable implementing regulations, and (iii) good laboratory and clinical practice standards. Except as set forth on Schedule 3.22(e), no IND submitted by or on behalf of Seller with the FDA regarding the Business Products has been terminated or suspended by the FDA, and neither the FDA nor any applicable foreign Regulatory Authority within the Territory has commenced, or, to the Knowledge of Seller, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate or suspend, any ongoing clinical investigation conducted by or on behalf of Seller involving the Business Products.

(f)           Seller has made available to Buyer all adverse drug experience reports and safety data from all clinical trials as of the date hereof relating to the Business Products. Seller has disclosed all protocols for all Assumed Clinical Trials and, to the extent required by applicable Legal Requirements, such protocols were approved by all applicable Governmental Authorities. All clinical trials pending on the date of this Agreement in relation to the Business Products are the trials listed on Schedule 1.1(b).

(g)          None of the officers of Seller have been disqualified or debarred by any Regulatory Authority for any purpose, or have been charged with or convicted under any Legal Requirement for conduct relating to the development or approval or otherwise relating to the regulation of any drug product under any Legal Requirement. Seller is not the subject of pending or, to Seller’s Knowledge, threatened investigations with respect to the Business Products under the FDA’s Application Integrity Policy set forth in Compliance Policy Guide 7150.09, Sec. 120.100 and any amendments thereto, or any similar Legal Requirement of any other Regulatory Authority. Seller has complied with all applicable Legal Requirements relating to the marketing, promotion and distribution of the Business Products. As of the Closing Date, Seller will be in compliance with all applicable Legal Requirements in the Territory relating to any Rebates, Chargebacks or Adjustments for the Business Products.

(h)          There are no investigations, audits, Actions, suits, hearings, charges, claims, demands, written notices or other proceedings of a Regulatory Authority pending or, to Seller’s Knowledge, threatened with respect to Seller or any of its Affiliates.

Section 3.23         Inventory. All Purchased Inventory will be of good, useable and merchantable quality in all material respects and saleable in the ordinary course of business.

Section 3.24         Seller Board Recommendation. The Seller Board has (a) duly and validly approved this Agreement, (b) determined that the transactions contemplated hereby are advisable and in the best interests of the Seller and the Seller Stockholders, and (c) unanimously resolved to recommend to the Seller Stockholders that they vote in favor of the transactions contemplated hereby, subject to Section 5.7(e).

Section 3.25         Disclaimer of other Representations and Warranties. Except as expressly set forth herein or in the Supply and Distribution Agreement, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of Seller, the Business, or any of its Representatives, assets, Liabilities, prospects or operations, including, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. Buyer acknowledges it is not relying upon any representations or warranties of Seller other than those expressly set forth herein and in the Supply and Distribution Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

Section 4.1           Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the Legal Requirements of the State of Delaware and has all requisite power and authority to own, lease and operate its property and assets and to carry on its business as presently conducted.

Section 4.2           Authority, Validity and Enforceability. Buyer has all requisite corporate power and authority or capacity, as applicable, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents. The execution, delivery and performance of this Agreement and each of the Transaction Documents, and the consummation of the transactions contemplated hereby, has been duly authorized and approved by all required action on the part of Buyer. This Agreement and each of the other Transaction Documents have been duly executed and delivered by Buyer and, assuming due authorization, execution, delivery and performance by Seller, represent the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to the General Enforceability Exceptions. No further action on the part of Buyer is or will be required in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

Section 4.3           No Conflicts. Neither the execution and delivery of this Agreement or any other Transaction Document, the consummation of the transactions contemplated under any Transaction Document nor the fulfillment of and the performance by Buyer of its obligations hereunder or thereunder will (a) contravene any provision contained in Buyer’s Organizational Documents, (b) conflict with, violate or result in a breach (with or without the lapse of time, the giving of notice or both) of, or constitute a default (with or without the lapse of time, the giving of notice or both) or result in the creation of any Lien under (i) any material Contract or (ii) assuming satisfaction of the requirements set forth in Section 4.4, any Legal Requirement or other restriction of any Governmental Authority to which Buyer is bound or to which Buyer’s assets or properties are subject or (c) result in the acceleration of, or permit any Person to terminate, modify, cancel, accelerate or declare due and payable prior to its stated maturity, any material obligation of Buyer, which, in the case of clauses (b) and (c) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement or to consummate the transactions contemplated by the Transaction Documents.

Section 4.4           Consents. No notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by the Transaction Documents by Buyer, except for (a) filings, permits, authorizations, consents and approvals required under, and other applicable requirements of, the HSR Act and the FTC Order, and (b) those the failure of which to make or obtain would not individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement or to consummate the transactions contemplated by the Transaction Documents.

Section 4.5           Litigation. Buyer is not as of the date hereof a party to any Action or, to the knowledge of Buyer, threatened Action which would have a material adverse effect on the ability of Buyer to perform its respective obligations under this Agreement or to consummate the transactions contemplated by the Transaction Documents.

Section 4.6           Brokers. No Person is or will be entitled to a broker’s, finder’s, investment banker’s, financial adviser’s or similar fee from Buyer in connection with this Agreement or any of the transactions contemplated hereby.

Section 4.7           Financial Ability. As of the date hereof, Buyer has, and at the Closing, Buyer will have, sufficient cash or available committed credit facilities necessary to consummate the transactions contemplated by this Agreement and to pay all related fees and expenses. Buyer acknowledges that this Agreement contains no financing contingency.

ARTICLE V
COVENANTS AND AGREEMENTS

Section 5.1           Access and Information.

(a)          From the date hereof until the Closing or, if earlier, the termination of this Agreement in accordance with its terms, Buyer will be entitled to access to the properties, business and operations of Seller and the Business (including access to the personnel, counsel, accountants, consultants and representatives thereof) and such examination of the books and records of Seller and the Business as Buyer may reasonably request, during normal business hours and upon reasonable advance notice, and Seller will cooperate with any such requests for access to the foregoing to the extent such access does not unreasonably interfere with the operations, activities and employees of Seller.

(b)          Upon the written request of Buyer, Seller agrees to furnish to Buyer a copy of any requested Retained Compliance Record as soon as reasonably practicable, but in any event no later than the close of business on the fifth Business Day after the date of the request. The Parties agree that, as provided in the preceding sentence, Buyer will require access to healthcare compliance records relating to transactions with healthcare professionals and customers, including meals and entertainment receipts, needs assessments, fair market value determinations, grant and charitable donation reviews and approvals, audit and investigation reports, and any other documentation that would support compliance with applicable Legal Requirements governing healthcare, transparency of interactions with healthcare professionals and/or institutions and/or anti-bribery, including all Health Care Laws and the Foreign Corrupt Practices Act, 5 U.S.C. §§ 78dd-1, et seq., as amended (to the extent the foregoing do not constitute Acquired Assets, the “Retained Compliance Records”). Subject to the last sentence of this clause (b), Seller shall (i) retain all Retained Compliance Records in accordance with Seller’s existing records retention policies as of the date of this Agreement and (ii) upon reasonable written notice and subject to applicable Legal Requirements, afford to Buyer and its Affiliates and its and their respective Representatives reasonable access during normal business hours to the Retained Compliance Records. There shall be no cost to Buyer for any such retention of or access to the Retained Compliance Records. In the event Seller intends to destroy or otherwise no longer retain any or all of the Retained Compliance Records for the length of time Seller would ordinarily retain the Retained Compliance Records in accordance with the applicable existing records retention policies of Seller or its Affiliates as of the date of this Agreement, Seller shall provide at least 90 days’ advance written notice of such proposed action to Buyer and shall afford Buyer the opportunity to take possession of or copy (at the election of Buyer) such retained Compliance Records (at no cost to Buyer or its Affiliates).

(c)          All information disclosed, whether before or after the date hereof, pursuant to this Agreement or the other Transaction Documents or in connection with the transactions contemplated by any Transaction Document, or the discussions and negotiations preceding, this Agreement to Buyer (or its Representatives) will be kept confidential by such Persons in accordance with the Confidentiality Agreement and will not be used by any Person, other than in connection with the transactions contemplated by this Agreement. The Parties agree that notwithstanding anything to the contrary contained in the Confidentiality Agreement, the Confidentiality Agreement will survive from the date hereof, and only if the Closing occurs, the confidentiality obligations with respect to any Acquired Assets that constitute “confidential information” thereunder will terminate at the Closing.

Section 5.2           Conduct of Business Prior to Closing. From the date hereof until the Closing or, if earlier, the termination of this Agreement in accordance with its terms, except as (w) otherwise expressly provided herein, (x) expressly consented to in writing by Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, (y) set forth on Schedule 5.2 or (z) expressly required by applicable Legal Requirement, Seller will:

(a)          (i) use its commercially reasonable efforts to preserve the present business operations, organization and goodwill of the Business and preserve present relationships with customers, suppliers and employees of the Business and (ii) conduct the Business in the ordinary course consistent with past practice;

(b)          not take or permit any action that, if it had been taken or permitted prior to the date hereof, would reasonably be expected to result in a breach of any representation or warranty made by Seller in this Agreement;

(c)          not amend its Organizational Documents in any manner that would frustrate the transactions contemplated by this Agreement;

(d)          not merge or consolidate with or otherwise acquire the Equity Interests of any other Person;

(e)          not adopt a plan or complete or partial liquidation or authorize or undertake a dissolution, consolidation, restructuring, recapitalization or other reorganization;

(f)           not sell, pledge, dispose of, transfer, lease, license, guarantee, encumber or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of any assets, other than any sale of finished Product Inventory in the ordinary course of business;

(g)          not take any action that would reasonably be expected to materially increase Taxes with respect to the Business or the Acquired Assets for any taxable period beginning after the Closing Date or the portion of any Straddle Period beginning the day after the Closing Date;

(h)          not waive, release, compromise or settle any pending or threatened Action except for Actions (i) with respect to which an insurer has the right to control the decision to settle or (ii) as to which such settlement does not adversely affect Seller after the Closing or solely involves monetary payments, prior to the Closing, of less than $75,000; or

(i)           agree, commit or offer to or fail to perform any action that results in or legally binds Seller to do any of the foregoing referred to in clauses (a)-(h) of this Section 5.2.

Section 5.3           Additional Reports; Stockholder Approval; Proxy Statement.

(a)          Additional Reports. Until the Closing Date or termination of this Agreement, Seller will furnish to Buyer drafts of all such forms, statements, reports, certifications, schedules and other documents that relate to this Agreement a reasonable time prior to filing with, or furnishing to, the SEC, and copies of any such forms, statements, reports, certifications, schedules and other documents that it files with, or furnishes to, the SEC on or after the date of this Agreement, which relate to the Business, this Agreement or the transactions contemplated hereby.

(b)          Stockholder Approvals.

(i)           As soon as possible after the date of this Agreement, Seller shall, in accordance with applicable Legal Requirements (including the DGCL) and Seller’s Organizational Documents, establish a record date for, duly call, give notice of, convene and hold an annual or special meeting of its stockholders (the “Stockholders’ Meeting”) for the purpose of obtaining the Stockholder Approval.

(ii)          Subject to Section 5.7, Seller shall (A) through the Seller Board, recommend to the Seller Stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, and include in the Proxy Statement such recommendation, (B) use its commercially reasonable efforts to solicit from the Seller Stockholders proxies in favor of the approval and adoption of this Agreement and (C) take all actions reasonably necessary or advisable to secure the Stockholder Approval.

(iii)         Subject to the Seller’s rights under Section 5.7, the Seller acknowledges that its obligations pursuant to Section 5.3(b)(i) will not be affected by any Seller Adverse Recommendation Change or the commencement, public proposal, public disclosure or communication to the Seller or the Seller Stockholders of any Acquisition Proposal.

(c)          Proxy Statement.

(i)           As soon as possible after the date of this Agreement, and in no event later than ten (10) calendar days after the date of this Agreement, Seller shall prepare and file a preliminary Proxy Statement with the SEC under the Exchange Act and shall use its commercially reasonable efforts to have such preliminary Proxy Statement promptly cleared by the SEC, considering any and all comments from the SEC to the Proxy Statement. Seller shall, after consultation with Buyer, respond promptly to all comments of and requests by the SEC with respect to such preliminary Proxy Statement and shall cause a definitive Proxy Statement and all required amendments and supplements thereto to be disseminated to the Seller Stockholders entitled to vote at the Stockholders’ Meeting at the earliest practicable time. Seller will notify Buyer promptly of the receipt of, and will respond promptly to, any (A) comments from the SEC or its staff and (B) requests by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information, and Seller will supply Buyer with copies of all correspondence between Seller or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement. Buyer and its counsel will be given a reasonable opportunity to be involved in the drafting of and review and comment upon the Proxy Statement and any amendment or supplement thereto and any correspondence prior to its filing with the SEC or dissemination to the Seller Stockholders.

(ii)          No amendment or supplement to the Proxy Statement will be made by Seller without the prior approval of Buyer, which will not be unreasonably withheld, conditioned or delayed. If at any time prior to the Stockholders’ Meeting, any information relating to Seller, Buyer or any of their respective Affiliates, directors or officers or the transactions contemplated by this Agreement should be discovered by Seller or Buyer, which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party, and an appropriate amendment, supplement or other filing incorporated by reference into the Proxy Statement describing such information shall be filed by Seller with the SEC and, to the extent required by applicable Legal Requirements, (A) disseminated to the Seller Stockholders and (B) proxies in connection therewith will be resolicited, in each case, as promptly as reasonably practicable.

(iii)         Seller shall cause: (A) the Proxy Statement to include all information required under applicable Legal Requirements to be furnished to the Seller Stockholders in connection with the transactions contemplated by this Agreement and, subject to Section 5.7, to include the Seller Board Recommendation and (B) all documents filed with the SEC in connection with the transactions contemplated by this Agreement to comply as to form and substance with all applicable requirements of the Exchange Act. The information included or incorporated by reference in the Proxy Statement will not at the time (1) the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC, (2) the Proxy Statement is disseminated to Seller Stockholders, or (3) of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances they were made, not misleading. Notwithstanding the foregoing, Seller makes no representation or warranty with respect to statements made in the Proxy Statement regarding Buyer and furnished in writing by Buyer expressly for inclusion in the Proxy Statement. It is understood and agreed that all other information in the Proxy Statement will be deemed to have been furnished by Seller. Buyer shall supply all information regarding Buyer reasonably requested by Seller in connection with the preparation of the Proxy Statement as promptly as practicable.

Section 5.4           Commercially Reasonable Efforts; Notification of Certain Events.

(a)          Subject to the terms and conditions herein provided, each of the Parties will use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Legal Requirements to consummate and make effective the transactions contemplated by this Agreement. Each of the Parties will use its commercially reasonable efforts to promptly obtain all authorizations, consents, orders and approvals of, and to promptly give all notices to and make all filings with, all Governmental Authorities and other Persons that may be or become necessary for the performance of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement, including the consents, waivers, approvals and notices referred to in Schedule 3.5. All such consents, waivers, approvals and notices shall be in writing and in form and substance reasonably satisfactory to Buyer. Executed counterparts of such consents, waivers and approvals shall be delivered to Buyer promptly after receipt thereof, and copies of such notices shall be delivered to Buyer promptly after the making thereof. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, in connection with obtaining such authorizations, consents, orders and approvals from third parties that are not Governmental Authorities, no Party will be required to make payments to any Person, provided, that Seller will remain required to make payments required by the terms of any Contract between Seller and such Person.

(b)          In furtherance and not in limitation of the terms of Section 5.4(a), to the extent not made prior to the date hereof, each Party will make, or cause to be made, an appropriate filing pursuant to the HSR Act (if required by Legal Requirements) and the FTC Order with respect to the transactions contemplated by this Agreement as promptly as practicable following the date of this Agreement, and in no event later than the fifth Business Day after the date hereof, and will supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act or the FTC Order. The Parties agree that they will request early termination of the waiting period under the HSR Act (to the extent any filings thereunder are required by Legal Requirements) and the FTC Order. Without limitation of the foregoing, neither the Parties nor its Affiliates will enter into any Contract with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other Party. Notwithstanding anything herein to the contrary, neither Buyer nor any of its Affiliates will be under any obligation to, nor, without Buyer’s prior written consent (which consent may be withheld in Buyer’s sole discretion), will Seller propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate Order, or otherwise, or agree to any consent decree, hold separate Order or other Order providing for, (i) the sale, divestiture or disposition of any assets or businesses of Buyer or any of its Affiliates or Seller, or the holding separate of any capital stock of any such Person, or the imposition of any limitation on the ability of Buyer or any of its Affiliates, to own such assets, or (ii) the imposition of any other limitation whatsoever on the business activities of Buyer or any of its Affiliates or Seller. Each Party will be responsible for and pay when due its costs, fees and expenses in connection with any filings or other actions of the Parties called for herein and necessitated by the HSR Act, the FTC Order or any similar antitrust or competition Legal Requirements applicable to the Parties with respect to the transactions contemplated by this Agreement.

(c)          Each Party will (i) promptly notify the others of any written communication to that Party from any Governmental Authority and, subject to applicable Legal Requirement, permit the other to review in advance any proposed written communication to any of the foregoing and (ii) furnish the other with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and its Affiliates on the one hand, and any Governmental Authority on the other hand, with respect to this Agreement and the transactions contemplated hereby.

(d)          Subject to the provisions of this Section 5.4, in the event any Action is commenced which questions the validity or legality of the transactions contemplated by this Agreement or seeks damages in connection therewith, the Parties agree to cooperate and use their commercially reasonable efforts to defend against such Action and, if an Order is issued in any such Action, to use commercially reasonable efforts to have such Order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

(e)          Each Party will give prompt written notice to the other of the occurrence, or failure to occur, of any event which occurrence or failure would cause any representation or warranty of Seller or Buyer as the case may be, contained in the Transaction Documents to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing or that would reasonably be expected to result in the failure to satisfy any of the conditions specified in Article VI, or otherwise prohibit, condition or delay the Closing. Notwithstanding anything herein to the contrary, in no event will any notice provided under this Section 5.4(e) be deemed to cure any breach of any such representation or warranty for any purpose under this Agreement.

Section 5.5           Public Announcements. The timing and content of all public announcements regarding any aspect of this Agreement or the transactions contemplated hereby will be mutually agreed upon in advance by the Parties; provided that any Party may make any such announcement or disclosure which it in good faith believes, based on advice of counsel, is required by Legal Requirement or securities listing standard (in which case each party will consult with the other prior to any such announcement or disclosure to the extent reasonably practicable as to the form and content of such disclosure or announcement and will only disclose that information that is required by Legal Requirement based upon advice of counsel).

Section 5.6           Employee Matters.

(a)          Buyer may offer employment from and after the Closing Date to any Employee as the Buyer may determine in its sole discretion, on such terms and conditions as Buyer may determine in its sole discretion, but Buyer will not be obligated to do so pursuant to this Agreement or for any other reason. Those Employees who accept such offers of employment effective as of the Closing Date shall be referred to herein as “Transferred Employees”.

(b)          Seller shall cause each Transferred Employee who participates in the Navidea Biopharmaceuticals, Inc. 401K Plan to be fully vested in his or her account balance under such plan, effective as of the Closing Date.

(c)          With respect to any bonus or commission plans or programs of Seller or its Affiliates that cover Transferred Employees, Seller will pay, or cause to be paid, any such bonus or commission amounts that would have been earned, based on the achievement of the applicable performance measures or objectives, through the Closing Date to the applicable Transferred Employees on the Closing Date.

(d)          With respect to any sale, transaction, change of control bonuses, severance payments, retention payments or similar payments pursuant to agreements, arrangements or promises entered into or made by Seller or any of its Affiliates prior to the Closing and owed to Transferred Employees that are payable by reason of, or in connection with, the execution of this Agreement or the consummation of the transactions contemplated hereby, Seller will pay such amounts to the applicable Transferred Employees on the Closing Date. For the avoidance of doubt, all such bonuses and payments are Retained Liabilities.

(e)          (i) Seller will have the sole responsibility for “continuation coverage” benefits provided on and after the Closing Date for all current and former employees of Seller or any other member of the Controlled Group and “qualified beneficiaries” of such employees for whom a “qualifying event” occurs prior to or on the Closing Date, and (ii) Seller will have the sole responsibility for “continuation coverage” benefits provided after the Closing Date for all current and former employees of Seller or any other member of the Controlled Group who do not become Transferred Employees and “qualified beneficiaries” of such employees for whom a “qualifying event” occurs after Closing Date. Buyer will have the sole responsibility for “continuation coverage” benefits provided after the Closing Date for all Transferred Employees and “qualified beneficiaries” of Transferred Employees for whom a “qualifying event” occurs after the Closing Date. The terms “continuation coverage,” “qualified beneficiaries” and “qualifying event” shall have the meanings ascribed to them under section 4980B of the Code and sections 601-608 of ERISA and any similar state Legal Requiement.

(f)           Following the date of this Agreement, Seller will reasonably cooperate in all matters reasonably necessary to effect the transactions contemplated by this Section 5.6, including, to the extent permitted by applicable Legal Requirement, exchanging information and data relating to payroll, workers compensation, employee benefits and employee benefit plan coverages, and in obtaining any governmental approvals required hereunder.

(g)          This Agreement is not intended by the Parties to, and nothing in this Section 5.6 or otherwise in this Agreement, whether express or implied, will (i) constitute an amendment to any Employee Plan or any employee benefit plan of Buyer or its Affiliates or (ii) confer on any current or former employee of Seller or any other Person (other than the parties to this Agreement) any rights or remedies (including third-party beneficiary rights).

Section 5.7           Exclusivity.

(a)          Acquisition Proposal. Except as may be permitted by Section 5.7(b), Seller shall, and shall cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated all existing activities, discussions or negotiations with any Persons (other than Buyer) conducted heretofore or that may be on-going with respect to, or that would reasonably be expected to lead to, any Acquisition Proposal. From and after the date of this Agreement until the earlier of Closing or the termination of this Agreement in accordance with Article VII, Seller shall not, shall cause its Subsidiaries not to, and shall direct their respective Representatives not to, directly or indirectly, (i) initiate, facilitate, solicit or encourage (including by way of furnishing non-public information), directly or indirectly, inquiries or proposals that constitute, or could reasonably be expected to lead to, any Acquisition Proposal, (ii) initiate, engage or participate in any way with any third party in any discussions or negotiations regarding, or furnish or disclose any non-public information to any third party in connection with, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (except to notify such third party of the existence of the provisions of this Section 5.7), or (iii) except as permitted pursuant to Section 5.7(e) below, enter into any Acquisition Agreement or approve or resolve to approve any Acquisition Proposal, or enter into any agreement, arrangement or understanding that would require Seller to abandon, terminate or fail to consummate the transactions contemplated by this Agreement. Without limiting the foregoing, it is agreed that any violation of the foregoing restrictions by any Representative, whether or not such Person is purporting to act on behalf of Seller or any of its Subsidiaries, or otherwise, will be deemed to be a breach of this Section 5.7 by Seller, and Seller will cause its Representatives to comply with the terms of this Section 5.7.

(b)          Notwithstanding the restrictions set forth in Section 5.7(a), at any time prior to obtaining Stockholder Approval, in response to an unsolicited bona fide written Acquisition Proposal that the Seller Board determines in good faith (after consultation with outside counsel and its financial advisor) constitutes or would reasonably be expected to lead to a Superior Proposal, and which Acquisition Proposal did not otherwise result from a breach of Section 5.7(a), Seller may, if and only to the extent that the Seller Board determines in good faith (after consultation with outside legal counsel) that failure to do so would be reasonably likely to be a violation of its fiduciary duties to the Seller Stockholders under applicable Delaware Legal Requirements, and subject to compliance with Section 5.7(e), (i) contact the Person making such Acquisition Proposal (and its Representatives) solely to clarify the terms and conditions thereof, (ii) furnish non-public information with respect to Seller and its Subsidiaries to the Person making such Acquisition Proposal (and its Representatives) pursuant to a customary confidentiality agreement not less restrictive of such Person than the Confidentiality Agreement; provided, however, that all such information has previously been provided to Buyer or is provided to Buyer prior to or substantially concurrent with the time it is provided to such Person, and (iii) participate in discussions or negotiations with the Person making such Acquisition Proposal (and its Representatives) regarding such Acquisition Proposal.

(c)          Notice of Acquisition Proposal. From and after the date of this Agreement until the earlier of Closing or the termination of this Agreement, Seller shall promptly (and in any event within one calendar day following and three Business Days prior to providing any such Person with any information) notify Buyer in the event that Seller receives, directly or indirectly: (i) any Acquisition Proposal; (ii) any request for non-public information relating to Seller or its Subsidiaries by any Person that informs Seller, its Subsidiaries or its Representatives that such Person is considering making, or has made, an Acquisition Proposal; or (iii) any request for discussions or negotiations relating to a possible Acquisition Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the material terms and conditions thereof and the identity of the other party or parties involved. Seller will (A) promptly keep Buyer reasonably apprised of any material developments, discussions and negotiations with respect to such Acquisition Proposal or inquiry, as well as any material modification of or amendment thereto, (B) promptly upon receipt or delivery thereof, provide Buyer with copies of all drafts and versions of agreements (including schedules and exhibits) and other material documentation or correspondence relating to any Acquisition Proposal exchanged between Seller and such Person or their respective Representatives, and (C) promptly make available to Buyer any non-public information of Seller and its Subsidiaries furnished to any third party in connection therewith that has not previously been provided to Buyer.

(d)          Nothing contained in this Section 5.7 prohibits or will be construed as prohibiting Seller or the Seller Board from (i) complying with its disclosure obligations under federal or state Legal Requirements with regard to an Acquisition Proposal, including but not limited to taking and disclosing to Seller Stockholders a position contemplated by Rule 14D-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to Seller Stockholders if, in the good faith judgment of the Seller Board, after consultation with outside legal counsel, failure to make such disclosure would be inconsistent with applicable Legal Requirements; provided, however, a Seller Adverse Recommendation Change (as defined below) shall only be made in accordance with Section 5.7(e).

(e)          Actions by Seller. Neither the Seller Board nor any committee thereof shall (i) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or cause or permit Seller or its Subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, joint venture agreement, partnership agreement or similar agreement constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal (other than a confidentiality agreement referred to in Section 5.7(b)) (an “Acquisition Agreement”), or (ii)(A) withdraw, amend or modify in a manner adverse to Buyer, or publicly propose to withdraw, amend or modify in a manner adverse to Buyer, the Seller Board Recommendation or (B) recommend, adopt or approve, or propose publicly to recommend adopt or approve, or fail to reject, any Acquisition Proposal (any action described in this clause (ii) being referred to as a “Seller Adverse Recommendation Change”). Notwithstanding the foregoing, if, prior to obtaining Stockholder Approval, the Seller Board determines in good faith that failure to do so would be reasonably likely to be a violation of its fiduciary duties to the Seller Stockholders under applicable Delaware Legal Requirements, Seller may (A) terminate this Agreement pursuant to Section 7.1(h) and cause Seller to enter into an Acquisition Agreement with respect to a Superior Proposal (which was made after the date hereof and did not otherwise result from a breach of this Section 5.7) or (B) following an Intervening Event, make a Seller Adverse Recommendation Change, if, in either case: (x) Seller provides written notice (a “Notice of Adverse Recommendation”) advising Buyer that the Seller Board intends to take such action and specifying the reasons therefor, including, if applicable, the material terms and conditions of any Superior Proposal that is the basis of the proposed action by the Seller Board (it being understood and agreed that any amendment to the amount of consideration or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation); (y) for a period of five Business Days following Buyer’s receipt of a Notice of Adverse Recommendation (or a period of two Business Days in the case of a new Notice of Adverse Recommendation following an amendment to the amount of consideration or any other material term of a Superior Proposal that is the subject of a previously provided Notice of Adverse Recommendation), Seller negotiates with Buyer in good faith to make such adjustments to the terms and conditions of this Agreement as would enable Seller to proceed with its recommendation of this Agreement and the transactions contemplated hereby and not make such Seller Adverse Recommendation Change; and (z) if applicable, at the end of such five Business Day period, the Seller Board continues to believe that the Acquisition Proposal, if any, constitutes a Superior Proposal (after taking into account such adjustments to the terms and conditions of this Agreement).

(f)           Seller shall not release nor permit the release of any Person from, or waive or permit the waiver of any provision of, and Seller shall use its reasonable efforts to enforce or cause to be enforced, any confidentiality, “standstill” or similar agreement to which any of Seller or any of its Subsidiaries is a party, unless the Seller Board determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be a breach of its fiduciary duties to Seller Stockholders under applicable Legal Requirement; provided, however, that Seller shall provide to Buyer at least four Business Days’ prior written notice of such upcoming release and/or waiver and specifying the reasons therefor in reasonable detail, including the identities of the parties to such confidentiality, “standstill” or similar agreements; provided, further, however, that Seller shall not release or permit the release from, or waive or permit the waiver of, any provision of any standstill or similar agreement the effect of which would be to permit such Person to effect a transaction without the approval of Seller Board.

(g)          Immediately following the execution of this Agreement, Seller shall request each Person which has heretofore executed a confidentiality agreement in connection with such Person’s consideration of acquiring Seller or the Business to return or destroy all confidential information heretofore furnished to such Person by or on Seller’s behalf.

Section 5.8           Non-Disclosure; Non-Solicitation; Non-Disparagement.

(a)          Confidential Information. Seller recognizes that, due to the nature of its relationship with the Business, Seller and its Affiliates have had, and will have access to, and have developed, confidential business information, proprietary information, and trade secrets relating to the Business. Seller acknowledges that such information is valuable to the Business, and that disclosure to, or use for the benefit of, any Person could cause substantial damage the Business. In recognition that the goodwill and business relationships described herein are Acquired Assets and that loss of or damage to those relationships would destroy or diminish the value of the Business, Seller will, and will cause its Affiliates and Representatives to, at all times maintain the confidentiality of Confidential Information, and Seller will not, and will cause its Affiliates and Representatives to, disclose any such information to any Person, nor will Seller or its Affiliates or Representatives use any Confidential Information for any purpose. Seller’s duty of confidentiality with regard to Confidential Information will not extend to: (i) any information that, at the time of disclosure, had been previously published and was part of the public domain; or (ii) information that is published after disclosure, unless such publication is a breach of this Agreement by such Person or any other obligation of confidentiality.

(b)          Non-Competition. As a material inducement to Buyer to enter into this Agreement, for a period of five years from the Closing Date, Seller will not, directly or indirectly, for itself or any other Person (either as principal, agent, manager, consultant, partner, owner, investor, employee, distributor, dealer, representative, joint venturer, creditor, franchisee or otherwise), engage in any business that competes with the Business in the Territory, including: (i) developing, manufacturing, marketing, selling or distributing any product that accumulates in lymphatic tissue or tumor-draining lymph nodes for the purpose of (A) lymphatic mapping or (B) identifying the existence, location or staging of cancer in a body; (ii) developing, manufacturing, marketing, selling or distributing any product that provides for or facilitates any test or procedure that is reasonably substitutable for any test or procedure provided for or facilitated by the Business Product; or (iii) marketing any products for unapproved uses that allow such products to compete with the Business Product; in each case, regardless of whether Seller utilizes any Business Intellectual Property Rights; provided, however, that Seller’s actions that relate to obtaining the approval of Governmental Authorities in order to sell products outside of the Territory that may compete with the Business shall not violate the provisions hereof so long as (x) such products are, at the time of development and approval, solely intended to be marketed, sold or distributed outside of the Territory, (y) such products are not developed in breach of the License-Back Agreement, and (z) no marketing or commercialization of such products to the public occurs within five years from the Closing Date.

(c)          Non-Solicitation. For a period of five years from the Closing Date, Seller will not, either directly or indirectly (individually, or through or on behalf of another Person, as owner, partner, agent, employee, consultant, or in any other capacity), engage in any of the following activities: (i) hire, solicit, encourage, or engage in any activity or otherwise attempt to induce any Transferred Employee or other then-current employee of the Business in the Territory, to terminate his or her employment or relationship with Buyer or its Affiliates, (ii) in any way interfere with the relationship between Buyer or its Affiliates and any employee of the Business, including Transferred Employees, or (iii) induce or attempt to induce any customer, supplier, licensee, or business relation of the Business to cease doing business with Buyer or its Affiliates in the Territory or in any way interfere with the relationship between any customer, supplier, licensee or business relation of the Business. Notwithstanding anything else to the contrary contained in this paragraph, Seller shall be permitted to solicit and hire any former employee of the Business that is involuntarily terminated from his or her employment with Buyer or its Affiliates; provided, however, that such employment of any former employee may not be for purposes that are of would be in violation of Sections 5.8(a) and (b).

(d)          Nondisparagement. No Party will at any time disparage in any material respect another Party or any of such other Party’s Representatives, or the reputation of any of the foregoing Persons of the businesses of any of them.

(e)          Off-label Uses. Each Party shall use its good faith, commercially reasonable efforts to ensure that all labeling with respect to the products manufactured by or for the benefit of Buyer or Seller, as applicable, for a period of five years from the Closing Date shall not suggest that users thereof may use such products in any manner (such as promoting “off-label” use) that would violate the restrictions of such Party set forth in Section 5.8(b) or the License-Back Agreement.

(f)           Enforcement. If, at the time of enforcement of the covenants contained in this Section 5.8 (the “Restrictive Covenants”), a Governmental Authority holds that the duration, scope or area restrictions stated herein are unreasonable under the circumstances then existing, the Parties agree that the maximum enforceable duration, scope or area reasonable under such circumstances will be substituted for the stated duration, scope or area and that the Governmental Authority will be allowed and directed to revise the restrictions contained herein to cover such maximum period, scope and area permitted by applicable Legal Requirement. Each Party has consulted with legal counsel regarding the Restrictive Covenants and based on such consultation has determined and hereby acknowledges that the Restrictive Covenants are reasonable in terms of duration, scope and areas restrictions and are necessary to protect, among other things, the goodwill of the Business and the substantial investment in the Business made by Buyer. Each Party further agrees that it will not challenge the reasonableness of the duration, scope and area restrictions in any Action with respect to the Restrictive Covenants, regardless of who initiates such Action.

(g)          Each Party acknowledges that the other Party is entitled to an injunction, restraining Order or other equitable relief from any Governmental Authority of competent jurisdiction in the event of any breach of the Restrictive Covenants without the necessity of proving actual Losses or posting any bond. The rights and remedies provided by this Section 5.8 are cumulative and in addition to any other rights and remedies that each Party may have hereunder or at law or in equity. Notwithstanding anything contained in this Agreement to the contrary, if a Party breaches the Restrictive Covenants and the aggrieved Party seeks and obtains an injunction, restraining Order or other equitable relief from any Governmental Authority of competent jurisdiction, the five-year period referred to in this Section 5.8 will be computed from the date relief is granted to the aggrieved Party instead of from the Closing Date and reduced by any time following the Closing Date during which such breaching Party complied with its obligations hereunder.

Section 5.9           Release; Termination of Distribution Agreement.

(a)           Effective as of the Closing, each Party hereby irrevocably waives, releases and discharges, and will cause each of their respective Affiliates not to assert, to the fullest extent permitted by applicable Legal Requirement, any claims, or take or bring any Actions, against the other Party or the Business, and each of their respective directors, officers, stockholders, members or managers, in relation to any and all Actions, debts, accounts, bonds, bills, covenants, Contracts, controversies, agreements, Liabilities, executions, variances, claims and other obligations of whatever kind or nature, in law, equity or otherwise, arising from, connected or related to, caused by or based on any facts, conduct, activities, agreements, transactions, events or occurrences known or unknown, of any type that existed, occurred, happened, arose or transpired from the beginning of time through the Closing Date.

(b)          Seller and Buyer hereby agree that the Supply and Distribution Agreement, dated November 15, 2007, between Seller and Buyer (the “Supply and Distribution Agreement”), will be terminated effective as of the Closing and that the provisions thereof shall be of no further force and effect from and after the Closing. Seller and Buyer, on behalf of themselves and their Affiliates, irrevocably release and forever discharge each other, effective as of the Closing, from all of their respective duties, obligations and Liabilities under such Supply and Distribution Agreement (other than any indemnification, notification or data sharing obligations which shall survive the termination).

(c)          Notwithstanding the foregoing, nothing in this Section 5.9 will (a) affect rights or obligations under this Agreement or any other Transaction Document or (b) operate to release any payment or indemnification obligations, any rights to indemnification, or any notification or data sharing obligations, in each case, that by their terms expressly survive an termination of the Supply and Distribution Agreement.

Section 5.10         Tax Matters.

(a)          Property Taxes (as defined below) with respect to the Acquired Assets attributable to the taxable year of the Closing will be prorated as of the Closing with Seller being liable for such Taxes attributable to the days in the taxable year through the Closing Date and Buyer being liable for such Taxes attributable to days in the taxable year after the Closing Date. Proration of Property Taxes shall be made on the basis of the most recent officially certified Tax valuation and assessment for the Acquired Assets. If such valuation pertains to a taxable year or period other than that in which the Closing occurs, such proration shall be recalculated at such time as actual Tax bills for such period are available and the parties shall cooperate with each other in all respects in connection with such recalculation and pay any sums due in consequence thereof to the party entitled to recover the same within sixty days after the issuance of such actual Tax bills. For purposes of this Section 5.10(a), “Property Taxes” means ad valorem Taxes, property Taxes, general assessments and special assessments with respect to the Acquired Assets.

(b)          Seller shall bear all Transfer Taxes incurred, imposed, assessed, or payable against Seller in connection with or as a result of this Agreement. Each Party shall cooperate as reasonably requested to minimize such Transfer Taxes, including with respect to any available exemption from such Transfer Taxes. Each Tax Return with respect to a Transfer Tax shall be prepared by the Party that customarily has primary responsibility for filing such Tax Return pursuant to applicable Legal Requirements.

(c)          Each Party will cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the preparation, execution and filing of Tax Returns pursuant to this Section 5.10 and any Actions with respect to Taxes. Such cooperation will include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such Tax Returns and Actions and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided, however, that in no event will Buyer be required to provide a copy of any Tax Returns of Buyer or its Affiliates to any other Person. Seller agrees (i) to retain all books and records with respect to Tax matters pertinent to the Acquired Assets or the Business relating to any taxable period beginning before the Closing Date until three months following the expiration of the statute of limitations (and any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give Buyer reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Buyer so requests, Seller will allow Buyer to take possession of such books and records.

(d)          As promptly as practicable after the 30th Business Day following the determination of the Final Purchase Price pursuant to Section 2.7, Buyer will deliver to Seller an allocation of the Purchase Price (and other applicable amounts for Tax purposes) among the Acquired Assets, in accordance with Section 1060 of the Code and the Treasury Regulations thereunder (and any similar U.S. state or local Legal Requirement) (the “Allocation”). Each Party will prepare and file, and cause his or its Affiliates to prepare and file, all Tax Returns on a basis consistent with the Allocation (including IRS Form 8594 and any equivalent U.S. state or local forms) and will take no position, and cause his or its Affiliates to take no position, inconsistent with the Allocation on any Tax Return or in any audit or other Action with respect to Taxes or otherwise. In the event that the Allocation is disputed by any Taxing Authority, the Party receiving notice of the dispute will promptly notify the other Party of such dispute, and each Party agrees to use its commercially reasonable efforts to defend such Allocation in any audit or other Action and not to settle or otherwise dispose of such audit or other Action without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed).

(e)          Notwithstanding anything to the contrary in this Agreement, each Party will reimburse the other Party for any Taxes paid by such Party (or any of its Affiliates) that are the responsibility of the other Party pursuant to this Agreement within ten Business Days after payment of such Taxes.

Section 5.11         Split of Shared Contracts. The Contracts listed on Schedule 5.11 (the “Shared Contracts”) pertain partially to the Business and partially to other business activities of Seller. Between the date of this Agreement and the Closing Date, the Parties will use commercially reasonable efforts (or, with respect to any Contract designated with an asterisk on Schedule 5.11, Seller will use best efforts), and will continue those efforts after Closing, to obtain the consent of the other contract parties to the Shared Contracts to split the Shared Contracts into two separate contracts, one covering the deliveries, services or other performances pertaining to the Business and the other covering the deliveries, services or other performances pertaining to the other business activities of Seller. Section 5.4(a) will apply mutatis mutandis with respect to obtaining consent to split a Shared Contract.

Section 5.12         Transfer of Certain Funds Received Post-Closing. With respect to any and all amounts received or collected by Seller from and after the Closing (a) attributable to, or in respect of, any Acquired Asset or the Business (other than the Excluded Assets) and (b) which become the property of Buyer as a result of the consummation of the transactions contemplated by this Agreement, Seller shall provide notice of such receipt or collection to Buyer and pay promptly (and in any event within five Business Days of their receipt or collection) to Buyer any and all such amounts so received or collected by wire transfer of immediately available funds to an account specified by Buyer or by other means acceptable to Buyer.

Section 5.13         Use of Name.

(a)          From and after the Closing, Buyer will acquire Seller’s right to the use of the name “Lymphoseek” and other similar names, and any service marks, trademarks, trade names, d/b/a names, fictitious names, identifying symbols, logos, emblems or signs containing or comprising the foregoing, or otherwise used in the Business, including any name or mark confusingly similar thereto (collectively, the “Seller Marks”) and Seller shall not, and shall not permit any of its Affiliates to, use such name or any variation or simulation thereof, except to the extent permitted under the License-Back Agreement. The term “Navidea” is not a Seller Mark and Seller’s use is not subject to the prohibitions in this Section.

(b)          Seller hereby grants to Buyer a limited, non-transferable, non-sublicensable (except to Affiliates), non-exclusive and royalty free license, for the longer of (i) a 12-month period following the Closing Date, or (ii) the time period required to sell all Product Inventory, to use the names and marks “Navidea” and any Trademark derived from, confusingly similar to or including the foregoing in connection with the sale of any Product Inventory.

Section 5.14         Regulatory Matters.

(a)          Transfer of Product Registrations. At the Closing or as soon as possible thereafter (and, in any event, within five Business Days), Seller shall assign to Buyer, and Buyer shall assume from Seller, all of Seller’s right, title, and interest existing as of the Closing Date in and to the Product Registrations for the Business Products. Seller and Buyer shall execute and deliver to the FDA and other appropriate Governmental Authorities letters required by the FDA, the form of which is attached hereto as Exhibit G, and such documents and instruments of conveyance sufficient to effectuate the transfer of the Product Registrations under the Legal Requirements of each additional applicable jurisdiction in the Territory on the Closing Date. Each Party shall ensure that each such document or instrument of conveyance, along with all other information and data submitted in connection therewith, is true, complete and correct in all material respects as of the date of filing.

(b)          Transfer of Assumed Clinical Trials. Seller shall assign to Buyer all of Seller’s right, title, and interest existing as of the Closing Date in and to the Assumed Clinical Trials and the Assumed Clinical Trial Authorizations, in accordance with the timelines and procedures set forth in the Transition Services Agreement. Buyer shall take all steps necessary and use its best efforts to achieve such timelines and perform such procedures. Upon the transfer to Buyer of all Assumed Clinical Trial Authorizations, Buyer, or, if required by applicable Legal Requirement, Seller shall be responsible for notifying the clinical investigative sites and investigators participating in the Assumed Clinical Trials (collectively, the “Investigators”) regarding the termination of Seller’s responsibility for the applicable Assumed Clinical Trial and the assumption of sponsorship and control of such Assumed Clinical Trial by Buyer. Buyer shall be responsible for executing any required amendments or agreements with the Investigators in connection with the foregoing, and will be solely responsible for ensuring that all Assumed Clinical Trials are transferred, assumed, and conducted in compliance with all applicable Legal Requirements, including (i) the FDA Act and its implementing regulations, including, but not limited to, 21 C.F.R. Parts 11, 50, 54, 56 and 312, (ii) HIPAA and its implementing regulations, including, but not limited to 45 C.F.R. Part 160 and Part 164, Subparts A and E (Privacy Rule) and C (Security Rule), (iii) Directive 2001/20/EC of the European Parliament and of the Council, relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use and any applicable legislation promulgated thereunder, and (iv) Directive 95/46/EC of the European Parliament and of the Council, and any applicable legislation promulgated thereunder, and all other Legal Requirements applicable to the Assumed Clinical Trials.

(c)          Governmental Authority Contacts. From the Closing until the transfer to Buyer of a Product Registration held by Seller pursuant to the terms of this Section 5.14, (i) Buyer shall have the right to make all communications with any Governmental Authorities in the Territory regarding such Product Registration; provided that Seller is advised of and included in such communications, and (ii) Seller shall not make any such communications without the prior approval of Buyer. From and after the transfer to Buyer of each Product Registration held by Seller pursuant to the terms hereof, Buyer shall be solely responsible and liable for: (A) taking all actions, paying all fees and conducting all communication with the appropriate Governmental Authority in respect of each Product Registration, including preparing and filing all reports (including adverse drug experience reports) with the appropriate Governmental Authority; (B) taking all actions and conducting all communication with third parties in respect of Business Products sold pursuant to such Product Registration (whether sold before or after transfer of such Product Registrations), including responding to all complaints in respect thereof; and (C) investigating all adverse drug experiences and product complaints in respect of Business Products. Notwithstanding the foregoing, Seller, at its sole discretion, may continue to interact with Governmental Authorities regarding Business Products prior to the transfer of Product Registrations to Buyer.

(d)          Product Complaints. Subject to the provisions of the Safety Data Exchange Agreement, Buyer shall be responsible for responding to any complaint related to any Business Product that is received by either Buyer or Seller on any date following the later of (i) the Closing Date or (ii) the transfer date of the applicable Product Registration for such Business Product, from any source and for investigating and analyzing such product complaint and making required reports to the FDA and equivalent foreign Governmental Authorities, regardless of whether the Business Product involved was sold by Seller or Buyer. Subject to the provisions of the Transition Services Agreement and the Safety Data Exchange Agreement, each Party shall promptly notify the other in the event such a Party receives such a product complaint relating to a Business Product lot manufactured by Seller, and Seller shall, and shall cause its Subsidiaries to, notify Buyer of all product complaints received by Seller or its Subsidiaries relating to the Business Product. A product complaint received by Seller or its Subsidiaries that also involves an adverse experience report shall be reported by Seller or its Subsidiaries to Buyer as set forth in the Transition Services Agreement or the Safety Data Exchange Agreement. Buyer and Seller shall, and Seller shall cause its Subsidiaries to, cooperate with each other in connection with any investigation and response to any product complaint.

(e)          Permission to Reference Data. Seller shall not have the right to use, reference, modify, amend or supplement any of the Product Registrations (and Buyer shall not be obligated to permit any such use, reference, modification, amendment or supplement), except that Seller shall have the right to reference data in IND 061757 and NDA 202207 only to the extent reasonably necessary for Seller to develop, manufacture, market, sell or distribute New Products (as defined in the License-back Agreement) under one or more new product registrations.

Section 5.15         Further Assurances.

(a)          Subject to the terms and conditions of this Agreement, upon the request of either Seller or Buyer, each of the Parties will do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the transactions contemplated by this Agreement. Seller shall provide all cooperation reasonably requested by Buyer in connection with any effort by Buyer to establish, perfect, defend, or enforce its rights in or to the Acquired Assets, including executing further consistent assignments, transfers and releases, and causing its Representatives to provide good faith testimony by affidavit, declaration, deposition or other means. Seller will refer all customer inquiries relating to the Business in North America and the United States territories to Buyer from and after the Closing. Seller will, and will cause its Affiliates and their respective Representatives to, cooperate and assist Buyer with an orderly transition of the Business and Acquired Assets to Buyer.

(b)          Following the Closing, in the event an Acquired Asset has not been properly transferred to Buyer or its designee, Seller shall cause all right, title and interest in and to such Acquired Asset to be transferred to Buyer or its designee, and such transfer shall be effected free and clear of any Liens (other than Permitted Liens) and without the requirement for Buyer or its Affiliates to pay any additional consideration or otherwise incur any Liabilities (other than those that would be incurred by any owner of such Acquired Asset as a result of such ownership).

Section 5.16         Consents of Third Parties. Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Assumed Contract which by its terms or by Legal Requirement is nonassignable without the consent of a third party or a Governmental Authority or is cancelable by a third party in the event of an assignment unless and until such consent shall have been obtained. Seller shall, and shall cause each of its Affiliates to, cooperate with Buyer, at its request, in endeavoring to obtain any such consent promptly. If any such consent is not obtained, Buyer and Seller shall cooperate to ensure that Buyer would obtain the benefits and perform and discharge the obligations under the applicable Assumed Contract, including sub-contracting, sublicensing or subleasing to Buyer, and under which Seller would enforce for the benefit of Buyer, with Buyer being responsible for the performance and discharge of the obligations of Seller, any and all rights of Seller against a third party.

Section 5.17         Insurance. With respect to events or circumstances relating to the Acquired Assets, Assumed Liabilities or the Transferred Employees that occurred or existed prior to the Closing that are covered by Seller’s occurrence-based liability insurance policies and any workers’ compensation insurance policies and/or comparable workers’ compensation self-insurance, state or country programs that are in effect prior to the Closing Date (the “Pre-Closing Insurance”), Buyer may make claims under such policies after the Closing, subject to the terms and conditions thereof, and Seller will take such actions as may be requested by Buyer in connection with the tendering of such claims to the applicable insurers under such Pre-Closing Insurance and to provide Buyer with the net proceeds it realizes with respect to such claims. With respect to any open claims against Seller’s insurance policies relating to the Assumed Assets, Assumed Liabilities or Transferred Employees prior to the Closing, Seller shall use its commercially reasonable efforts, at Buyer’s expense, to pursue such claims and obtain such expected proceeds.

Section 5.18         Access to Records Post-Closing. For a period of six years after the Closing Date, the Parties will afford one another and their respective Representatives reasonable access to all of the books and records related to the Business to the extent that such access may reasonably be required by another Party in connection with Tax or litigation matters (excluding litigation between Buyer or any Affiliate on the one hand and Seller or any Affiliate on the other hand) relating to the Business prior to the Closing Date. Such access shall be afforded upon receipt of reasonable advance notice and during normal business hours, and the requesting Party shall not be responsible for any costs or expenses incurred by it pursuant to this Section 5.18, except for reasonable out-of-pocket expenses incurred by the Party of whom the request was made. If a Party desires to dispose of any of such books and records prior to the expiration of such six-year period, that Party will, prior to such disposition, give the other Parties a reasonable opportunity, at such other Party’ expense, to segregate and remove such books and records as such other Party may select.

Section 5.19         Stockholder Litigation. Prior to Closing, Seller will give Buyer the opportunity to participate in the defense or settlement of any stockholder litigation against Seller and/or its directors or executive officers relating to the transactions contemplated by this Agreement, whether commenced prior to or after the execution and delivery of this Agreement. Seller agrees that it will not prior to Closing settle or offer to settle in exchange for the payment of funds any litigation commenced prior to or after the date of this Agreement against Seller or any of its directors or executive officers by any stockholder of Seller relating to this Agreement or any transactions contemplated hereby without the prior written consent of Buyer, which will not be unreasonably withheld or delayed.

ARTICLE VI
CONDITIONS TO CLOSING

Section 6.1           Mutual Conditions. The respective obligations of each Party to consummate, or cause to be consummated, the transactions contemplated by this Agreement will be subject to the fulfillment at or prior to the Closing of each of the following conditions:

(a)          No Legal Restraint. There will be no (i) Legal Requirement of any nature issued by a Governmental Authority of competent jurisdiction that restrains, enjoins or otherwise prohibits, or has the effect of restraining, enjoining or otherwise prohibiting, the transactions contemplated by any Transaction Document from being consummated as herein provided, or (ii) pending Action seeking to prohibit, prevent, make illegal, delay or otherwise interfere with the consummation of any of the transactions contemplated by this Agreement.

(b)          HSR Waiting Period. If a filing is made under the HSR Act pursuant to Section 5.4(b), then the waiting period (and any extension thereof) under the HSR Act will have expired or will have been terminated.

(c)          Stockholder Approval. The Stockholder Approval shall have been obtained.

(d)          UCSD License Agreements. The UCSD-to-Buyer License Agreement shall have been executed by each of UCSD and Buyer, and the UCSD-to-Seller License Agreement shall have been executed by each of UCSD and Seller.

Section 6.2           Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement will be subject to the fulfillment prior to or at Closing of each of the following conditions, any and all of which may be waived, in whole or in part, by Buyer to the extent permitted by applicable Legal Requirement:

(a)          Representations and Warranties. (i) The Fundamental Representations of Seller shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and (ii) all other representations and warranties set forth in Articles III and IV shall be true and correct (without regard to any qualifications therein as to “materiality” or Material Adverse Effect, except for purposes of the representations and warranties contained in Section 3.7(a)) as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made as of the Closing Date (or as of the specific date referred to for any representation or warranty which specifically refers to an earlier date), except in each case for breaches or inaccuracies of such representations or warranties that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(b)          Covenants. Seller shall have duly performed or complied with, in all material respects, all of the covenants, obligations and conditions to be performed or complied with by Seller under the terms of this Agreement on or prior to or at Closing.

(c)          Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred.

(d)          Receipt of Permits. Buyer shall have received all Permits and approvals for Regulatory Agencies necessary for the operation of the Business as presently conducted.

(e)          Transaction Documents. Seller shall have delivered to Buyer duly executed counterparts to the Transaction Documents (other than this Agreement) and all other documents and deliveries as are set forth in Section 2.9(a).

(f)           Certain Agreements.

(i)            Buyer shall have received, effective on the Closing Date, duly executed counterparts to an amendment to the agreement(s) set forth on Schedule 6.2(f)-1, on terms and conditions satisfactory to Buyer.

(ii)           Seller shall have terminated, effective on or before the Closing Date, the agreement(s) set forth on Schedule 6.2(f)-2, in each case, on terms and conditions satisfactory to Buyer.

(iii)          Seller shall have terminated, effective on or before the Closing Date, all rights to use any trademarks of Navidea, including the name Lymphoseek, granted to a third party pursuant to the agreement(s) set forth on Schedule 6.2(f)-3, which termination is evidenced by the letter provided to Buyer in the Data Room on or prior to the date hereof.

(g)          Retention Agreements. Each of the individuals set forth on Schedule 6.2(g) shall have entered into retention agreements with Buyer or one of its Affiliates, in each case on terms and conditions satisfactory to Buyer.

(h)          Product Registrations. The Product Registrations shall have been transferred in accordance with applicable Legal Requirement from Seller to Buyer in the Territory.

(i)           FTC Order. The waiting period (and any extension thereof) under the FTC Order will have expired or will have been terminated or otherwise determined to be inapplicable.

(j)           FAR Closing. All investigations relating to the Field Alert Report submitted by Seller to the FDA on March 31, 2016 will have been completed and closed, and any flawed assay method that may be the root cause for the failure that led to the Field Alert Report will have been addressed, to the reasonable satisfaction of Buyer.

(k)          Supplier Audits. All supplier audits due in 2016 will have been completed to the satisfaction of Buyer.

Section 6.3           Conditions to the Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement will be subject to the fulfillment at or prior to the Closing of each of the following conditions, any and all of which may be waived in whole or in part by Seller to the extent permitted by applicable Legal Requirement:

(a)          Representations and Warranties. (i) The Fundamental Representations of Buyer shall be true and correct in all material respects as of the date hereof and as of the Closing Date and (ii) all other representations and warranties set forth in Article V shall be true and correct (without regard to any qualifications therein as to “materiality”) as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made as of the Closing Date (or as of the specific date referred to for any representation or warranty which specifically refers to an earlier date), except in each case for breaches or inaccuracies of such representations or warranties that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

(b)          Covenants. Buyer shall have performed, in all material respects, all of the covenants and obligations which are to be performed by it under the terms of this Agreement at or prior to the Closing.

(c)          Transaction Documents. Buyer shall have delivered to Seller duly executed counterparts to the Transaction Documents (other than this Agreement) and all other documents and deliveries as are set forth in Section 2.9(b).

ARTICLE VII
TERMINATION

Section 7.1           Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to Closing:

(a)          by mutual written consent of Buyer and Seller;

(b)          by either Buyer of Seller, if the Closing will not have been consummated on or before the date that is 180 days after the date of this Agreement (as may be extended pursuant to the terms hereof, the “Termination Date”), unless extended by written agreement of the Parties; provided, however, that the right to terminate this Agreement under this paragraph will not be available to any Party whose failure to fulfill or comply with any obligation or covenant under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to such date;

(c)          by Buyer (so long as Buyer is not then in material breach of any of its representations, warranties or covenants contained in this Agreement), if a breach of this Agreement by Seller results or would result in any of the conditions set forth in Sections 6.1 or 6.2 not being satisfied and such breach cannot be cured or, if curable, remains uncured for a period of 30 days after Seller has received written notice from Buyer of the occurrence of such breach (or, if earlier, the Termination Date), and such conditions have not been waived by Buyer;

(d)          by Seller (so long as Seller is not then in material breach of any of its representations, warranties or covenants contained in this Agreement), if a breach of this Agreement by Buyer results or would result in any of the conditions set forth in Sections 6.1 or 6.3 not being satisfied and such breach cannot be cured or, if curable, remains uncured for a period of 30 days after Buyer has received written notice from Seller of the occurrence of such breach (or, if earlier, the Termination Date), and such conditions have not been waived by Seller;

(e)          by either Buyer or Seller, if any Governmental Authority will have issued an Order or Legal Requirement enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or Legal Requirement will have become final and nonappealable, except that the right to terminate this Agreement and abandon the transactions contemplated by this Agreement under this paragraph will not be available to any Party whose failure to fulfill or comply with any obligation or covenant under this Agreement has been the cause of, or resulted in, the issuance of such nonappealable Order or Legal Requirement;

(f)          by either Buyer or Seller if the Stockholders’ Meeting (including any adjournment or postponement thereof in accordance with the terms of this Agreement) has concluded, the Seller Stockholders have voted, and the Stockholder Approval was not obtained;

(g)          by Buyer if (i) a Seller Adverse Recommendation Change shall have occurred or Seller has failed to include the Seller Board Recommendation in the Proxy Statement; (ii) the Seller Board fails to reconfirm the Seller Board Recommendation within five (5) Business Days after receipt of a request by Buyer, provided that any such request may only be made after notice of any of the following events (as any of such events may occur from time to time): (A) receipt by Seller of an Acquisition Proposal, (B) any material change to an Acquisition Proposal, (C) a public announcement of any transaction to acquire a material portion of the assets or business of Seller, including any Acquired Assets by a Person other than Buyer or any of its Affiliates and (D) any other material event or circumstance reasonably related to the transactions contemplated by this Agreement or the consummation thereof; (iii) Seller or the Seller Board makes any public disclosure with respect to any Acquisition Proposal that (A) does not reaffirm the Seller Board Recommendation, (B) goes beyond a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act, or (C) does not expressly reject such Acquisition Proposal; (iv) the Seller Board shall have resolved to do any of the foregoing; or (v) Seller violates or breaches in any material respect any of its obligations pursuant to Section 5.7; or

(h)          by Seller, at any time prior to obtaining the Stockholder Approval, if the Seller Board shall have approved in compliance with Section 5.7, and Seller shall concurrently with such termination enter into, an Acquisition Agreement providing for the implementation of the transactions contemplated by a Superior Proposal; provided, however, that prior thereto and as a condition precedent thereof, Seller shall have paid the Termination Fee and Expense Reimbursement in accordance with Section 7.3(a).

Section 7.2           Effect of Termination. If this Agreement is terminated pursuant to Section 7.1 hereof, (a) all rights and obligations of the Parties hereunder will terminate and no Party will have any Liability to the other, except for obligations of the Parties in Section 5.1(b), Section 5.5, Section 5.9(b), this Section 7.2, Section 7.3, and Article IX, which will survive the termination of this Agreement and (b) termination will not relieve any Party from Liability for any intentional or willful breaches of this Agreement prior to the date of such termination. An “intentional or willful breach” means a breach or failure to perform, in each case, that is the consequence of an act or omission by a Party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause a breach of this Agreement.

Section 7.3           Termination Fee; Extension of Supply and Distribution Agreement.

(a)          If (i) Seller terminates this Agreement pursuant to Section 7.1(h) or (ii) Buyer terminates this Agreement pursuant to Section 7.1(g), then Seller shall (A) pay to Buyer $3,000,000 in cash (the “Termination Fee”) and (B) reimburse Buyer for up to an aggregate of $2,000,000 for the Buyer’s documented out-of-pocket expenses in connection with this Agreement and the transactions contemplated hereby (the “Expense Reimbursement”); provided, however, that if the term of the Supply and Distribution Agreement is extended in accordance with Section 7.3(b), then Buyer will only be eligible to receive the Expense Reimbursement and not the Termination Fee. For the sake of clarity, and notwithstanding anything to the contrary herein, Seller shall not be obligated to pay the Termination Fee more than once hereunder.

(b)          If this Agreement is terminated pursuant to this Article VII, and within twelve (12) months after such termination, Seller or any of its Subsidiaries accepts a written offer for, or otherwise enters into an agreement to consummate or consummates, one or more transactions that, directly or indirectly, result in a sale, license or other transfer of the Business, the Business Product or all or substantially all of Seller or its assets to a third party (whether or not such transaction would constitute a Superior Proposal), then subject to the applicable requirements of the FTC Order, the Supply and Distribution Agreement shall be extended under its existing terms for a period of three years from its then-existing expiration date. If the Parties are unable to extend the term of the Supply and Distribution Agreement under the FTC Order, due to the action of any other Governmental Authority or for any other reason, Buyer will be eligible to receive the Termination Fee.

(c)          If this Agreement is terminated pursuant to Section 7.1(c) or 7.1(f), then (i) Seller will pay to Buyer the Expense Reimbursement and (ii) if (A) prior to such termination there exists an Acquisition Proposal (whether or not such offer or proposal has been rejected or has been withdrawn prior to the time of such termination) and (B) within twelve (12) months after such termination, Seller or any of its Subsidiaries accepts a written offer for, or otherwise enters into an agreement to consummate or consummates, an Acquisition Proposal, then upon the signing of a definitive agreement relating to such Acquisition Proposal, or, if no such agreement is signed, then upon consummation of any such Acquisition Proposal, Seller will pay to Buyer the Termination Fee unless Buyer elects to extend the term of the Supply and Distribution Agreement in accordance with Section 7.3(b) and such term is actually so extended.

(d)          All Expense Reimbursements will be paid concurrently with the termination of this Agreement (assuming reasonable documentation therefor has been provided), and all Termination Fees will be paid (i) no later than five (5) Business Days after the date of such termination if terminated by the Buyer pursuant to Section 7.1(g), (ii) prior to or concurrently with such termination if terminated by Seller pursuant to Section 7.1(h), and (iii) the earlier of the date of Seller’s entry into an agreement providing for, or consummating, an Acquisition Proposal if terminated pursuant to Section 7.1(b), 7.1(f) or 7.1(c), in each case, unless Buyer elects to have the term of the Supply and Distribution Agreement extended in accordance with Section 7.3(b), in which case, if such term is not so extended (under the FTC Order, due to the action of any other Governmental Authority or for any other reason), the Termination Fees will be paid no later than five (5) Business Days after Buyer notifies Seller in writing that Buyer is no longer seeking an extension of the term of the Supply and Distribution Agreement pursuant to Section 7.3(b).

(e)          The Parties acknowledge that (i) the provisions of this Section 7.3 are an integral part of the Transactions, (ii) the amount of, and basis for payment of, the Termination Fee (or extension of the Supply and Distribution Agreement) and Expense Reimbursement are reasonable and appropriate in all respects, and (iii) without those provisions, the Parties would not enter into this Agreement. Accordingly, if Seller fails to pay in a timely manner the Termination Fee or the Expense Reimbursement, and in order to obtain such payment, Buyer makes a claim that results in a judgment for the amounts set forth in this Section 7.3, Seller will pay to Buyer its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount set forth in this Section 7.3 at the rate announced by Bank of America, N.A. as its prime rate in effect on the date such payment was required to be made hereunder. Payment of the amounts described in this Section 7.3 will not be in lieu of damages incurred in the event of breach of this Agreement.

ARTICLE VIII
SURVIVAL; INDEMNIFICATION

Section 8.1           Survival of Representations, Warranties and Covenants. Each of the representations and warranties set forth in this Agreement or in any certificate delivered pursuant to Section 2.9(a)(iv) or Section 2.9(b)(ii) will survive the Closing and remain in full force and effect until the date that is the three year anniversary of the Closing Date (the “Survival Date”), except that the Fundamental Representations will survive the Closing and remain in full force and effect until expiration of the applicable statute of limitations. The covenants will survive the Closing until the Survival Date; provided, however, that any covenant contained in this Agreement that, by its terms, provides for performance following the Closing will survive and continue in full force and effect until such covenant is performed or observed in accordance with its terms. Notwithstanding the foregoing, any representation or warranty in respect of which indemnity may be sought under this Agreement prior to the Survival Date will survive the time at which it would otherwise terminate pursuant to the preceding sentence if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity has been given to the party against whom indemnification may be sought prior to such time.

Section 8.2           Indemnification.

(a)          Indemnification by Seller. Subject to the limitations expressly set forth in this Article VIII, from and after the Closing, Seller will indemnify, defend and hold harmless Buyer and its Affiliates, Representatives, equityholders, successors and assigns (all such foregoing Persons, collectively, the “Buyer Indemnitees”) from and against any Losses the Buyer Indemnitees may suffer, sustain or become subject to, arising out of, in connection with or resulting from:

(i)            any breach or inaccuracy of any representation or warranty of Seller contained in this Agreement, any other Transaction Document or in any certificate, instrument or document delivered by Seller pursuant to this Agreement;

(ii)           any breach of any covenant to be performed by Seller pursuant to this Agreement, any other Transaction Document or any agreement or instrument executed in connection herewith or pursuant hereto;

(iii)          any Excluded Asset or Retained Liability; and

(iv)          any items set forth on Schedule 8.2(a)(iv).

(b)          Indemnification by Buyer. Subject to the limitations expressly set forth in this Article VIII, from and after the Closing, Buyer will indemnify, defend and hold harmless Seller and Seller’s Affiliates, Representatives, successors and assigns (all such foregoing persons, collectively, the “Seller Indemnitees”) from and against any Losses Seller Indemnitees may suffer, sustain or become subject to, arising out of, in connection with or resulting from:

(i)            any breach or inaccuracy of any representation or warranty of Buyer contained in this Agreement, any other Transaction Document or in any certificate, instrument or document delivered by Buyer pursuant to this Agreement;

(ii)           any breach of any covenant to be performed by Buyer pursuant to this Agreement, any other Transaction Document or any agreement or instrument executed in connection herewith or pursuant hereto; and

(iii)          to the extent not otherwise subject to indemnity pursuant to this Section 8.2, any Assumed Liability.

Section 8.3           Limitations on Liability; Calculation of Losses.

(a)          With respect to Losses arising pursuant to Sections 8.2(a)(i) or 8.2(b)(i), the Buyer Indemnitees or Seller Indemnitees, as applicable, will not be entitled to indemnification under this Agreement until the aggregate amount of Losses for which Seller Indemnitees or the Buyer Indemnitees, as applicable, would be liable thereunder exceeds $400,000, in which case the Buyer Indemnitees or Seller Indemnitees, as applicable, will be entitled to indemnification for the aggregate amount of all such Losses in excess of such amount. Seller will not be required to provide indemnification for Losses under Section 8.2(a)(i) in excess of fifteen percent (15%) of the Purchase Price. Notwithstanding the foregoing, the limitations on liability provided in this Section 8.3(a) will not apply to indemnification claims with respect to any Fundamental Representation; provided, however, that Seller will not be required to provide indemnification for aggregate Losses in excess of the Purchase Price under Section 8.2(a)(i) with respect to any breach of a Fundamental Representation.

(b)          No party will have any liability to any other Person with respect to any Losses under this Article VIII arising out of, resulting from, relating to, in the nature of, or caused by any Liability to the extent that the Liability giving rise to such Loss (or a part thereof) with respect to such matter has actually been taken into account (and only to the extent so taken) in the determination of Final Closing Purchase Price as finally determined pursuant to Section 2.7.

(c)          For purposes of determining the amount of any Losses in respect of any breach or inaccuracy of any representation or warranty contained in this Agreement (but not for purposes of determining whether a breach or inaccuracy has occurred), any express qualifications or limitations set forth in such representation, warranty or covenant as to materiality, Material Adverse Effect or other words of similar import contained therein will be disregarded.

Section 8.4           Claims Procedures.

(a)          Notice of Claim. A party that seeks indemnity under this Article VIII (an “Indemnified Party”) will give written notice (a “Claim Notice”) to the party from whom indemnification is sought (an “Indemnifying Party”) promptly after such Indemnified Party receives written notice, in the case of a Third Party Claim, or otherwise becomes aware, in the case of a direct claim, of any such claim, event or matter as to which indemnity may be sought; provided, however, that no delay on the part of an Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is materially prejudiced thereby. Any Claim Notice will contain (i) a description and, if known, the estimated amount of any Losses incurred or reasonably expected to be incurred by the Indemnified Party, and (ii) a reasonable explanation of the basis for the Claim Notice to the extent of the facts then known by the Indemnified Party.

(b)          Direct Claims. Within 30 days after delivery of a Claim Notice relating to a claim for indemnification other than a Third Party Claim, the Indemnifying Party will deliver to the Indemnified Party a written response in which the Indemnifying Party will either: (i) agree that the Indemnified Party is entitled to indemnification for all of the Losses at issue in the Claim Notice; or (ii) dispute the Indemnified Party’s entitlement to indemnification by delivering to the Indemnified Party a written notice (an “Objection Notice”) setting forth in reasonable detail each disputed item, the basis for each such disputed item and setting forth any items in the Claim Notice with which the Indemnifying Party agrees. If the Indemnifying Party fails to take either of the foregoing actions within 30 days after delivery of the Claim Notice, then the Indemnifying Party will be deemed to have irrevocably accepted the Claim Notice and the Indemnifying Party will be deemed to have irrevocably agreed to pay the Losses at issue in the Claim Notice. If the Indemnifying Party delivers an Objection Notice to the Indemnified Party within 30 days after delivery of the Claim Notice, then the dispute may be resolved by any legally available means consistent with the provisions of this Agreement. For the avoidance of doubt, any item or amount set forth in a Claim Notice that is not disputed in the Objection Notice will be deemed to be final, binding and conclusive upon the Parties from and after such time as the Objection Notice is delivered.

(c)           Third Party Claims.

(i)            Subject to paragraphs (iii), (iv) and (v) below, Buyer, in its capacity as either Indemnified Party or Indemnifying Party, will have the right to defend any claim described in a Claim Notice that relates to a claim asserted by a third party (a “Third Party Claim”) with counsel of Buyer’s choice, reasonably satisfactory to Seller in cases where Buyer is the Indemnifying Party, so long as, if Buyer is the Indemnifying Party, (A) Buyer notifies Seller, within 30 days after the Indemnified Party has given notice of the Third Party Claim to the Indemnifying Party, that Seller is assuming the defense of such Third Party Claim and (B) Buyer conducts the defense of the Third Party Claim in an active, diligent and reasonable manner. In the event that Buyer fails to assume the defense of any Third Party Claim within 30 days after notice thereof is given to the Indemnifying Party by the Indemnified Party, Seller will have the right to undertake the defense of such Third Party Claim (which will be undertaken at the expense and for the account of Buyer only if Buyer is the Indemnifying Party in such matter).

(ii)           So long as the conditions set forth in Section 8.4(c)(i) are and remain satisfied (A) Buyer may conduct the defense of the Third Party Claim in accordance with Section 8.4(c)(i), (ii) Seller may retain separate co-counsel at its sole cost and expense, and (B) where Buyer is the Indemnifying Party, Buyer will not, without the prior written consent of Seller, consent to any admission or the entry of any Order with respect to the matter, or enter into any settlement which (1) imposes an injunction or other equitable relief upon the Indemnified Party, (2) does not include an unconditional provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto.

(iii)          Notwithstanding the above, Buyer will not be entitled to control (but will be entitled to participate at its own expense in the defense of), and Seller will be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any Third Party Claim as to which Buyer fails to assume the defense within 30 days after the Indemnified Party gives notice thereof to the Indemnifying Party.

(iv)          Notwithstanding paragraphs (i) and (ii) above, Seller shall have the right to submit any Third-Party Claim that is solely for monetary damages to its insurer if it reasonably believes that such insurer’s insurance policy will cover the Losses subject to such claim. If the insurer agrees to take over such Third-Party Claim, the Parties agree to permit such insurer to manage the defense of such Third-Party Claim; provided that Buyer may, at its own expense, participate in such defense to the extent permitted by such insurer.

Section 8.5           Payment of Claim. Subject to the limitations set forth herein, in order to satisfy any indemnification obligations of Seller with respect to any claim for indemnification pursuant to this Article VIII, a Buyer Indemnitee will have the right to recover indemnifiable Losses that have been incurred (i) first, from amounts set off with respect to a claim for indemnification from any Earnout Payment (including, for the avoidance of doubt, any Guaranteed Payment), and (ii) second, from Seller.

Section 8.6           Exclusive Remedy. From and after the Closing, other than with respect to fraud and any indemnity claims under the Supply and Distribution Agreement to the extent not released pursuant to Section 5.9(b), the sole and exclusive remedy of any Indemnified Party with respect to any and all Losses arising in connection with the representation, warranties and covenants set forth in this Agreement will be pursuant to the indemnification obligations set forth in this Article VIII. The parties will be entitled to injunctive relief or specific enforcement of the provisions of this Agreement pursuant to Section 9.12. To the extent an Indemnified Party is entitled to recover any Losses pursuant to Article VIII of this Agreement and pursuant to the Supply and Distribution Agreement, the Indemnified Party will only be permitted to recover such Losses only once without duplication.

Section 8.7           Investigation. The right to indemnification or any other remedy based on representations, warranties, covenants and agreements of Seller in this Agreement, or any document, certificate or other instrument required to be delivered by Seller under this Agreement will not be affected by any investigation conducted by any Indemnified Party or any other Person at any time, or any knowledge acquired (or capable of being acquired) by any Indemnified Party or any other Person at any time, whether before or after the execution and delivery of this Agreement and prior to the Closing, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or agreement.

Section 8.8           Treatment of Indemnity Payments. Any amount paid for indemnification under this Article VIII will be treated as an adjustment to the Purchase Price, including for all Tax purposes, except as otherwise required by any Legal Requirement.

Section 8.9      Insurance. The amount of any Loss subject to indemnification under this Article VIII shall be calculated net of any insurance proceeds received by the Indemnified Party or their respective Affiliates (“Insured Party”) from one of the Indemnifying Party’s insurers on account of such Loss. If an insurance recovery is made by any Insured Party from one of the Indemnifying Party’s insurers with respect to any Loss for which any Indemnified Party has been indemnified hereunder, then a refund equal to the amount of such recovery shall be made promptly to the Indemnifying Party that made or directed such indemnification payments to such Indemnified Party.

ARTICLE IX
MISCELLANEOUS

Section 9.1           Notices. Any notice, request, instruction, or other document to be given hereunder by any Party to the other will be in writing and will be delivered personally, by overnight delivery service, by facsimile, by email or sent by certified, registered or express air mail (and will be deemed given when delivered, if delivered by hand, one Business Day after deposited with an overnight delivery service, if delivered by overnight delivery, upon electronic confirmation of receipt, if faxed during normal business hours, upon transmission, if sent by email so long as written notice of such transmission is sent within three Business Days thereafter by another delivery method hereunder confirming such transmission, and otherwise upon the opening of business on the next Business Day, and five Business Days after mailing if mailed), as follows:

If to Buyer:

c/o Cardinal Health, Inc.
7000 Cardinal Place
Dublin, OH 43017
Attention: Vice President, Associate General Counsel, Mergers & Acquisitions
Attention: Senior Vice President, Deputy General Counsel, Corporate: Legal
and Compliance

Facsimile: (614) 757-6448

with a copy to (which will not constitute notice):

Jones Day
P.O. Box 165017
Columbus, Ohio 43216-5017
Attention: Jeffrey D. Litle
Facsimile: (614) 461-4198
Email: jdlitle@jonesday.com

If to Seller:

Navidea Biopharmaceuticals, Inc.

5600 Blazer Parkway, Suite 200

Dublin, OH 43017
Attention: Dr. Michael Goldberg, Chief Executive Officer

Email: mgoldberg@navidea.com

Navidea Biopharmaceuticals, Inc.

5600 Blazer Parkway, Suite 200

Dublin, OH 43017
Attention: Jed Latkin, Chief Financial Officer

Email: jlatkin@navidea.com

with a copy to (which will not constitute notice):

Maslon LLP

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402
Attention: William M. Mower

Facsimile: (612) 642-8358
Email: william.mower@maslon.com

or to such other address as a Party will notify the other (as provided above) from time to time.

Section 9.2           Exhibits and Schedules. All exhibits and Schedules hereto, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

Section 9.3           Computation of Time. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder will fall upon a Saturday, Sunday, or any date on which banks in New York City, New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day.

Section 9.4           Expenses. Except as otherwise provided in this Agreement, regardless of whether the transactions provided for in this Agreement are consummated, each Party will pay its own costs and expenses incident to this Agreement and the transactions contemplated herein.

Section 9.5           Governing Law; Jurisdiction. This Agreement will be governed by, and construed in accordance with, the internal Legal Requirements of the State of Delaware, without reference to the choice of Legal Requirement or conflict of Legal Requirements principles thereof. The Parties hereby agree and consent to be subject to the exclusive jurisdiction of the courts of Delaware, and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such Action. In furtherance of the foregoing, each of the Parties (a) waives the defense of inconvenient forum, (b) agrees not to commence any Action arising out of this Agreement or any transactions contemplated hereby other than in any such court, and (c) agrees that a final judgment in any such Action (including any appeals therefrom) will be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by Legal Requirement.

Section 9.6           Assignment; Successors and Assigns; No Third Party Rights.

(a)          This Agreement may not, without the prior written consent of the other Party, be assigned, and any attempted assignment will be null and void; provided, however, that Buyer may assign its rights, in whole or in part, to an Affiliate of Buyer upon written notice of same to Seller, which assignment will not relieve Buyer of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their respective heirs, successors, permitted assigns and legal representatives.

(b)          This Agreement will be for the sole benefit of the Parties and their respective successors, permitted assigns and legal representatives and is not intended, nor will it be construed, to give any Person, other than the Parties and their respective successors, permitted assigns and legal representatives, any legal or equitable right, remedy or claim hereunder, except that the Buyer Indemnitees and Seller Indemnitees will be intended third party beneficiaries of Article VIII.

Section 9.7           Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the Parties, each of which will be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format will be effective as delivery of a manually executed counterpart to this Agreement.

Section 9.8           Titles and Headings. The titles, captions and table of contents in this Agreement are for reference purposes only, and will not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

Section 9.9           Entire Agreement. This Agreement, including the Exhibits and Schedules attached thereto, the Transaction Documents and the Confidentiality Agreement, constitute the entire agreement among the Parties with respect to the matters covered hereby and supersede all previous written, oral or implied understandings among them with respect to such matters, including without limitation the Letter of Intent dated September 5, 2016 by and between Buyer and Seller; provided, however, that the Supply and Distribution Agreement, as amended from time to time, shall continue to exist and shall not be superseded hereby until the Closing, at which time such agreement will be terminated in accordance with Section 5.9 unless otherwise extended in accordance with the terms of this Agreement.

Section 9.10         Severability. The invalidity of any portion hereof will not affect the validity, force or effect of the remaining portions hereof. If it is ever held by any Governmental Authority of competent jurisdiction that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction will be enforced to the maximum extent permitted by Legal Requirement and, to the extent necessary, the Parties will amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the original intent of the Parties.

Section 9.11         No Strict Construction. Each of the Parties acknowledges that this Agreement has been prepared jointly by the Parties, and will not be strictly construed against any Party. As a consequence, the Parties do not intend that the presumptions of any Legal Requirements or rules relating to the interpretation of Contracts against the drafter of any particular clause should be applied to this Agreement and therefore waive their effects.

Section 9.12         Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Parties in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party will be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction and that this will include the right of a Party to cause the other to fully perform the terms of this Agreement to the fullest extent permissible pursuant to this Agreement and applicable Legal Requirement and to thereafter cause this Agreement and the transactions contemplated hereby to be consummated on the terms and subject to the conditions thereto set forth in this Agreement. Such remedies will, however, be cumulative and not exclusive and will be in addition to any other remedies that any party may have under this Agreement or otherwise. The Parties agree that the right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right, neither Party would have entered into this Agreement. Each of the Parties hereby waives (a) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (b) any requirement under any Legal Requirement to post a bond or other security as a prerequisite to obtaining equitable relief.

Section 9.13         Waiver of Jury Trial. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED BY ANY TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY.

Section 9.14         Failure or Indulgence not Waiver. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any exercise of any such right preclude any other or further exercise thereof or any other right.

Section 9.15         Amendments. This Agreement may be amended, at any time by the Parties. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of the Parties.

Section 9.16         Costs of Enforcement. If any party institutes any legal suit, action or proceeding against the other Party to enforce its rights under this Agreement, the prevailing party in a final, non-appealable judgment regarding the suit, action or proceeding will be entitled to reimbursement of its costs incurred in conducting the suit, action or proceeding, including reasonable attorneys’ fees and costs. For purposes of this Section 9.16, there will be a “prevailing party” only to the extent a Party succeeds on all of its claims made in connection with such legal suit, action or proceeding. Notwithstanding the foregoing, nothing in this Section 9.16 shall limit or otherwise effect Buyer’s right to be indemnified for attorney fees under Article VIII.

* * * * * * *

IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be duly executed as of the day and year first above written.

CARDINAL HEALTH 414, LLC

By:	/s/ Tiffany Olson
	Name:	Tiffany Olson
	Title:	President-Nuclear Pharmacy Services

NAVIDEA BIOPHARMACEUTICALS, INC.

By:	/s/ Michael M. Goldberg
	Name:	Michael M. Goldberg, M.D.
	Title:	President and CEO

Appendix B

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Navidea Biopharmaceuticals, Inc.

Dublin, Ohio

We have audited the accompanying consolidated balance sheets of Navidea Biopharmaceuticals, Inc. as of December 31, 2015 and 2014 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2015.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Navidea Biopharmaceuticals, Inc. at December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Navidea Biopharmaceuticals, Inc.’s internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control−Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated March 23, 2016 expressed an adverse opinion thereon.

/s/ BDO USA, LLP

Chicago, Illinois

March 23, 2016

B-1

NAVIDEA BIOPHARMACEUTICALS, INC.

Special Meeting of Stockholders

February __, 2017, 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael M. Goldberg, M.D. and Jed A. Latkin, and each of them, severally, with full power of substitution, as proxies for the undersigned, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock, par value $0.001 per share, of Navidea Biopharmaceuticals, Inc. held of record by the undersigned on January 23, 2017, at a Special Meeting of Stockholders to be held on February ______, 2017, or any adjournment thereof, with all the power the undersigned would possess if present in person.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Continued and to be signed on reverse side

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:

1.	To authorize the sale (the “Asset Sale”) by Navidea of its assets used in connection with Navidea’s Lymphoseek® business in North America, as defined in and pursuant to the Asset Purchase Agreement, dated as of November 23, 2016, by and between Navidea and Cardinal Health 414, LLC, as more fully described in the enclosed proxy statement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	To adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Asset Sale if there are insufficient votes to approve the Asset Sale.

☐	FOR	☐	AGAINST	☐	ABSTAIN

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Date

Signature (Joint Owners)	Date